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                                                                    Exhibit 10.3

                          CREDIT AND SECURITY AGREEMENT

     THIS CREDIT AND SECURITY AGREEMENT (as the same may be amended, supplemented, restated or otherwise modified from time to time, the "AGREEMENT") is dated as of December 27, 2006 by and among INSULET CORPORATION, a Delaware corporation, SUB-Q SOLUTIONS, INC., a Delaware corporation, and any additional Borrower that may hereafter be added to this Agreement (each individually as a "Borrower" and collectively as "Borrowers"), MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., individually as a Lender, and as Administrative Agent, and the financial institutions or other entities from time to time parties hereto, each as a Lender.

                                    RECITALS

Borrowers have requested that Lenders make available to Borrowers the financing facilities as described herein. Lenders are willing to extend such credit to Borrowers under the terms and conditions herein set forth.

                                    AGREEMENT

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, Borrowers, Lenders and Administrative Agent agree as follows:

                             ARTICLE 1 - DEFINITIONS

     SECTION 1.1 CERTAIN DEFINED TERMS.

     The following terms have the following meanings:

     "ACCOUNT DEBTOR" means "ACCOUNT DEBTOR", as defined in Article 9 of the UCC, and any other obligor in respect of an Account.

     "ACCOUNTS" means collectively (a) any right to payment of a monetary obligation, whether or not earned by performance, (b) without duplication, any "account" (as defined in the UCC), any accounts receivable (whether in the form of payments for services rendered or goods sold, rents, license fees or otherwise), any "health-care-insurance receivables" (as defined in the UCC), any "payment intangibles" (as defined in the UCC) and all other rights to payment and/or reimbursement of every kind and description, whether or not earned by performance, (c) all accounts, "general intangibles" (as defined in the UCC), Intellectual Property, rights, remedies, Guarantees, "supporting obligations" (as defined in the UCC), "letter-of-credit rights" (as defined in the UCC) and security interests in respect of the foregoing, all rights of enforcement and collection relating to the foregoing, all books and records evidencing or related to the foregoing, (d) all information and data compiled or derived by any Borrower or to which any Borrower is entitled in respect of or related to the foregoing, and (e) all proceeds of any of the foregoing.

     "ADMINISTRATIVE AGENT" MEANS Merrill Lynch, in its capacity as administrative agent for the Lenders hereunder, as such capacity is established in, and subject to the provisions of, Article 11, and the successors of Merrill Lynch in such capacity.

     "AFFILIATE" means with respect to any Person (a) any Person that directly or indirectly controls such Person, (b) any Person which is controlled by or is under common control with such controlling Person, and (c) each of such Person's (other than, with respect to any Lender, any Lender's) officers or directors (or Persons functioning in substantially similar roles) and the spouses, parents, descendants and siblings of such officers, directors or other Persons. As used in this definition, the term "control" of a Person means the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

     "ANTI-TERRORISM LAWS" means any Laws relating to terrorism or money laundering, including Executive Order No. 13224 (effective September 24, 2001), the USA PATRIOT Act, the Laws comprising or implementing the Bank Secrecy Act, and the Laws administered by OFAC.

     "APPROVED FUND" means any (i) investment company, fund, trust, securitization vehicle or conduit that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business or (ii) any Person (other than a natural person) which temporarily warehouses loans for any Lender or any entity described in the preceding clause (i) and that, with respect to each of the preceding clauses (i) and (ii), is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) a Person (other than a NATURAL person) or an Affiliate of a Person (other than a natural person) that administers or manages a Lender.

     "ASSET DISPOSITION" means any sale, lease, license, transfer, assignment or other consensual disposition by any Credit Party of any asset.

     "ASSIGNMENT AGREEMENT" means an agreement substantially in the form of Exhibit A hereto.

     "BANKRUPTCY CODE" means Title 11 of the United States Code entitled "Bankruptcy", as the same may be amended, modified or supplemented from time to time, and any successor statute thereto.

     "BASE RATE" means the LIBOR Rate.

     "BASE RATE MARGIN" means six percent (6.0%) per annum with respect to the Term Loan and other Obligations.

     "BLOCKED PERSON" means any Person: (a) listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (b) owned or controlled by, or acting for or on behalf of, any Person that is listed in the annex to, or is otherwise subject to the provisions of, Executive Order No. 13224, (c) with which any Lender is prohibited


                          Credit and Security Agreement
                                        2

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from dealing or otherwise engaging in any transaction by any Anti-Terrorism Law,
(d) that commits, threatens or conspires to commit or supports "terrorism" as defined in Executive Order No. 13224, or (e) that is named a "specially designated national" or "blocked person" on the most current list published by OFAC or other similar list or is named as a "listed person" or "listed entity" on other lists made under any Anti-Terrorism Law.

     "BORROWER" AND "BORROWERS" mean the entity(ies) described in the first paragraph of this Agreement and each of their successors and permitted assigns.

     "BORROWER REPRESENTATIVE" means Insulet Corporation, in its capacity as Borrower Representative pursuant to the provisions of Section 2.9, or any successor Borrower Representative selected by Borrowers and approved by Administrative Agent.

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which either the New York Stock Exchange is closed, or on which commercial banks in Chicago and New York City are authorized by law to close.

     "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 U.S.C.A. Section 9601 et seq., as the same may be amended from time to time.

     "CHANGE IN CONTROL" means any of the following: (a) any change in the legal or beneficial ownership of the capital stock, partnership interests or membership interests, or in the capital structure, organizational documents or governing documents, of the applicable Person; (b) any pledge, assignment or hypothecation of or Lien or encumbrance on any of the legal or beneficial equity interests in the applicable Person; (c) any change in the legal or beneficial ownership or control of the outstanding voting equity interests of the applicable Person necessary at all times to elect a majority of the board of directors (or similar governing body) of each such Person and to direct the management policies and decisions of such Person; or (d) the applicable Person shall cease to, directly or indirectly, own and control one hundred percent (100%) of each class of the outstanding equity interests of each Subsidiary of such Person.

     "CLOSING DATE" means the date of this Agreement.

     "CODE" means the Internal Revenue Code of 1986, as amended from time to time.

     "COLLATERAL" means all property, now existing or hereafter acquired, that is mortgaged or pledged to, or purported to be subjected to a Lien in favor of, Administrative Agent, for the benefit of Administrative Agent and Lenders, pursuant to this Agreement and the Security Documents, including, without limitation, all of the property described in Schedule 9.1 hereto.

     "COMMITMENT ANNEX" means Annex A to this Agreement.

     COMMODITY ACCOUNT" means a "commodity account" as defined in Article 9 of the UCC.


                          Credit and Security Agreement
                                        3

     "COMPLIANCE CERTIFICATE" means a certificate, duly executed by a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit B hereto.

     "CONTINGENT OBLIGATION" means, with respect to any Person, any direct or indirect liability of such Person: (a) with respect to any Debt of another Person (a "THIRD PARTY OBLIGATION") if the purpose or intent of such Person incurring such liability, or the effect thereof, is to provide assurance to the obligee of such Third Party Obligation that such Third Party Obligation will be paid or discharged, or that any agreement relating thereto will be complied with, or that any holder of such Third Party Obligation will be protected, in whole or in part, against loss with respect thereto; (b) with respect to any undrawn portion of any letter of credit issued for the account of such Person or as to which such Person is otherwise liable for the reimbursement of any drawing; (c) under any Swap Contract, to the extent not yet due and payable; (d) to make take-or-pay or similar payments if required regardless of nonperformance by any other party or parties to an agreement; or (e) for any obligations of another Person pursuant to any Guarantee or pursuant to any agreement to purchase, repurchase or otherwise acquire any obligation or any property constituting security therefor, to provide funds for the payment or discharge of such obligation or to preserve the solvency, financial condition or level of income of another Person. The amount of any Contingent Obligation shall be equal to the amount of the obligation so Guaranteed or otherwise supported or, if not a fixed and determinable amount, the maximum amount so Guaranteed or otherwise supported.

     "CONTROLLED GROUP" means all members of any group of corporations and all members of a group of trades or businesses (whether or not incorporated) under common control which, together with any Borrower, are treated as a single employer under Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of ERISA.

     "CREDIT EXPOSURE" means any period of time during which the Term Loan Commitment is outstanding or any Obligation remains unpaid or outstanding; provided, however, that no Credit Exposure shall be deemed to exist solely due to the existence of contingent indemnification liability, absent the assertion of a claim, or the known existence of a claim reasonably likely to be asserted, with respect thereto.

     "CREDIT PARTY" means any Guarantor under a Guarantee of the Obligations or any part thereof, any Borrower and any other Person (other than Administrative Agent, a Lender or a participant of a Lender), whether now existing or hereafter acquired or formed, that becomes obligated as a borrower, guarantor, surety, indemnitor, pledgor, assignor or other obligor under any Financing Document; and "CREDIT PARTIES" means all such Persons, collectively.

     "DEBT" of a Person means at any date, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising and paid on a timely basis and in the Ordinary Course of Business, (d) all capital leases of such Person, (e) all non-contingent obligations of such Person to reimburse any bank or other


                          Credit and Security Agreement
                                        4

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Person in respect of amounts paid under a letter of credit, banker's acceptance or similar instrument, (f) all equity securities of such Person subject to repurchase or redemption prior to the Termination Date otherwise than at the sole option of such Person, (g) all obligations secured by a Lien on any asset of such Person, whether or not such obligation is otherwise an obligation of such Person, and (h) all Debt of others Guaranteed by such Person.

     "DEFAULT" means any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

     "DEFAULTED LENDER" means, so long as such failure shall remain in existence and uncured, any Lender which shall have failed to make any Loan or other credit accommodation, disbursement, settlement or reimbursement required pursuant to the terms of any Financing Document.

     "DEPOSIT ACCOUNT" means a "deposit account" (as defined in Article 9 of the UCC), an investment account, or other account in which funds are held or invested for credit to or for the benefit of any Borrower.

     "DEPOSIT ACCOUNT CONTROL AGREEMENT" means an agreement, in form and substance satisfactory to Administrative Agent, among Administrative Agent, any applicable Borrower and each bank or financial institution in which such Borrower maintains a Deposit Account, which agreement provides that (a) such bank or financial institution acknowledges the security interest of Administrative Agent in such Deposit Account, (b) such bank or financial institution shall comply with instructions originated by Administrative Agent after the delivery by Administrative Agent of a notice of exclusive control directing disposition of the funds in such Deposit Account without further consent by the applicable Borrower, and (c) such bank or financial institution shall agree that it shall have no Lien on, or, subject to Section 10.5 hereof, right of setoff or recoupment against, such Deposit Account or the contents thereof, other than in respect of usual and customary service fees and of returned items for which Administrative Agent has been given value, in each such case expressly consented to by Administrative Agent, and containing such other terms and conditions as Administrative Agent may reasonably require.

     "DOLLARS" or "$" means the lawful currency of the United States of America.

     "DOMESTIC SUBSIDIARY" means any Subsidiary that is a "U.S. person" under and as defined in Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

     "ELIGIBLE ASSIGNEE" means (i) a Lender, (ii) an Affiliate of a Lender,
(iii) an Approved Fund, and (iv) any other Person (other than a natural person) approved by the Borrowers (unless an Event of Default has occurred and is continuing) (such approval of Borrower not to be unreasonably withheld or delayed, and shall be deemed provided unless expressly withheld by any Borrower within five (5) Business Days of request therefor); provided that notwithstanding the foregoing, (x) "Eligible Assignee" shall not include any Borrower or any Affiliates or Subsidiaries of any Borrower and (y) no proposed assignee


                          Credit and Security Agreement
                                        5

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intending to assume any unfunded portion of the Term Loan Commitment shall be an
Eligible Assignee unless such proposed assignee either already holds a portion of such Term Loan Commitment, or has been approved as an Eligible Assignee by Administrative Agent.

     "ELIGIBLE SWAP COUNTERPARTY" means Administrative Agent, any Affiliate of Administrative Agent, any Lender and/or any Affiliate of any Lender, that (a) at any time it occupies such role or capacity enters into a Permitted Swap Contract with any Borrower or any Guarantor who has pledged Collateral in respect of the Obligations or such Guarantee of the Obligations, and (b) in the case of a Lender or an Affiliate of a Lender other than Administrative Agent, is expressly identified by Administrative Agent as maintaining a reporting system acceptable to Administrative Agent with respect to Swap Contract exposure and agrees with Administrative Agent to provide regular reporting to Administrative Agent, in form and content reasonably satisfactory to Administrative Agent, with respect to such exposure.

     "ENVIRONMENTAL LAWS" means any present and future federal, state and local laws, statutes, ordinances, rules, regulations, standards, policies and other governmental directives or requirements, as well as common law, pertaining to the environment, natural resources, pollution, human health and safety, or clean-up (including any environmental clean up statutes and all related regulations adopted by any local, state, federal or other Governmental Authority, and any statute, ordinance, code, order, decree, law rule or regulation all of which pertain to or impose liability or standards of conduct concerning medical waste or medical products, equipment or supplies), safety or clean-up that apply to any Borrower and relate to Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 U.S.C. Section 9601 et seq.), the Resource Conservation and Recovery Act of 1976 (42 U.S.C. Section 6901 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 5101 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Federal Insecticide, Fungicide and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Emergency Planning and Community Right-to-Know Act (42 U.S.C. Section 11001 et seq.), the Occupational Safety and Health Act (29 U.S.C. Section 651 et seq.), the Residential Lead-Based Paint Hazard Reduction Act (42 U.S.C. Section 4851 et seq.), any analogous state or local laws, any amendments thereto, and the regulations promulgated pursuant to said laws, together with all amendments from time to time to any of the foregoing and judicial interpretations thereof.

     "ENVIRONMENTAL LIENS" means all Liens and other encumbrances imposed pursuant to any Environmental Law, whether due to any act or omission of any Borrower or any other Person.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as the same may be amended, modified or supplemented from time to time, and any successor statute thereto, and any and all rules or regulations promulgated from time to time thereunder.

     "ERISA PLAN" means any "employee benefit plan", as such term is defined in
Section 3(3) of ERISA (other than a Multiemployer Plan), which any Borrower maintains, sponsors or contributes to, or, in the case of an employee benefit plan which is subject to Section 412 of the Code or Title IV of ERISA, to which any Borrower or any member of the Controlled Group may


                          Credit and Security Agreement
                                        6
have any liability, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five (5) years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

     "EVENT OF DEFAULT" has the meaning set forth in Section 10.1.

     "EXCLUDED PROPERTY" has the meaning set forth in Schedule 9.1.

     "EXTRAORDINARY RECEIPTS" means any cash received by or paid to or for the account of any Credit Party not in the Ordinary Course of Business (and not consisting of proceeds described in any of clauses (i) and/or (iii) of Section
2.1 (a)(ii)(B)), including, without limitation, amounts received in respect of foreign, United States, State or local tax refunds to the extent not included in the calculation of EBTTDA, and pension plan reversions. "Extraordinary Receipts" shall, however, exclude the proceeds of any equity issuance in Principal Borrower.

     "FINANCING DOCUMENTS" means this Agreement, any Notes, the Security Documents, any fee letter among Merrill Lynch and any of the Borrowers relating to the transactions contemplated hereby, any subordination or intercreditor agreement pursuant to which any Debt and/or any Liens securing such Debt is subordinated to all or any portion of the Obligations and all other documents, instruments and agreements related to the Obligations and heretofore executed, executed concurrently herewith or executed at any time and from time to time hereafter, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

     "FOREIGN LENDER" has the meaning set forth in Section 2.8(c).

     "FOREIGN SUBSIDIARY" means any Subsidiary that is not a Domestic
Subsidiary.

     "GAAP" means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the United States accounting profession), which are applicable to the circumstances as of the date of determination.

     "GOVERNMENTAL AUTHORITY" means any nation or government, any state or other political subdivision thereof, and any agency, department or Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government and any corporation or other Person owned or controlled (through stock or capital ownership or otherwise) by any of the foregoing, whether domestic or foreign.

     "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation, or (b) entered into for the purpose of assuring in any


                          Credit and Security Agreement
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other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part) (in each case under clause (a) or (b) whether arising by virtue of partnership arrangements, by agreement to keep-well or to make capital contributions or loans, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise), provided, however, that the term Guarantee shall not include endorsements for collection or deposit in the Ordinary Course of Business. The term "Guarantee" used as a verb has a corresponding meaning.

     "GUARANTOR" means any Credit Party that has executed or delivered, or shall in the future execute or deliver, any Guarantee of any portion of the Obligations.

     "HAZARDOUS MATERIALS" means petroleum and petroleum products and compounds containing them, including gasoline, diesel fuel and oil; explosives, flammable materials; radioactive materials; polychlorinated biphenyls and compounds containing them; lead and lead-based paint; asbestos or asbestos-containing materials; underground or above-ground storage tanks, whether empty or containing any substance; toxic mold, any substance that requires special handling; and any other material or substance now or in the future defined as a "hazardous substance," "hazardous material," "hazardous waste," "toxic substance," "toxic pollutant," "contaminant," "pollutant" or other words of similar import within the meaning of any Environmental Law, including: (a) any "hazardous substance" defined as such in (or for purposes of) CERCLA, or any so-called "superfund" or "superlien" Law, including the judicial interpretation thereof; (b) any "pollutant or contaminant" as defined in 42 U.S.C.A. Section 9601(33); (c) any material now defined as "hazardous waste" pursuant to 40 C.F.R. Part 260; (d) any petroleum or petroleum by-products, including crude oil or any fraction thereof; (e) natural gas, natural gas liquids, liquefied natural gas, or synthetic gas usable for fuel; (f) any "hazardous chemical" as defined pursuant to 29 C.F.R. Part 1910; (g) any toxic or harmful substances, wastes, materials, pollutants or contaminants (including, without limitation, asbestos, polychlorinated biphenyls ("PCB's"), flammable explosives, radioactive materials, infectious substances, materials containing lead-based paint or raw materials which include hazardous constituents); and (h) any other toxic substance or contaminant that is subject to any Environmental Laws or other past or present requirement of any Governmental Authority.

     "HAZARDOUS MATERIALS CONTAMINATION" means contamination (whether now existing or hereafter occurring) of the improvements, buildings, facilities, personality, soil, groundwater, air or other elements on or of the relevant property by Hazardous Materials, or any derivatives thereof, or on or of any other property as a result of Hazardous Materials, or any derivatives thereof, generated on, emanating from or disposed of in connection with the relevant property.

     "INDEMNITEES" has the meaning set forth in Section 12.17.

     "INTELLECTUAL PROPERTY" means, with respect to any Person, all patents, patent applications and like protections, including improvements divisions, continuation, renewals, reissues, extensions and continuations in part of the same, trademarks, trade names, trade styles, trade dress, service marks, logos and other business identifiers and, to the extent permitted under applicable law, any applications therefor, whether registered or not, and the goodwill of the business of such Person connected with and symbolized thereby, copyright rights, copyright applications, copyright registrations and like protections in each work of authorship and


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

derivative works, whether published or unpublished, technology, know-how and processes, operating manuals, trade secrets, computer hardware and software, rights to unpatented inventions and all applications and licenses therefor, used in or necessary for the conduct of business by such Person and all claims for damages by way of any past, present or future infringement of any of the foregoing.

     "INTEREST PERIODS" means the one-month period commencing on the date that the advance under the Term Loan is made and each subsequent one-month period commencing on the same day of each month thereafter.

     "INVESTMENT" means any investment in any Person, whether by means of acquiring (whether for cash, property, services, securities or otherwise) or holding securities, capital contributions, loans, time deposits, advances, Guarantees or otherwise. The amount of any Investment shall be the original cost of such Investment plus the cost of all additions thereto, without any adjustments for increases or decreases in value, or write-ups, write-downs or write-offs with respect thereto.

     "IP PROCEEDS" has the meaning set forth in Schedule 9.1.

     "LAWS" means any and all federal, state, provincial, territorial, local and foreign statutes, laws, judicial decisions, regulations, guidances, guidelines, ordinances, rules, judgments, orders, decrees, codes, plans, injunctions, permits, concessions, grants, franchises, governmental agreements and governmental restrictions, whether now or hereafter in effect, which are applicable to any Credit Party in any particular circumstance. "Laws" includes, without limitation, Environmental Laws.

     "LENDER" means each of (a) Merrill Lynch, in its capacity as a lender hereunder, (b) each other Person party hereto in its capacity as a lender hereunder, (c) each other Person that becomes a party hereto as Lender pursuant to Section 12.6, and (d) the respective successors of all of the foregoing, and "Lenders" means all of the foregoing. In addition to the foregoing, for the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this Agreement and the Security Documents, the term "LENDER" shall include Eligible Swap Counterparties.

     "LIBOR RATE" means a rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) equal to (a) the rate of interest which is identified and normally published by Bloomberg Professional Service Page BBAM 1 as the offered rate for loans in United States dollars for the period of one (1) month under the caption British Bankers Association LIBOR Rates as of 11:00 a.m. (London time) on the second full Business Day prior to the commencement of the applicable Interest Period (unless such date is not a Business Day, in which event the next succeeding Business Day will be used); divided by (b) the sum of one minus the daily average during the preceding month of the aggregate maximum reserve requirement (expressed as a decimal) then imposed under Regulation D of the Board of Governors of the Federal Reserve System (or any successor thereto) for "Eurocurrency Liabilities" (as defined therein). If Bloomberg Professional Service (or another nationally-recognized rate reporting source acceptable to Administrative Agent) no longer reports the LIBOR or Administrative Agent determines in good faith that the rate so reported no longer


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

accurately reflects the rate available to Administrative Agent in the London Interbank Market or if such index no longer exists or if Page BBAM 1 no longer exists or accurately reflects the rate available to Administrative Agent in the London Interbank Market, Administrative Agent may select a comparable replacement index or replacement page, as the case may be.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind, or any other type of preferential arrangement that has the practical effect of creating a security interest, in respect of such asset. For the purposes of this Agreement and the other Financing Documents, any Borrower or any Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "LITIGATION" means any action, suit or proceeding before any court, mediator, arbitrator or Governmental Authority.

     "LOAN ACCOUNT" has the meaning set forth in Section 2.6(b).

     "LOAN(S)" means the Term Loan, and each and every advance under the Term Loan, or any combination of the foregoing, as the context may require. All references herein to the "making" of a Loan or words of similar import shall mean, with respect to the Term Loan, the making of any advance in respect of a Term Loan.

     "MATERIAL ADVERSE EFFECT" means with respect to any event, act, condition or occurrence of whatever nature (including any adverse determination in any litigation, arbitration, or governmental investigation or proceeding), whether singly or in conjunction with any other event or events, act or acts, condition or conditions, occurrence or occurrences, whether or not related, a material adverse change in, or a material adverse effect upon, any of (i) the financial condition, operations, business or properties of any of the Credit Parties and their Subsidiaries, taken as a whole, (ii) the rights and remedies of Administrative Agent or Lenders under any Financing Document, or the ability of any Credit Party to perform any of its obligations under any Financing Document to which it is a party, (iii) the legality, validity or enforceability of any Financing Document, (iv) the existence, perfection or priority of any security interest granted in any Financing Document, or (v) the value of any material Collateral. The parties hereto hereby acknowledge and agree that with regard to any determination under this Agreement as to whether a material adverse change in or a material adverse effect upon properties of the Credit Parties and their Subsidiaries taken as a whole has occurred or would occur, as the case may be, such determination shall take into account any corresponding payments to the applicable Credit Party or Subsidiary (including, without limitation, insurance proceeds) and any corresponding decrease in the liabilities of such Credit Party or Subsidiary.

     "MATERIAL CONTRACTS" has the meaning set forth in Section 3.17.

     "MAXIMUM Lawful Rate" has the meaning set forth in Section 2.7.


                          Credit and Security Agreement
                                       10

     "MERRILL LYNCH" means Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., and its successors.

     "MULTIEMPLOYER PLAN" means a multiemployer plan within the meaning of
Section 4001(a)(3) of ERISA to which any Borrower or any other member of the Controlled Group (or any Person who in the last five years was a member of the Controlled Group) is making or accruing an obligation to make contributions or has within the preceding five plan years (as determined on the applicable date of determination) made contributions.

     "NOTES" shall have the meaning set forth in Section 2.3.

     "NOTICE OF BORROWING" means a notice of a Responsible Officer of Borrower Representative, appropriately completed and substantially in the form of Exhibit D hereto.

     "OBLIGATIONS" means all obligations, liabilities and indebtedness (monetary (including post-petition interest, whether or not allowed) or otherwise) of each Credit Party under this Agreement or any other Financing Document, in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due. In addition to, but without duplication of, the foregoing, the Obligations shall include, without limitation, all obligations, liabilities and indebtedness arising from or in connection with all Permitted Swap Contracts entered into with any Eligible Swap Counterparty.

     "OFAC" means the U.S. Department of Treasury Office of Foreign Assets Control.

     "OFAC LISTS" means, collectively, the Specially Designated Nationals and Blocked Persons List maintained by OFAC pursuant to Executive Order No. 13224, 66 Fed. Reg. 49079 (Sept. 25, 2001) and/or any other list of terrorists or other restricted Persons maintained pursuant to any of the rules and regulations of OFAC or pursuant to any other applicable Executive Orders.

     "ORDINARY Course of Business" means, in respect of any transaction involving any Credit Party, the ordinary course of business of such Credit Party, as conducted by such Credit Party in accordance with past practices.

     "ORGANIZATIONAL DOCUMENTS" means, with respect to any Person other than a natural person, the documents by which such Person was organized (such as a certificate of incorporation, certificate of limited partnership or articles of organization, and including, without limitation, any certificates of designation for preferred stock or other forms of preferred equity) and which relate to the internal governance of such Person (such as bylaws, a partnership agreement or an operating, limited liability or members agreement).

     "PAYMENT ACCOUNT" means the account specified on the signature pages hereof into which all payments by or on behalf of each Borrower to Administrative Agent under the Financing Documents shall be made, or such other account as Administrative Agent shall from time to time specify by notice to Borrower Representative.

     "PAYMENT NOTIFICATION" means a written notification substantially in the form of Exhibit E hereto.


                          Credit and Security Agreement
                                       11

     "PBGC" means the Pension Benefit Guaranty Corporation and any Person succeeding to any or all of its functions under ERISA.

     "PENSION PLAN" means any ERISA Plan that is subject to Section 412 of the Code or Title IV of ERISA.

     "PERMITS" means all governmental licenses, authorizations, provider numbers, supplier numbers, registrations, permits, drug or device authorizations and approvals, certificates, franchises, qualifications, accreditations, consents and approvals required under all applicable Laws and required in order to carry on its business as now conducted.


     "PERMITTED AFFILIATE" means with respect to any Person (a) any Person that directly or indirectly controls such Person, and (b) any Person which is controlled by or is under common control with such controlling Person. As used in this definition, the term "control" of a Person means the possession, directly or indirectly, of the power to vote eighty percent (80%) or more of any class of voting securities of such Person or to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise.


     "PERMITTED ASSET DISPOSITIONS" means (x) dispositions of Inventory in the Ordinary Course of Business and not pursuant to any bulk sale, (y) the granting of non-exclusive licenses (or exclusive licenses limited to a particular geographic range or field of use), and (z) the following Asset Dispositions provided that, at the time of such Asset Disposition, no Default or Event of Default exists or would result from such Asset Disposition: (i) dispositions of furniture, fixtures and equipment in the Ordinary Course of Business that the applicable Borrower determines in good faith is no longer used or useful in the business of such Borrower and its Subsidiaries, (ii) disposition of the pharmaceutical business of the Principal Borrower, provided, that, Borrower receives prior written consent to such disposition from the Required Lenders, which consent shall not be unreasonably withheld, (iii) the abandonment of Intellectual Property that the applicable Borrower determines in good faith is no longer used or useful in the business of such Borrower and its Subsidiaries, and (iv) dispositions approved by the Required Lenders.

     "PERMITTED CONTEST" means, with respect to any tax obligation or other obligation allegedly or potentially owing from any Borrower to any governmental tax authority or other third party, a contest maintained in good faith by appropriate proceedings promptly instituted and diligently conducted and with respect to which such reserve or other appropriate provision, if any, as shall be required in conformity with GAAP shall have been made on the books and records and financial statements of the applicable Borrower(s); provided, however, that (a) compliance with the obligation that is the subject of such contest is effectively stayed during such challenge; (b) Borrowers' title to, and its right to use, the Collateral is not adversely affected thereby and Administrative Agent's Lien and priority on the Collateral are not adversely affected, altered or impaired thereby; (c) in the case of real estate taxes or assessments or mechanic's, workmen's, materialmen's or other like Liens with respect to any real estate which is part of the Collateral, Borrowers have obtained an endorsement, in form and substance satisfactory to Administrative Agent, to the loan policy of title insurance issued to Administrative Agent insuring over any Lien


                         Credit and Security Agreement
                                       12
created by such obligation, or Borrowers have deposited with Administrative Agent a bond or other security shall be part of the Collateral satisfactory to Administrative Agent, in its reasonable discretion, to ensure payment of such obligation or charge (and if such security is cash, Administrative Agent may, but shall not be obligated to, deposit the same in an interest-bearing account and interest accrued thereon, if any, shall be deemed to constitute a part of such security for purposes of this Agreement, but Administrative Agent (i) makes no representation or warranty as to the rate or amount of interest, if any, which may accrue thereon and shall have no liability in connection therewith and
(ii) shall not be deemed to be a trustee or fiduciary with respect to its receipt of any such security and any such security may be commingled with other monies of Administrative Agent); (d) the Collateral or any part thereof or any interest therein shall not be in any danger of being sold, forfeited or lost by reason of such contest by Borrowers; (e) Borrowers have given Administrative Agent notice of the commencement of such contest and upon request by Administrative Agent, from time to time, notice of the status of such contest by Borrowers and/or confirmation of the continuing satisfaction of this definition; and (f) upon a final determination of such contest, Borrowers shall promptly comply with the requirements thereof.

     "PERMITTED CONTINGENT OBLIGATIONS" means: (a) Contingent Obligations arising in respect of the Debt under the Financing Documents; (b) Contingent Obligations resulting from endorsements for collection or deposit in the Ordinary Course of Business; (c) Contingent Obligations arising under or with respect to any Permitted Contest or Permitted Liens; (d) Contingent Obligations outstanding on the date of this Agreement and set forth on Schedule 5.l; (e) Contingent Obligations incurred in the Ordinary Course of Business with respect to surety and appeal bonds, performance bonds and other similar obligations not to exceed $750,000 in the aggregate at any time outstanding and with respect to bonds provided to utilities with respect to utility services provided to Borrowers in the Ordinary Course of Business; (f) Contingent Obligations arising under indemnity agreements with title insurers to cause such title insurers to issue to Administrative Agent mortgagee title insurance policies with respect to any real estate Collateral (if any); (g) Contingent Obligations arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under Section 5.6; (h) so long as there exists no Event of Default both immediately before and immediately after giving effect to any such transaction, Contingent Obligations existing or arising under any Permitted Swap Contract; and (i) other Contingent Obligations not permitted by clauses (a) through (h) above, not to exceed $750,000 in the aggregate at any time outstanding.

     "PERMITTED INDEBTEDNESS" means: (a) Borrower's Debt to Administrative Agent and each Lender under this Agreement and the other Financing Documents; (b) Debt incurred as a result of endorsing negotiable instruments received in the Ordinary Course of Business; (c) purchase money Debt not to exceed $1,250,000 at any time (whether in the form of a loan or a lease) used solely to acquire equipment used in the Ordinary Course of Business and secured only by such equipment; (d) Debt existing on the date of this Agreement and described on
Schedule 5.1 (but not including any refinancings, extensions, increases or amendments to such Debt other than extensions of the maturity thereof without any other change in terms); (e) Debt, if any, arising under Swap Contracts; and
(f) trade accounts payable arising in the Ordinary Course of Business and paid on a timely basis unless such trade accounts payable are (i) under


                         Credit and Security Agreement
                                       13

$100,000, (ii) not more than ninety (90) days past due or (iii) the subject of a bona fide counterclaim by any Borrower.

     "PERMITTED INVESTMENTS" means: (a) Investments shown on Schedule 5.7 and existing on the Closing Date; (b) (i) cash equivalents, and (ii) any similar short term Investments permitted by Borrowers' investment policy, if any, as amended from time to time, provided that a copy of such investment policy (and any such amendment thereto) shall have been approved in writing by Administrative Agent; (c) Investments consisting of the endorsement of negotiable instruments for deposit or collection or similar transactions in the Ordinary Course of Business; (d) Investments consisting of (i) travel advances and employee relocation loans and other employee loans and advances in the Ordinary Course of Business, and (ii) loans to employees, officers or directors relating to the purchase of equity securities of Borrowers or their Subsidiaries pursuant to employee stock purchase plans or agreements approved by Borrowers' Board of Directors (or other governing body), but the aggregate of all such loans outstanding may not exceed $250,000 at any time; (e) Investments (including debt obligations) received in connection with the bankruptcy or reorganization of customers or suppliers and in settlement of delinquent obligations of, and other disputes with, customers or suppliers arising in the Ordinary Course of Business; (f) Investments consisting of notes receivable of, or prepaid royalties and other credit extensions, to customers and suppliers who are not Affiliates, in the Ordinary Course of Business; provided that this subpart (f) shall not apply to Investments of Borrowers in any Subsidiary; (g) Investments consisting of Deposit Accounts or Securities Accounts in which Administrative Agent has received a Deposit Account Control Agreement or Securities Account Control Agreement; (h) Investments consisting of the acquisition of all or substantially all of the assets or capital stock of another Person provided that Administrative Agent shall have received prior written notice of such acquisition, together with pro forma financial statements for the following twelve months, and provided that after giving effect to such acquisition, no Event of Default has occurred and is continuing or would exist after giving effect to such acquisition, and such acquisition would not result in a decrease of more than twenty percent (20%) of the Tangible Net Worth of the Borrowers; (i) Investments by any Borrower in any other Borrower made in compliance with Section 4.11(c); and (j) other Investments in an amount not exceeding $750,000 in the aggregate.

     "PERMITTED LIENS" means: (a) deposits or pledges of cash to secure obligations under workmen's compensation, social security or similar laws, or under unemployment insurance (but excluding Liens arising under ERISA) pertaining to a Borrower's employees, if any; (b) deposits or pledges of cash to secure bids, tenders, contracts (other than contracts for the payment of money or the deferred purchase price of property or services), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the Ordinary Course of Business; (c) carrier's, warehousemen's, mechanic's, workmen's, materialmen's or other like Liens on Collateral, other than Accounts, arising in the Ordinary Course of Business with respect to obligations which are not due, or which are being contested pursuant to a Permitted Contest; (d) Liens on Collateral, other than Accounts, for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or the subject of a Permitted Contest; (e) attachments, appeal bonds, judgments and other similar Liens on Collateral other than Accounts, for sums not exceeding $350,000 in the aggregate arising in connection with court proceedings; provided, however, that the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are the subject


                         Credit and Security Agreement
                                       14
of a Permitted Contest; (f) with respect to real estate, easements, rights of way, restrictions, minor defects or irregularities of title, none of which, individually or in the aggregate, materially interfere with the benefits of the security intended to be provided by the Security Documents, materially affect the value or marketability of the Collateral, impair the use or operation of the Collateral for the use currently being made thereof or impair Borrowers' ability to pay the Obligations in a timely manner or impair the use of the Collateral or the ordinary conduct of the business of any Borrower or any Subsidiary and which, in the case of any real estate which is part of the Collateral, are set forth as exceptions to or subordinate matters in the title insurance policy accepted by Administrative Agent insuring the lien of the Security Documents;
(g) Liens and encumbrances in favor of Administrative Agent under the Financing Documents; (h) Liens on Collateral other than Accounts existing on the date hereof and set forth on Schedule 5.2 and (i) any Lien on any equipment securing Debt permitted under subpart (c) of the definition of Permitted Indebtedness provided, however, that such Lien attaches concurrently with or within twenty
(20) days after the acquisition thereof.

     "PERMITTED MERGERS" means a merger, consolidation or amalgamation of (a) Principal Borrower with or into any other Person who is not a Blocked Person provided that (i) the Principal Borrower is the surviving entity, (ii) the holders of the equity interests in the Principal Borrower immediately prior to such consolidation or merger or amalgamation represent more than fifty percent (50%) of the aggregate outstanding equity interests of the Principal Borrower immediately following such consolidation or merger or amalgamation, and (iii) such consolidation or merger or amalgamation would not result in a decrease of more than twenty percent (20%) of the Tangible Net Worth of the Principal Borrower, and (b) any Borrower (other than Principal Borrower) with or into any other Borrower.

     "PERMITTED MODIFICATIONS" means (a) such amendments or other modifications to a Borrower's Organizational Documents as are required under this Agreement or by applicable Law and fully disclosed to Administrative Agent within thirty (30) days prior such amendments or modifications have become effective, (b) such amendments or modifications to a Borrower's Organizational Documents (other than those involving a change in the name of a Borrower or involving a reorganization of the Borrower under the laws of a different jurisdiction) that would not adversely affect the rights and interests of the Administrative Agent or Lenders and disclosed to Administrative Agent within thirty (30) days prior such amendments or modifications have become effective, and (c) such modifications to the name of a Borrower or involving a reorganization of the Borrower under the laws of a different jurisdiction so long as the provisions of Section 9.2(d) are fully complied with prior to the effectiveness of such amendments or modifications.

     "PERMITTED SWAP CONTRACT" means any Swap Contract by Borrower to provide protection against fluctuations in interest or currency exchange rates in the Ordinary Course of Business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Person and not for purposes of speculation but only to the extent Administrative Agent provides its prior written consent to the entry into such Swap Agreement.

     "PERMITTED TRANSFERS" means (a) the collective reference to (i) transfers of ownership in a public offering registered with the SEC and (ii) to one or more other transfers,


                         Credit and Security Agreement
                                       15
via a sale and not by pledge or hypothecation, which, in the aggregate during the term of this Agreement, result in a transfer of legal or beneficial ownership or control of up to forty nine percent (49%) of the direct or indirect ownership or voting interests in the Borrowers or any Guarantor to a Person other than a Blocked Person, that is (A) a venture capital investor so long as Borrowers have given Administrative Agent (which shall promptly give such notice to Lenders) at least fifteen (15) days prior written notice of the identity of the assignees, together with such information as Administrative Agent or any Lender shall deem necessary to confirm that such assignee is not a Blocked Person or (B) at the time of such transfer, already a holder of direct or indirect ownership or voting interests in the Borrowers, and (b) the sale of capital stock of Sub-Q provided that Borrower receives prior written consent to such sale from the Required Lenders, which consent shall not be unreasonably withheld. Notwithstanding the limitations set forth in the foregoing sentence
(aa) any holder of direct or indirect ownership or voting interests in the Borrowers which is a partnership may transfer such holder's rights to such holder's constituent partners, retired partners (including spouses, ancestors, lineal descendants and siblings of such partners or spouses who acquire such interests by gift, will or intestate succession) or their respective Affiliates,
(bb) any holder of direct or indirect ownership or voting interests in the Borrowers which is a limited liability company may transfer such holder's right to such holder's members, (cc) any holder of direct or indirect ownership or voting interests in the Borrowers which is a natural person may transfer such holder's rights to any immediate family member or to any trust created for the benefit of such holder or his or her immediate family members, and (dd) any holder of direct or indirect ownership or voting interests in the Borrowers may transfer such holder's rights to a Permitted Affiliate of such holder (provided that no transfer of any given interest pursuant to this subpart may be made more often than once per twelve (12) month period), subject in each case to such transferee's agreeing in writing to be bound by the rights and restrictions of this Agreement; and any such transfer described in the foregoing clauses (aa) through (dd) shall be deemed a "Permitted Transfer" and shall not count toward the forty nine percent (49%) limitation described above.

     "PERSON" means any natural person, corporation, limited liability company, professional association, limited partnership, general partnership, joint stock company, joint venture, association, company, trust, bank, trust company, land trust, business trust or other organization, whether or not a legal entity, and any Governmental Authority.

     "PRINCIPAL BORROWER" means Insulet Corporation, a Delaware corporation.

     "PRO RATA SHARE" means (a) with respect to a Lender's obligation to make advances in respect of a Term Loan and such Lender's right to receive payments of principal and interest with respect to the Term Loans, the Term Loan Commitment Percentage of such Lender, and (b) for all other purposes with respect to any Lender, the percentage obtained by dividing (i) the sum of the Term Loan Commitment Amount of such Lender (or, in the event the Term Loan Commitment shall have been terminated, the then outstanding principal advances of such Lender under the Term Loan), by (ii) the sum of the Term Loan Commitment Amount (or, in the event the Term Loan Commitment shall have been terminated, the then outstanding principal advances of such Lenders under the Term Loan) of all Lenders.

     "REQUIRED LENDERS" means at any time two (2) or more Lenders holding in the aggregate (a) sixty percent (60%) or more of the Term Loan Commitment (taken as a whole), or


                         Credit and Security Agreement
                                       16

(b) if the Term Loan Commitment has been terminated, sixty percent (60%) or more of the aggregate outstanding principal balance of the Loans. For purposes of this definition only, a Lender shall be deemed to include itself, and any Lender that is an Affiliate or Approved Fund of such Lender.

     "RESPONSIBLE OFFICER" means any of the Chief Executive Officer, Chief Financial Officer or Controller of the applicable Borrower.

     "RESTRICTED DISTRIBUTION" means as to any Person (a) any dividend or other distribution (whether in cash, securities or other property) on any equity interest in such Person (except those payable solely in its equity interests of the same class), (b) any payment on account of (i) the purchase, redemption, retirement, defeasance, surrender, cancellation, termination or acquisition of any equity interests in such Person or any claim respecting the purchase or sale of any equity interest in such Person (except in connection with the Warrant) or
(ii) any option, warrant or other right to acquire any equity interests in such Person (excluding, however the Warrant), (c) any management fees, salaries or other fees or compensation to any Person holding an equity interest in a Borrower or a Subsidiary of a Borrower (other than (A) payments of salaries to individuals, (B) directors fees, (C) the issuance of stock options or restricted stock to employees and board members, and (D) advances and reimbursements to employees or directors, all in the Ordinary Course of Business and consistent with past practices), an Affiliate of a Borrower or an Affiliate of any Subsidiary of a Borrower, (d) any lease or rental payments to an Affiliate or Subsidiary of a Borrower, or (e) repayments of or debt service on loans or other indebtedness held by any Person holding an equity interest in a Borrower or a Subsidiary of a Borrower, an Affiliate of a Borrower or an Affiliate of any Subsidiary of a Borrower unless permitted under and made pursuant to a subordination agreement applicable to such loans or other indebtedness.

     "SEC" means the United States Securities and Exchange Commission.

     "SECURITIES ACCOUNT" means a "securities account" (as defined in Article 9 of the UCC), an investment account, or other account in which Investment Property or Securities are held or invested for credit to or for the benefit of any Borrower.

     "SECURITIES ACCOUNT CONTROL AGREEMENT" means an agreement, in form and substance satisfactory to Administrative Agent, among Administrative Agent, any applicable Borrower and each securities intermediary in which such Borrower maintains a Securities Account, which agreement provides that (a) such securities intermediary acknowledges the security interest of Administrative Agent in such Securities Account, (b) such securities intermediary shall comply with entitlement orders and any other instructions originated by Administrative Agent after the delivery by Administrative Agent of a notice of exclusive control directing disposition of the assets and funds in such Securities Account without further consent by the applicable Borrower, and (c) such securities intermediary shall agree that it shall have no Lien on, or right of setoff or recoupment against, such Securities Account or the contents thereof, other than in respect of usual and customary service fees and of returned items for which Administrative Agent has been given value, in each such case expressly consented to by Administrative Agent, and containing such other terms and conditions as Administrative Agent may require.


                         Credit and Security Agreement
                                       17

     "SECURITY DOCUMENT" means this Agreement and any other agreement, document or instrument executed concurrently herewith or at any time hereafter pursuant to which one or more Credit Parties or any other Person either (a) Guarantees payment or performance of all or any portion of the Obligations, and/or (b) provides, as security for all or any portion of the Obligations, a Lien on any of its assets in favor of Administrative Agent for its own benefit and the benefit of the Lenders, as any or all of the same may be amended, supplemented, restated or otherwise modified from time to time.

     "SOLVENT" means, with respect to any Person, that such Person (a) owns and will own assets the fair saleable value of which are (i) greater than the total amount of its liabilities (including Contingent Obligations) required to be classified upon a balance sheet as liabilities in accordance with GAAP, and (ii) greater than the amount that will be required to pay the probable liabilities of its then existing debts as they become absolute and matured considering all financing alternatives and potential asset sales reasonably available to it; (b) has capital that is not unreasonably small in relation to its business as presently conducted or after giving effect to any contemplated transaction; and
(c) does not intend to incur and does not believe that it will incur debts beyond its ability to pay such debts as they become due.

     "SUBSIDIARY" means, with respect to any Person, (a) any corporation of which an aggregate of more than fifty percent (50%) of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, capital stock of any other class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, owned legally or beneficially by such Person or one or more Subsidiaries of such Person, or with respect to which any such Person has the right to vote or designate the vote of more than fifty percent (50%) of such capital stock whether by proxy, agreement, operation of law or otherwise, and
(b) any partnership or limited liability company in which such Person and/or one or more Subsidiaries of such Person shall have an interest (whether in the form of voting or participation in profits or capital contribution) of more than fifty percent (50%) or of which any such Person is a general partner or may exercise the powers of a general partner. Unless the context otherwise requires, each reference to a Subsidiary shall be a reference to a Subsidiary of a Borrower.

     "SUB-Q" means Sub-Q Solutions, Inc., a Delaware corporation.

     "SWAP CONTRACT" means any "swap agreement", as defined in Section 101 of the Bankruptcy Code.

     "TANGIBLE NET WORTH" means, on any date, the consolidated total assets of Borrowers and their Subsidiaries minus, (i) any amounts attributable to (a) goodwill, (b) intangible items such as unamortized debt discount and expense, patents, trademarks and service marks and names, copyrights and research and development expenses except prepaid expenses, and (c) reserves not already deducted from assets, and minus (ii) Total Liabilities.

     "TAXES" has the meaning set forth in Section 2.8

     "TERM LOAN" has the meaning set forth in Section 2.1(a).


                         Credit and Security Agreement
                                       18

     "TERM LOAN COMMITMENT" means the sum of each Lender's Term Loan Commitment Amount, which is equal to Thirty Million Dollars ($30,000,000).

     "TERM LOAN COMMITMENT AMOUNT" means, (i) as to any Lender that is a Lender on the Closing Date, the dollar amount set forth opposite such Lender's name on the Commitment Annex under the column "Term Loan Commitment Amount", as such amount may be adjusted from time to time by any amounts assigned (with respect to such Lender's portion of Term Loans outstanding and its commitment to make advances in respect of the Term Loan) pursuant to the terms of any and all effective assignment agreements to which such Lender is a party and (ii) as to any Lender that becomes a Lender after the Closing Date, the amount of the "Term Loan Commitment Amount(s)" of other Lender(s) assigned to such new Lender pursuant to the terms of the effective assignment agreement(s) pursuant to which such new Lender shall become a Lender, as such amount may be adjusted from time to time by any amounts assigned (with respect to such Lender's portion of Term Loans outstanding and its commitment to make advances in respect of the Term
Loan) pursuant to the terms of any and all effective assignment agreements to which such Lender is a party.

     "TERM LOAN COMMITMENT PERCENTAGE" means, as to any Lender, (a) on the Closing Date, the percentage set forth opposite such Lender's name on the Commitment Annex under the column "Term Loan Commitment Percentage" (if such Lender's name is not so set forth thereon, then, on the Closing Date, such percentage for such Lender shall be deemed to be zero), and (b) on any date following the Closing Date, the percentage equal to the Term Loan Commitment Amount of such Lender on such date divided by the Term Loan Commitment on such date.

     "TERM NOTE" means any note evidencing any portion of the Term Loan.

     "TERMINATION DATE" means the earlier to occur of (a) June 1, 2010, or (b) any date on which Administrative Agent accelerates the maturity of the Loans pursuant to Section 10.2.

     "TOTAL LIABILITIES" means, on any day, obligations that should, under GAAP, be classified as liabilities on Borrowers' consolidated balance sheet, including all Debt.

     "UCC" means the Uniform Commercial Code of the State of Illinois or of any other state the laws of which are required to be applied in connection with the perfection of security interests in any Collateral.

     "UNITED STATES" means the United States of America.

     "WARRANT" means each of those certain warrants to purchase equity interests in Borrower by and between (i) the Borrower and Administrative Agent dated as of the date hereof and (ii) the Borrower and each Lender dated as of the date hereof.

     SECTION 1.2 ACCOUNTING TERMS AND DETERMINATIONS. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder (including, without limitation, determinations made pursuant to the exhibits hereto) shall be made, and all financial statements required to be delivered hereunder shall be prepared on a consolidated basis in accordance with GAAP applied on a basis consistent with the most


                         Credit and Security Agreement
                                       19
recent audited consolidated financial statements of each Borrower and its consolidated subsidiaries delivered to Administrative Agent and each of the Lenders on or prior to the Closing Date. If at any time any change in GAAP would affect the computation of any financial ratio or financial requirement set forth in any Financing Document, and either Borrowers or the Required Lenders shall so request, the Administrative Agent, the Lenders and Borrowers shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided, however, that until so amended, (a) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (b) Borrowers shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement which include a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. All amounts used for purposes of financial calculations required to be made herein shall be without duplication.

     SECTION 1.3 OTHER DEFINITIONAL PROVISIONS. References in this Agreement to "Articles", "Sections", "Annexes", "Exhibits" or "Schedules" shall be to Articles, Sections, Annexes, Exhibits or Schedules of or to this Agreement unless otherwise specifically provided. Any term defined herein may be used in the singular or plural. "Include", "includes" and "including" shall be deemed to be followed by "without limitation". Except as otherwise specified or limited herein, references to any Person include the successors and assigns of such Person. References "from" or "through" any date mean, unless otherwise specified, "from and including" or "through and including", respectively. References to any statute or act shall include all related current regulations and all amendments and any successor statutes, acts and regulations. References to any statute or act, without additional reference, shall be deemed to refer to federal statutes and acts of the United States. References to any agreement, instrument or document shall include all schedules, exhibits, annexes and other attachments thereto. As used in this Agreement, the meaning of the term "material" or the phrase "in all material respects" is intended to refer to an act, omission, violation or condition which reflects or could reasonably be expected to result in a Material Adverse Effect. References to capitalized terms that are not defined herein, but are defined in the UCC, shall have the meanings given them in the UCC.

     SECTION 1.4 FUNDING AND SETTLEMENT CURRENCY. Unless otherwise specified herein, the settlement of all payments and fundings hereunder between or among the parties hereto shall be made in lawful money of the United States and in immediately available funds.

     SECTION 1.5 RIDERS. All Riders attached hereto are hereby incorporated herein by this reference and made a part hereof.


                         Credit and Security Agreement

                                ARTICLE 2 - LOANS

     SECTION 2.1 TERM LOANS.

          (a) Term Loans.

               (i) Term Loan Amounts. On the terms and subject to the conditions set forth herein, the Lenders hereby agree to make to Borrowers a term loan in an original principal amount equal to the Term Loan Commitment ("TERM LOAN"). Each Lender's obligation to fund the Term Loan shall be limited to such Lender's Term Loan Commitment Percentage, and no Lender shall have any obligation to fund any portion of any Term Loan required to be funded by any other Lender, but not so funded. No Borrower shall have any right to reborrow any portion of the Term Loan that is repaid or prepaid from time to time. The Term Loan shall be funded in one advance on the Closing Date. Borrowers shall deliver to Administrative Agent a Notice of Borrowing with respect to the proposed Term Loan advance, such Notice of Borrowing to be delivered no later than noon (Chicago time) two (2) Business Days prior to the Closing Date.

               (ii) Scheduled Repayments, Mandatory Prepayments; Optional Prepayments.

               (A) There shall become due and payable, and Borrowers shall repay the Term Loan through, scheduled payments as set forth on Schedule 2.1 attached hereto. Notwithstanding the payment schedule set forth above, the outstanding principal amount of the Term Loan shall become immediately due and payable in full on the Termination Date.

               (B) There shall become due and payable and Borrowers shall prepay the Term Loan in the following amounts and at the following times:

                    (i) on the date on which any Credit Party (or Administrative Agent as loss payee or assignee) receives any casualty proceeds in excess of $350,000 (in the aggregate for all such proceeds in any fiscal year) of assets upon which Administrative Agent maintained a Lien, an amount equal to one hundred percent (100%) of such proceeds (net of out-of-pocket expenses and repayment of secured debt permitted under clause (c) of the definition of Permitted Indebtedness and encumbering the property that suffered such casualty), or such lesser portion of such proceeds as Administrative Agent (with the consent of the Required Lenders) shall elect to apply to the Obligations;

                    (ii) an amount equal to any interest that is deemed to be in excess of the Maximum Lawful Rate (as defined below) and is required to be applied to the reduction of the principal balance of the Loans by any Lender as provided for in Section 2.7;

                    (iii) upon receipt by any Credit Party of the proceeds of any Asset Disposition that is not a Permitted Asset Disposition (unless it is an Asset Disposition described in clause (z)(iv) of the definition of "Permitted Asset Dispositions", in which case it shall be subject the provisions of this
Section 2.1(a)(ii)(B)(iii)), an amount equal to one hundred percent (100%) of the net cash proceeds of such Asset Disposition (net of out-of-pocket expenses


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                                       21
and repayment of secured debt permitted under clause (c) of the definition of Permitted Indebtedness and encumbering such asset), or such lesser portion as Administrative Agent (with the consent of the Required Lenders) shall elect to apply to the Obligations; provided that, for the avoidance of doubt, in this
Section 2.1(a)(ii)(B), "Asset Disposition" shall include any consideration, including up-front payments and royalties or licensing fees paid over time, received by any Credit Party in connection with any exclusive license (which is not limited to a particular geographic range or field of use) entered into by such Credit Party as licensor with respect to any Intellectual Property of such Credit Party; and

                    (iv) upon receipt by any Credit Party of any Extraordinary Receipts, an amount equal to one hundred percent (100%) of such Extraordinary Receipts, or such lesser portion as Administrative Agent (with the consent of the Required Lenders) shall elect to apply to the Obligations.

Notwithstanding the foregoing and so long as no Event of Default or Default then exists, any such casualty proceeds in excess of $350,000 (other than with respect to Inventory and any real property, unless Required Lenders shall otherwise elect) may be used by Borrowers within one hundred eighty (180) days from the receipt of such proceeds to replace or repair any assets in respect of which such proceeds were paid so long as (x) prior to the receipt of such proceeds, Borrowers have delivered to Administrative Agent a reinvestment plan detailing such replacement or repair acceptable to Administrative Agent in its reasonable discretion and (y) such proceeds are deposited into an account over which Administrative Agent has control promptly upon receipt by such Borrower.

All sums held by Administrative Agent pending reinvestment as described above shall be deemed additional collateral for the Obligations and may be commingled with the general funds of Administrative Agent.

               (C) Borrowers may from time to time, with at least one (1) Business Day's prior delivery to Administrative Agent of an appropriately completed Payment Notification, prepay the Term Loan, plus all accrued interest, in whole but not in part (other than mandatory partial prepayments required under this Agreement); provided, however, that each such prepayment shall be accompanied by any prepayment fees required hereunder.

               (iii) All Prepayments. Except as this Agreement may specifically provide otherwise, all prepayments of the Term Loan shall be applied by Administrative Agent to the Obligations in inverse order of maturity; provided, however, that upon the occurrence and during an Event of Default, all prepayments of the Term Loan shall be applied in accordance with Section 10.6. The monthly payments required under Schedule 2.1 shall continue in the same amount (for so long as the Term Loan and/or (if applicable) any advance thereunder shall remain outstanding) notwithstanding any partial prepayment, whether mandatory or optional, of the Term Loan.

     SECTION 2.2 INTEREST, INTEREST CALCULATIONS AND CERTAIN FEES.

          (a) Interest. From and following the Closing Date, the Loans and the other Obligations shall bear interest at the sum of the Base Rate plus the applicable Base Rate Margin,


                          Credit and Security Agreement
                                       22
subject to the provisions of Section 10.4 below regarding default rates of interest. Interest on the Loans shall be paid in arrears on the first (1st) day of each month and on the maturity of such Loans, whether by acceleration or otherwise. Interest on all other Obligations shall be payable on demand and upon the Termination Date.

          (b) Exit Fee. Borrowers shall pay to Administrative Agent, for the benefit of all Lenders, as compensation for the costs of making funds available to Borrowers under this Agreement an exit fee (the "EXIT FEE") calculated in accordance with this subsection and upon the date or dates required under this subsection. The Exit Fee shall be equal to Nine Hundred Thousand Dollars ($900,000). The Exit Fee shall be due and payable on the earlier to occur of (i) the Termination Date or (ii) payment in full of the aggregate principal amount of the Term Loan (whether voluntary, involuntary or mandatory). All fees payable pursuant to this paragraph shall be deemed fully accrued and earned as of the Closing Date.

          (c) Prepayment Fee. If any advance under the Term Loan is prepaid at any time, in whole or in part, for any reason (whether by voluntary or mandatory prepayment by Borrowers, by reason of the occurrence of an Event of Default or the acceleration of the Term Loan, or otherwise), or if the Term Loan shall become accelerated and due and payable in full, Borrowers shall pay to Administrative Agent, for the benefit of all Lenders, as compensation for the costs of such Lenders making funds available to Borrowers under this Agreement, a prepayment fee (the "PREPAYMENT FEE") calculated in accordance with this subsection. If such prepayment occurs prior to the first anniversary date of the Closing Date, the Prepayment Fee for the Term Loan shall be equal to the amount prepaid multiplied by three percent (3.0%), if such prepayment occurs on or after the first anniversary date of the Closing Date, but prior to the second anniversary date of the Closing Date, the Prepayment Fee for the Term Loan shall be equal to the amount prepaid multiplied by two percent (2.0%) and if such prepayment occurs on or after the second anniversary date of the Closing Date, the Prepayment Fee for the Term Loan shall be equal to the amount prepaid multiplied by one percent (1.0%). All fees payable pursuant to this paragraph shall be deemed fully earned and non-refundable as of the Closing Date. For the avoidance of doubt, the obligations of Borrowers under Sections 2.2(b) and (c) are distinct and separate obligations, and Borrowers shall be obligated to pay the Exit Fee and the Prepayment Fee in accordance with Sections 2.2(b) and (c), respectively.

          (d) Audit Fees. Borrowers shall pay to Administrative Agent, for its own account and not for the benefit of any other Lenders, all reasonable fees and expenses in connection with audits and inspections of Borrowers' books and records, audits, valuations or appraisals of the Collateral, audits of Borrowers' compliance with applicable Laws and such other matters as Administrative Agent shall deem appropriate, which shall be due and payable on the later of (i) the first Business Day of the month following the date of issuance by Administrative Agent of a written request for payment thereof to Borrowers, or (ii) the tenth (10th) day following the issuance of such notice; provided, that so long as no Event of Default or Default has occurred, Borrowers shall be liable for such fees and expenses for no more than one (1) such audit in any given calendar year.

          (e) Wire Fees. Borrowers shall pay to Administrative Agent, for its own account and not for the account of any other Lenders, on written demand, any and all fees, costs or expenses which Administrative Agent pays to a bank or other similar institution (including,


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                                       23
without limitation, any fees paid by Administrative Agent to any other Lender) arising out of or in connection with (i) the forwarding to Borrowers or any other Person on behalf of Borrowers, by Administrative Agent, of proceeds of the Loans made by any Lender to Borrowers pursuant to this Agreement, and (ii) the depositing for collection, by Administrative Agent, of any check or item of payment received or delivered to Administrative Agent on account of Obligations.

          (f) Late Charges. If payments of principal (other than a final installment of principal upon the Termination Date), interest due on the Obligations, or any other amounts due hereunder or under the other Financing Documents are not timely made and remain overdue for a period of five (5) days, Borrowers, without notice or demand by Administrative Agent, promptly shall pay to Administrative Agent, for the benefit of the Lenders, as additional compensation to Administrative Agent in administering the Obligations, an amount equal to five percent (5.0%) of each delinquent payment.

          (g) Computation of Interest and Related Fees. All interest and fees under each Financing Document shall be calculated on the basis of a 360-day year for the actual number of days elapsed. The date of funding of a Loan shall be included in the calculation of interest. The date of payment of a Loan shall be excluded from the calculation of interest. If a Loan is repaid on the same day that it is made, one (1) day's interest shall be charged.

          (h) Automated Clearing House Payments. If Administrative Agent so elects, monthly payments of interest and amortization shall be paid to Administrative Agent by Automated Clearing House debit of immediately available funds from the financial institution account designated by Borrower Representative in the Automated Clearing House debit authorization executed by Borrowers or Borrower Representative in connection with this Agreement, and shall be effective upon receipt. Borrowers shall execute any and all forms and documentation necessary from time to time to effectuate such automatic debiting. In no event shall any such payments be refunded to Borrowers.

     SECTION 2.3 NOTES. The portion of the Loans made by each Lender shall be evidenced, if so requested by such Lender, by one or more promissory notes executed by Borrowers on a joint and several basis (each, a "NOTE") in an original principal amount equal to such Lender's Term Loan Commitment.

     SECTION 2.4 RESERVED.

     SECTION 2.5 RESERVED.

     SECTION 2.6 GENERAL PROVISIONS REGARDING PAYMENT; LOAN ACCOUNT.

          (a) All payments to be made by each Borrower under any Financing Document, including payments of principal and interest made hereunder and pursuant to any other Financing Document, and all fees, expenses, indemnities and reimbursements, shall be made without set-off; recoupment or counterclaim, in lawful money of the United States and in immediately available funds. If any payment hereunder becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day and,


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                                       24
with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension (it being understood and agreed that, solely for purposes of computations contained herein and determining compliance therewith, if payment is made, in full, on any such extended due date, such payment shall be deemed to have been paid on the original due date without giving effect to any extension thereto). Any payments received in the Payment Account before noon (Chicago time) on any date shall be deemed received by Administrative Agent on such date, and any payments received in the Payment Account after noon (Chicago time) on any date shall be deemed received by Administrative Agent on the next succeeding Business Day.

          (b) Administrative Agent shall maintain a loan account (the "LOAN ACCOUNT") on its books to record Loans and other extensions of credit made by the Lenders hereunder or under any other Financing Document, and all payments thereon made by each Borrower. All entries in the Loan Account shall be made in accordance with Administrative Agent's customary accounting practices as in effect from time to time The balance in the Loan Account, as recorded in Administrative Agent's books and records at any time shall be conclusive and binding evidence of the amounts due and owing to Administrative Agent by each Borrower absent manifest error; provided, however, that any failure to so record or any error in so recording shall not limit or otherwise affect any Borrower's duty to pay all amounts owing hereunder or under any other Financing Document. Administrative Agent shall endeavor to provide Borrowers with a monthly statement regarding the Loan Account (but neither Administrative Agent nor any Lender shall have any liability if Administrative Agent shall fail to provide any such statement). Unless any Borrower notifies Administrative Agent of any objection to any such statement (specifically describing the basis for such objection) within ninety (90) days after the date of receipt thereof, it shall be deemed final, binding and conclusive upon Borrowers in all respects as to all matters reflected therein, absent manifest error.

     SECTION 2.7 MAXIMUM INTEREST. In no event shall the interest charged with respect to the Loans or any other Obligations of any Borrower under any Financing Document exceed the maximum amount permitted under the laws of the State of Illinois or of any other applicable jurisdiction. Notwithstanding anything to the contrary herein or elsewhere, if at any time the rate of interest payable hereunder or under any Note or other Financing Document (the "Stated Rate") would exceed the highest rate of interest permitted under any applicable law to be charged (the "Maximum Lawful Rate"), then for so long as the Maximum Lawful Rate would be so exceeded, the rate of interest payable shall be equal to the Maximum Lawful Rate; provided, however, that if at any time thereafter the Stated Rate is less than the Maximum Lawful Rate, each Borrower shall, to the extent permitted by law, continue to pay interest at the Maximum Lawful Rate until such time as the total interest received is equal to the total interest which would have been received had the Stated Rate been (but for the operation of this provision) the interest rate payable. Thereafter, the interest rate payable shall be the Stated Rate unless and until the Stated Rate again would exceed the Maximum Lawful Rate, in which event this provision shall again apply. In no event shall the total interest received by any Lender exceed the amount which it could lawfully have received had the interest been calculated for the full term hereof at the Maximum Lawful Rate. If, notwithstanding the prior sentence, any Lender has received interest hereunder in excess of the Maximum Lawful Rate, such excess amount shall be applied to the reduction of the principal balance of the Loans or to other amounts (other than interest) payable hereunder, and if no such principal or other


                          Credit and Security Agreement
                                       25
amounts are then outstanding, such excess or part thereof remaining shall be paid to Borrowers. Any such reduction in the principal balance shall be applied to the Obligations owing to Lenders in accordance with the Pro Rata Share of each Lender. In computing interest payable with reference to the Maximum Lawful Rate applicable to any Lender, such interest shall be calculated at a daily rate equal to the Maximum Lawful Rate divided by the number of days in the year in which such calculation is made.

     SECTION 2.8 TAXES; CAPITAL ADEQUACY.

          (a) Except as otherwise required by law or in this Section 2.8, all payments of principal and interest on the Loans and all other amounts payable hereunder shall be made free and clear of and without deduction for any present or future income, excise, stamp, documentary, payroll, employment, property or franchise taxes and other taxes, fees, duties, levies, assessments, withholdings or other charges of any nature whatsoever (including interest and penalties thereon) imposed by any taxing authority, excluding taxes imposed on or measured by Administrative Agent's or any Lender's net income as a result of a present or former connection between such Person and the jurisdictions imposing such tax (other than solely as the result of entering into any of the Financing Documents or taking any action thereunder) (all non-excluded items being called "TAXES"). If any withholding or deduction from any payment to be made by any Borrower hereunder is required in respect of any Taxes pursuant to any applicable Law, then Borrowers will: (i) pay directly to the relevant authority the full amount required to be so withheld or deducted; (ii) promptly forward to Administrative Agent (with a copy to the applicable Lender) an official receipt or other documentation satisfactory to Administrative Agent evidencing such payment to such authority; and (iii) pay to Administrative Agent (and such applicable Lender) for the account of Administrative Agent and Lenders such additional amount or amounts as is necessary to ensure that the net amount actually received by Administrative Agent and each Lender will equal the full amount Administrative Agent and such Lender would have received had no such withholding or deduction been required. If any Taxes are directly asserted against Administrative Agent or any Lender with respect to any payment received by Administrative Agent or such Lender hereunder, Administrative Agent or such Lender may pay such Taxes and Borrowers will promptly pay such additional amounts (including any penalty, interest or expense, except for any amounts imposed as a result of the gross negligence or willful misconduct of Administrative Agent or such Lender as finally determined by a court of competent jurisdiction) as is necessary in order that the net amount received by such Person after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such Person would have received had such Taxes not been asserted so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which Administrative Agent or such Lender first made written demand therefor.

          (b) If any Borrower fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to Administrative Agent, for the account of Administrative Agent and the respective Lenders, the required receipts or other required documentary evidence, Borrowers shall indemnify Administrative Agent and Lenders for any incremental Taxes, interest or penalties that may become payable by Administrative Agent or any Lender as a result of any such failure.


                          Credit and Security Agreement
                                       26

          (c) Each Lender that (i) is organized or incorporated under the laws of a jurisdiction other than the United States, and (ii)(A) is a party hereto on the Closing Date or (B) purports to become an assignee of an interest as a Lender under this Agreement after the Closing Date (unless such Lender was already a Lender hereunder immediately prior to such assignment) (each such Lender a "FOREIGN LENDER") shall execute and deliver to each of Borrowers and Administrative Agent one or more (as Borrowers or Administrative Agent may reasonably request) properly completed and duly executed United States Internal Revenue Service Forms W-8ECI, W-8BEN, W-81MY (as applicable) and other applicable forms, certificates or documents prescribed by the United States Internal Revenue Service or reasonably requested by Administrative Agent certifying as to such Lender's entitlement to a complete exemption from withholding or deduction of taxes (each such form a "Certificate of Exemption"). Each such Certificate of Exemption shall be delivered (i) on or prior to the date such Foreign Lender becomes a Lender hereunder and (ii) from time to time if reasonably requested by any Borrower or Administrative Agent. Borrowers shall not be required to pay additional amounts to any Lender pursuant to this Section
2.8 with respect to United States withholding and income Taxes to the extent that the obligation to pay such additional amounts would not have arisen but for the failure of such Lender to comply with this paragraph other than as a result of a change in law after the Closing Date or after the date of assignment, if applicable.

          (d) If any Lender shall determine in its commercially reasonable judgment that the adoption or taking effect of, or any change in, any applicable Law regarding capital adequacy, in each instance, after the Closing Date, or any change after the Closing Date in the interpretation, administration or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, or the compliance by any Lender or any Person controlling such Lender with any request, guideline or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority, central bank or comparable agency adopted or otherwise taking effect after the Closing Date, has or would have the effect of reducing the rate of return on such Lender's or such controlling Person's capital as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such controlling Person could have achieved but for such adoption, taking effect, change, interpretation, administration, application or compliance (taking into consideration such Lender's or such controlling Person's policies with respect to capital adequacy) then from time to time, upon written demand by such Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail, a copy of which shall be furnished to Administrative Agent), Borrowers shall promptly pay to such Lender such additional amount as will compensate such Lender or such controlling Person for such reduction, so long as such amounts have accrued on or after the day which is two hundred seventy (270) days prior to the date on which such Lender first made demand therefore; provided, however, that any amounts payable under this Section 2.8(d) shall be without duplication of amounts otherwise payable under Section 2.8.

          (e) If any Lender requires compensation under Section 2.8(d), or requires any Borrower to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8(a), then, upon the written request of Borrower Representative, such Lender shall use reasonable efforts to designate a different lending office


                          Credit and Security Agreement
                                       27
for funding or booking its Loans hereunder or to assign its rights and obligations hereunder (subject to the terms of this Agreement) to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or materially reduce amounts payable pursuant to any such subsection, as the case may be, in the future, and
(ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender (as determined in its sole discretion). Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

     SECTION 2.9 APPOINTMENT OF BORROWER REPRESENTATIVE. Each Borrower hereby designates Borrower Representative as its representative and agent on its behalf for the purposes of issuing Notices of Borrowing, and giving instructions with respect to the disbursement of the proceeds of the Loans, giving and receiving all other notices and consents hereunder or under any of the other Financing Documents and taking all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Financing Documents. Borrower Representative hereby accepts such appointment Notwithstanding anything to the contrary contained in this Agreement, no Borrower other than Borrower Representative shall be entitled to take any of the foregoing actions. The proceeds of each Loan made hereunder shall be advanced to or at the direction of Borrower Representative and if not used by Borrower Representative in its business (for the purposes provided in this Agreement) shall be deemed to be immediately advanced by Borrower Representative to the appropriate other Borrower hereunder as an intercompany loan (collectively, "INTERCOMPANY LOANS"). All proceeds of Collateral of each Borrower received by Administrative Agent and applied to the Obligations shall be deemed to be repayments of the Intercompany Loans owing by such Borrower to Borrower Representative. Borrowers shall maintain accurate books and records with respect to all Intercompany Loans and all repayments thereof. Administrative Agent and each Lender may regard any notice or other communication pursuant to any Financing Document from Borrower Representative as a notice or communication from all Borrowers, and may give any notice or communication required or permitted to be given to any Borrower or all Borrowers hereunder to Borrower Representative on behalf of such Borrower or all Borrowers. Each Borrower agrees that each notice, election, representation and warranty, covenant, agreement and undertaking made on its behalf by Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

     SECTION 2.10 JOINT AND SEVERAL LIABILITY. Borrowers are defined collectively to include all Persons named as one of the Borrowers herein; provided, however, that any references herein to "any Borrower", "each Borrower" or similar references, shall be construed as a reference to each individual Person named as one of the Borrowers herein. Each Person so named shall be jointly and severally liable for all of the obligations of Borrowers under this Agreement. Each Borrower, individually, expressly understands, agrees and acknowledges, that the credit facilities would not be made available on the terms herein in the absence of the collective credit of all of the Persons named as the Borrowers herein, the joint and several liability of all such Persons, and the cross-collateralization of the collateral of all such Persons. Accordingly, each Borrower, individually acknowledges that the benefit to each of the Persons named as one of the Borrowers as a whole constitutes reasonably equivalent value, regardless


                          Credit and Security Agreement
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

of the amount of the credit facilities actually borrowed by, advanced to, or the amount of collateral provided by, any individual Borrower. In addition, each entity named as one of the Borrowers herein hereby acknowledges and agrees that all of the representations, warranties, covenants, obligations, conditions, agreements and other terms contained in this Agreement shall be applicable to and shall be binding upon and measured and enforceable individually against each Person named as one of the Borrowers herein as well as all such Persons when taken together. By way of illustration, but without limiting the generality of the foregoing, the terms of Section 10.1 of this Agreement are to be applied to each individual Person named as one of the Borrowers herein (as well as to all such Persons taken as a whole), such that the occurrence of any of the events described in Section 10.1 of this Agreement as to any Person named as one of the Borrowers herein shall constitute an Event of Default even if such event has not occurred as to any other Persons named as the Borrowers or as to all such Persons taken as a whole.

                   ARTICLE 3 - REPRESENTATIONS AND WARRANTIES

     To induce Administrative Agent and Lenders to enter into this Agreement and to make the Loans and other credit accommodations contemplated hereby, each Borrower hereby represents and warrants to Administrative Agent and each Lender that:

     SECTION 3.1 EXISTENCE AND POWER. Each Credit Party is an entity as specified on Schedule 3.1, is duly organized, validly existing and in good standing under the laws of the jurisdiction specified on Schedule 3.1 and no other jurisdiction, has the same legal name as it appears in such Credit Party's Organizational Documents and an organizational identification number (if any), in each case as specified on Schedule 3.1 (except to the extent of any change in the foregoing information as to any Credit Party following the Closing Date so long as such change was made and notice of such change was given to Administrative Agent in accordance with Section 9.2(e)), and has all powers and all Permits necessary or desirable in the operation of its business as presently conducted or as proposed to be conducted, except where the failure to have such Permits could not reasonably be expected to have a Material Adverse Effect. Each Credit Party is qualified to do business as a foreign entity in each jurisdiction in which it is required to be so qualified, which jurisdictions as of the Closing Date are specified on Schedule 3.1, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.1, no Credit Party, over the five (5) year period preceding the Closing Date, (a) has had any name other than its current name, or (b) was incorporated or organized under the laws of any jurisdiction other than its current jurisdiction of incorporation or organization.

     SECTION 3.2 ORGANIZATION AND GOVERNMENTAL AUTHORIZATION; NO CONTRAVENTION. The execution, delivery and performance by each Credit Party of the Financing Documents to which it is a party are within its powers, have been duly authorized by all necessary action pursuant to its Organizational Documents, require no further action by or in respect of, or filing with, any Governmental Authority and do not violate, conflict with or cause a breach or a default under
(a) any Law applicable to any Credit Party or any of the Organizational Documents of any Credit Party, or (b) any agreement or instrument binding upon it, except for such violations, conflicts, breaches or defaults as could not, with respect to this clause (b), reasonably be expected to have a Material Adverse Effect.


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     SECTION 3.3 BINDING EFFECT. Each of the Financing Documents to which any
Credit Party is a party constitutes a valid and binding agreement or instrument of such Credit Party, enforceable against such Credit Party in accordance with its respective terms, except as the enforceability thereof may be limited by bankruptcy, insolvency or other similar laws relating to the enforcement of creditors' rights generally and by general equitable principles.

     SECTION 3.4 CAPITALIZATION. The authorized equity securities of each of the Credit Parties as of the Closing Date is as set forth on Schedule 3.4. All issued and outstanding equity securities of each of the Credit Parties are duly authorized and validly issued, fully paid and nonassessable, are free and clear of all Liens other than those in favor of Administrative Agent for the benefit of Administrative Agent and Lenders, and such equity securities were issued in compliance with all applicable Laws. The identity of the holders of the equity securities of each of the Credit Parties and the percentage of their fully-diluted ownership of the equity securities of each of the Credit Parties as of the Closing Date is set forth on Schedule 3.4. No shares of the capital stock or other equity securities of any Credit Party, other than those described above, are issued and outstanding as of the Closing Date. Except as set forth on
Schedule 3.4, as of the Closing Date there are no preemptive or other outstanding rights, options, warrants, conversion rights or similar agreements or understandings for the purchase or acquisition from any Credit Party of any equity securities of any such entity. Except as set forth on Schedule 3.4, none of the authorized and/or issued capital stock or other equity securities of any Credit Party are subject to any mandatory repurchase or redemption provisions or put rights in favor of any holder thereof (not including any repurchase or redemption provisions exercisable solely at the option of such Credit Party) or otherwise constitute Debt under the definition set forth herein or are subject to any provisions requiring the mandatory payment of any dividends at any time (not including any specified dividends which accrue at specified times but which are payable only as, when and if declared by the board of directors or other similar governance body or manager or partner of such Credit Party and/or upon liquidation of such Credit Party).

     SECTION 3.5 FINANCIAL INFORMATION. All information delivered to Administrative Agent and pertaining to the financial condition of any Credit Party fairly presents in all material respects the financial position of such Credit Party as of such date in conformity with GAAP (and as to unaudited financial statements, subject to normal year-end adjustments and the absence of footnote disclosures). As of the Closing Date, there has been no material adverse change in the business, operations, properties or financial condition of the Credit Parties taken as a whole since the date of the most recent financial information delivered to Administrative Agent by the Borrowers.

     SECTION 3.6 LITIGATION. Except as set forth on Schedule 3.6 as of the Closing Date, and except as hereafter disclosed to Administrative Agent in writing, there is no Litigation pending against, or to such Borrower's knowledge threatened against or affecting, any Credit Party. There is no Litigation pending in which an adverse decision could reasonably be expected to have a Material Adverse Effect or which in any manner draws into question the validity of any of the Financing Documents.

     SECTION 3.7 OWNERSHIP OF PROPERTY. Each Borrower and each of its Subsidiaries is the lawful owner of, has good and marketable title to and is in lawful possession of, or has valid


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

leasehold interests in, all properties and other assets (real or personal, tangible, intangible or mixed) purported or reported to be owned or leased (as the case may be) by such Person.

     SECTION 3.8 NO DEFAULT. No Event of Default, or to such Borrower's knowledge, Default, has occurred and is continuing. No Credit Party is in breach or default under or with respect to any contract, agreement, lease or other instrument to which it is a party or by which its property is bound or affected, which breach or default could reasonably be expected to have a Material Adverse Effect.

     SECTION 3.9 LABOR MATTERS. As of the Closing Date, there are no strikes or other labor disputes pending or, to any Borrower's knowledge, threatened against any Credit Party. Hours worked and payments made to the employees of the Credit Parties have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with such matters. All payments due from the Credit Parties, or for which any claim may be made against any of them, on account of wages and employee and retiree health and welfare insurance and other benefits have been paid or accrued as a liability on their books, as the case may be. The consummation of the transactions contemplated by the Financing Documents will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which it is a party or by which it is bound.

     SECTION 3.10 REGULATED ENTITIES. No Credit Party is an "investment company" or a company "controlled" by an "investment company" or a "subsidiary" of an "investment company," all within the meaning of the Investment Company Act of 1940.

     SECTION 3.11 MARGIN REGULATIONS. None of the proceeds from the Loans have been or will be used, directly or indirectly, for the purpose of purchasing or carrying any "margin stock" (as defined in Regulation U of the Federal Reserve Board), for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any "margin stock" or for any other purpose which might cause any of the Loans to be considered a "purpose credit" within the meaning of Regulation T, U or X of the Federal Reserve Board.

     SECTION 3.12 COMPLIANCE WITH LAWS; ANTI-TERRORISM LAWS.

          (a) Each Credit Party is in compliance with the requirements of all applicable Laws, except for such Laws the noncompliance with which could not reasonably be expected to have a Material Adverse Effect.

          (b) None of the Credit Parties, their Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law, (ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. No Credit Party nor, to the knowledge of any Credit Party, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any


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

transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law.

     SECTION 3.13 TAXES. All federal, state and local tax returns, reports and statements required to be filed by or on behalf of each Credit Party have been filed with the appropriate Governmental Authorities in all jurisdictions in which such returns, reports and statements are required to be filed and, except to the extent subject to a Permitted Contest, all taxes (including real property taxes) and other charges shown to be due and payable have been timely paid prior to the date on which any fine, penalty, interest, late charge or loss may be added thereto for nonpayment thereof. Except to the extent subject to a Permitted Contest, all state and local sales and use Taxes required to be paid by each Credit Party have been paid. All federal and state returns have been filed by each Credit Party for all periods for which returns were due with respect to employee income tax withholding, social security and unemployment taxes, and, except to the extent subject to a Permitted Contest, the amounts shown thereon to be due and payable have been paid in full or adequate provisions therefor have been made.

     SECTION 3.14 COMPLIANCE WITH ERISA.

          (a) Each ERISA Plan (and the related trusts and funding agreements) complies in form and in operation with, has been administered in compliance with, and the terms of each ERISA Plan satisfy, the applicable requirements of ERISA and the Code in all material respects. Each ERISA Plan which is intended to be qualified under Section 401(a) of the Code is so qualified, and the United States Internal Revenue Service has issued a favorable determination letter with respect to each such ERISA Plan which may be relied on currently. No Credit Party currently has any material liability for any excise tax under any of Sections 4971 through 5000 of the Code.

          (b) During the thirty-six (36) month period prior to the Closing Date or the making of any Loan, (i) no steps have been taken to terminate any Pension Plan and (ii) no contribution failure has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA. No condition exists or event or transaction has occurred with respect to any Pension Plan which could result in the incurrence by any Credit Party of any material liability, fine or penalty. No Credit Party has incurred liability to the PBGC (other than for current premiums) with respect to any employee Pension Plan. All contributions (if any) have been made on a timely basis to any Multiemployer Plan that are required to be made by any Credit Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable Law; no Credit Party nor any member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan, and no Credit Party nor any member of the Controlled Group has received any notice that any Multiemployer Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.


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

     SECTION 3.15 CONSUMMATION OF FINANCING DOCUMENTS; BROKERS. Except as set forth on Schedule 3.15, and except for fees payable to Administrative Agent and/or Lenders, no broker, finder or other intermediary has brought about the obtaining, making or closing of the transactions contemplated by the Financing Documents, and no Credit Party has or will have any obligation to any Person in respect of any finder's or brokerage fees, commissions or other expenses in connection herewith or therewith. All brokerage and finder's fees, commissions and other expenses payable in connection with the transactions contemplated by the Financing Documents have been paid in full by Borrowers contemporaneously with the execution of the Financing Documents and the initial funding of the Loan.

     SECTION 3.16 RELATED TRANSACTIONS. All transactions contemplated by the Financing Documents to be consummated on or prior to the date hereof have been so consummated (including, without limitation, the disbursement and transfer of all funds in connection therewith) in all material respects pursuant to the provisions of the applicable Financing Documents, true and complete copies of which have been delivered to Administrative Agent, and in compliance with all applicable Law, except for such Laws the noncompliance with which would not reasonably be expected to have a Material Adverse Effect.

     SECTION 3.17 MATERIAL CONTRACTS. Except for the Financing Documents and the other agreements set forth on Schedule 3.17 (collectively with the Financing Documents, the "Material Contracts"), as of the Closing Date there are no agreements or instruments to which any Credit Party is a party, and the breach, nonperformance or cancellation of which, or the failure of which to renew, could reasonably be expected to have a Material Adverse Effect. Schedule 3.17 sets forth, with respect to each real estate lease agreement to which any Borrower is a party (as a lessee) as of the Closing Date, the address of the subject property, the name and address of the landlord and the annual rental (or, where applicable, a general description of the method of computing the annual rental). The consummation of the transactions contemplated by the Financing Documents will not give rise to a right of termination in favor of any party to any Material Contract (other than any Credit Party).

     SECTION 3.18 COMPLIANCE WITH ENVIRONMENTAL REQUIREMENTS; NO HAZARDOUS MATERIALS.

Except in each case as set forth on Schedule 3.18:

          (a) no notice, notification, demand, request for information, citation, summons, complaint or order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending, or to such Borrower's knowledge, threatened to or against any Credit Party or any Credit Party's real or personal property (now owned or leased or previously owned or leased) by any Governmental Authority or other Person with respect to any (i) alleged violation by any Credit Party of any Environmental Law, (ii) alleged failure by any Credit Party to have any Permits under any Environmental Law or relating to any Hazardous Materials required in connection with the conduct of its business or to comply with the terms and conditions thereof,
(iii) generation, treatment, storage, recycling, transportation or disposal of any Hazardous Materials, or (iv) release of Hazardous Materials; and


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

          (b) no property now owned or leased by any Credit Party and, to the knowledge of each Borrower, no such property previously owned or leased by any Credit Party, on which any Credit Party has generated, stored or disposed of or to which any Credit Party has, directly or indirectly, transported or arranged for the transportation of any Hazardous Materials, is listed or, to such Borrower's knowledge, proposed for listing, on the National Priorities List promulgated pursuant to CERCLA, or CERCLIS (as defined in CERCLA) or any similar state list or is the subject of federal, state or local enforcement actions or other investigations which may lead to claims against any Credit Party for clean-up costs, remedial work, damage to natural resources or personal injury claims, including, without limitation, claims under CERCLA.

For purposes of this Section 3.18, each Credit Party shall be deemed to include any business or business entity (including a corporation) that is, in whole or in part, a predecessor of such Credit Party.

     SECTION 3.19 INTELLECTUAL PROPERTY. Each Credit Party owns, is licensed to use or otherwise has the right to use, all Intellectual Property that is material to the condition (financial or other), business or operations of such Credit Party. All Intellectual Property existing as of the Closing Date and registered with any United States or foreign Governmental Authority (including without limitation any and all applications for the registration of any Intellectual Property with any such United States or foreign Governmental Authority) and all licenses under which any Borrower is the licensee of any such registered Intellectual Property (or any such application for the registration of Intellectual Property) owned by another Person are set forth on Schedule
3.19. Such Schedule 3.19 indicates in each case whether such registered Intellectual Property (or application therefor) is owned or licensed by such Credit Party, and in the case of any such licensed registered Intellectual Property (or application therefor), lists the name and address of the licensor and the name and date of the agreement pursuant to which such item of Intellectual Property is licensed and whether or not such license is an exclusive license and indicates whether there are any purported restrictions in such license on the ability to such Credit Party to grant a security interest in and/or to transfer any of its rights as a licensee under such license. Except as indicated on Schedule 3.19 the applicable Credit Party is the sole and exclusive owner of the entire and unencumbered right, title and interest in and to each such registered Intellectual Property (or application therefor) purported to be owned by such Borrower, free and clear of any Liens and/or licenses in favor of third parties or agreements or covenants not such sue third parties for infringement. All Intellectual Property of each Credit Party is fully protected and/or duly and properly registered, filed or issued in the appropriate office and jurisdictions for such registrations, filings or issuances, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect. Borrowers are not a party to, nor are bound by, any material license or other agreement with respect to which any Borrower is the licensee that prohibits or otherwise restricts such Borrower from granting a security interest in such Borrower's interest in such license or agreement or other property. To such Borrower's knowledge, each Credit Party conducts its business without infringement or claim of infringement of any Intellectual Property rights of others and there is no infringement or claim of infringement by others of any Intellectual Property rights of any Credit Party, which infringement or claim of infringement could reasonably be expected to have a Material Adverse Effect.


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

     SECTION 3.20 SOLVENCY. Each Borrower and each additional Credit Party is Solvent.

     SECTION 3.21 FULL DISCLOSURE. None of the written information (financial or otherwise) furnished by or on behalf of any Credit Party to Administrative Agent or any Lender in connection with the consummation of the transactions contemplated in connection with the Financing Documents after the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements contained herein or therein not misleading in light of the circumstances under which such statements were made. All financial projections delivered to Administrative Agent and the Lenders by Borrowers (or their agents) have been prepared on the basis of the assumptions stated therein. Such projections represented such Borrower's good faith estimate as of the date thereof of such Borrower's future financial performance and such assumptions were believed by such Borrower to be reasonable as of the date thereof in light of business conditions then prevailing; provided, however, that Borrowers can give no assurance that any such projections will be attained.

     SECTION 3.22 INTEREST RATE. The rate of interest paid under the Notes and the method and manner of the calculation thereof do not violate any usury or other law or applicable Laws, any of the Organizational Documents or any of the Financing Documents.

     SECTION 3.23 SUBSIDIARIES.. Borrowers do not own any stock, partnership interests, limited liability company interests or other equity securities except for Permitted Investments.

                        ARTICLE 4 - AFFIRMATIVE COVENANTS

     Each Borrower agrees that, so long as any Credit Exposure exists:

     SECTION 4.1 FINANCIAL STATEMENTS AND OTHER REPORTS. Each Borrower will deliver to Administrative Agent: (1) except as otherwise provided in clause (3) below, as soon as available, but no later than thirty (30) days after the last day of each month, a company prepared consolidated balance sheet, cash flow and income statement covering Borrower's consolidated operations during the period, prepared under GAAP, consistently applied, certified by a Responsible Officer and in a form acceptable to Administrative Agent; provided, however, that in the event that Borrower becomes subject to the reporting requirements under the Securities Exchange Act of 1934, as amended, Borrower shall provide such financial statements within forty-five (45) days after the last day of each fiscal quarter rather than within forty-five (45) days of the last day of each month; (2) as soon as available, but no later than one hundred twenty (120) days after the last day of Borrower's fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Administrative Agent in its reasonable discretion, (3) within five (5) days of delivery or filing thereof, copies of all statements, reports and notices made available to Borrower's security holders and copies of all reports and other filings made by Borrower with any stock exchange on which any securities of any Borrower are traded and/or the SEC (which, at all times that Borrower is subject to the reporting requirements under the Securities Exchange Act of 1934, shall be in lieu of the financial statements required pursuant to clause (1) above); (4) a prompt report of any legal actions pending or threatened against


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

any Borrower or any other Credit Party that (i) if adversely determined, could reasonably be expected to result in damages or costs to any Borrower or any of its Subsidiaries of Seven Hundred Fifty Thousand Dollars ($750,000) or more or
(ii) if adversely determined, would reasonably be expected to have a Material Adverse Effect with respect to any Borrower or any other Credit Party; (5) prompt written notice of an event that materially and adversely affects the value of any material Intellectual Property; (6) within thirty (30) days after the end of each fiscal year, an annual budget (unless Borrower is subject to the reporting requirements under the Securities Exchange Act of 1934); and (7) other budgets, sales projections, operating plans and other financial information and information, reports or statements regarding the Borrowers, their business and the Collateral as Administrative Agent may from time to time reasonably request. Each Borrower will, in conjunction with the delivery of each set of financial statements required under clause (1) above, deliver to Administrative Agent, a duly completed Compliance Certificate signed by a Responsible Officer. Promptly upon their becoming available, Borrowers shall deliver to Administrative Agent copies of all Swap Contracts to which any Borrower is a party. Promptly upon Administrative Agent's receipt of any of the foregoing in this Section 4.1, Administrative Agent shall deliver a copy to each Lender.

     SECTION 4.2 PAYMENT AND PERFORMANCE OF OBLIGATIONS. Each Borrower (a) will pay and discharge at or prior to maturity, all of their respective obligations and liabilities, including tax liabilities, except for such obligations and/or liabilities (i) that may be the subject of a Permitted Contest, and (ii) the nonpayment or nondischarge of which could not reasonably be expected to have a Material Adverse Effect, (b) will maintain in accordance with GAAP, appropriate reserves for the accrual of all of their respective obligations and liabilities, and (c) will not breach or permit any Subsidiary to breach, or permit to exist any default under, the terms of any Material Contract or any other lease, commitment, contract, instrument or obligation to which it is a party, or by which its properties or assets are bound, except for such breaches or defaults which could not reasonably be expected to have a Material Adverse Effect.

     SECTION 4.3 MAINTENANCE OF EXISTENCE. Each Borrower will preserve, renew and keep in full force and effect and in good standing their respective existence and their respective rights, privileges and franchises necessary or desirable in the normal conduct of business.

     SECTION 4.4 MAINTENANCE OF PROPERTY; INSURANCE.

          (a) Each Borrower will keep all property useful and necessary in its business in good working order and condition, ordinary wear and tear excepted. If all or any part of the Collateral useful or necessary in its business, becomes damaged or destroyed, each Borrower will promptly and completely repair and/or restore the affected Collateral in a good and workmanlike manner, regardless of whether Administrative Agent agrees to disburse insurance proceeds or other sums to pay costs of the work of repair or reconstruction.

          (b) Upon completion of any Permitted Contest, Borrowers shall promptly pay the amount due, if any, and deliver to Administrative Agent proof of the completion of the contest and payment of the amount due, if any, following which Administrative Agent shall


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

return the security, if any, deposited with Administrative Agent pursuant to the definition of Permitted Contest.

          (c) Each Borrower will maintain (i) all insurance described on
Schedule 4.4, upon the terms and with the coverages and rights in favor of Administrative Agent and Lenders as described in Schedule 4.4, and (ii) such other insurance coverage in such amounts and with respect to such risks as Administrative Agent may reasonably from time to time request provided however, that, in no event shall such insurance be in amounts or with coverage less than, or with carriers with qualifications inferior to, any of the insurance or carriers in existence as of the Closing Date (or required to be in existence after the Closing Date under a Financing Document), as evidenced by the insurance certificates attached hereto as Schedule 4.4 All such insurance shall be provided by insurers having an A.M. Best policyholders rating reasonably acceptable to Administrative Agent.

          (d) On or prior to the Closing Date, and at all times thereafter, each Borrower will cause Administrative Agent, for the benefit of Lenders, to be named as an additional insured, assignee and loss payee (which shall include, as applicable, identification as mortgagee), as applicable, on each insurance policy required to be maintained pursuant to this Section 4.4 pursuant to endorsements in form and content acceptable to Administrative Agent. Borrowers will deliver to Administrative Agent and the Lenders (i) on the Closing Date, a certificate from Borrowers' insurance broker dated such date showing the amount of coverage as of such date, and that such policies will include effective waivers (whether under the terms of any such policy or otherwise) by the insurer of all claims for insurance premiums against all loss payees and additional insureds and all rights of subrogation against all loss payees and additional insureds, and that if all or any part of such policy is canceled, terminated or expires, the insurer will forthwith give notice thereof to each additional insured, assignee and loss payee and that no cancellation, reduction in amount or material change in coverage thereof shall be effective until at least thirty
(30) days after receipt by each additional insured, assignee and loss payee of written notice thereof, (ii) upon the request of any Lender through Administrative Agent from time to time full information as to the insurance carried, (iii) within five (5) days of receipt of notice from any insurer, a copy of any notice of cancellation, nonrenewal or material change in coverage from that existing on the date of this Agreement, and (iv) forthwith, notice of any cancellation or nonrenewal of coverage by any Borrower.

          (e) In the event any Borrower (i) fails to maintain the insurance coverage required by this Agreement, or (ii) fails to provide Administrative Agent with evidence of the insurance coverage required by this Agreement and such failure to provide evidence continues for five (5) Business Days, Administrative Agent may (but shall have no obligation to) purchase insurance at Borrowers' expense to protect Administrative Agent's and each Lender's interests in the Collateral and to protect Administrative Agent and Lenders from liability claims relating to the Borrowers' operations, and the costs and expenses of Administrative Agent in obtaining and paying the premiums on any such insurance shall constitute part of the Obligations for which the Borrowers are jointly and severally liable hereunder and which are secured by the Collateral.

     SECTION 4.5 COMPLIANCE WITH LAWS. Each Borrower will comply with the requirements of all applicable Laws, except to the extent that failure to so comply could not


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

reasonably be expected to (a) have a Material Adverse Effect, or (b) result in any Lien upon either (i) a material portion of the assets of any such Person in favor of any Governmental Authority, or (ii) any Accounts.

     SECTION 4.6 INSPECTION OF PROPERTY, BOOKS AND RECORDS. Each Borrower will keep proper books of record substantially in accordance with GAAP in which full, true and correct entries shall be made of all dealings and transactions in relation to its business and activities; and will permit at the sole cost of Borrowers (subject, however, to any limitations set forth in Section 2.2(d)), representatives of Administrative Agent and of any Lender (but at such Lender's expense unless such visit or inspection is made concurrently with Administrative Agent) to visit and inspect, during regular business hours, any of their respective properties, to examine and make abstracts or copies from any of their respective books and records, to conduct a collateral audit and analysis of their respective operations and the Collateral, to verify the amount and age of the Accounts, the identity and credit of the respective Account Debtors, to review the billing practices of Borrower and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants as often as may reasonably be desired. In the absence of an Event of Default, Administrative Agent or any Lender exercising any rights pursuant to this Section 4.6 shall give the applicable Borrower or any applicable Subsidiary commercially reasonable prior notice of such exercise. No notice shall be required during the existence and continuance of any Event of Default.

     SECTION 4.7 USE OF PROCEEDS. Borrowers shall use the proceeds of the Term Loan solely for payment of the refinancing on the Closing Date of existing indebtedness owed to Lighthouse Capital and for working capital needs and general corporate purposes. No portion of the proceeds of the Loans will be used for family, personal, agricultural or household use.

     SECTION 4.8 ESTOPPEL CERTIFICATES. After written request by Administrative Agent, Borrowers, within fifteen (15) days and at their expense, will furnish Administrative Agent with a statement, duly acknowledged and certified, setting forth (a) the amount of the original principal amount of the Notes, and the unpaid principal amount of the Notes, (b) the rate of interest of the Notes, (c) the date payments of interest and/or principal were last paid, (d) any offsets or defenses to the payment of the Obligations, and if any are alleged, the nature thereof, (e) that the Notes and this Agreement have not been modified or if modified, giving particulars of such modification, and (f) that there has occurred and is then continuing no Default or Event of Default or if such Default or Event of Default exists, the nature thereof, the period of time it has existed, and the action being taken to remedy such Default or Event of Default.

     SECTION 4.9 NOTICES OF DEFAULTS. Without limiting or contradicting any other more specific provision of this Agreement, promptly (and in any event within three (3) Business Days) upon any Borrower becoming aware of the existence of any Default or Event of Default, Borrowers shall give written notice to Administrative Agent of such occurrence, which such notice shall include a reasonably detailed description of such Default or Event of Default.

     SECTION 4.10 HAZARDOUS MATERIALS; REMEDIATION.

If any release or disposal of Hazardous Materials shall occur or shall have occurred on real property of any Borrower or any other Credit Party, such Borrower will cause, or direct the


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

applicable Credit Party to cause, the prompt containment and removal of such Hazardous Materials and the remediation of such real property as is necessary to comply with all Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, each Borrower shall, and shall cause each other Credit Party to, comply with each Environmental Law requiring the performance at any real property by any Borrower or any other Credit Party of activities in response to the release or threatened release of a Hazardous Material.

     If any release or disposal of Hazardous Materials or Hazardous Materials Contamination shall occur or shall have occurred on real property or other assets of any Borrower or any other Credit party, Borrowers will provide Administrative Agent within thirty (30) days after written demand therefor with a bond, letter of credit or similar financial assurance in an amount up to Two Hundred Fifty Thousand Dollars ($250,000) evidencing to the reasonable satisfaction of Administrative Agent that sufficient funds are available to pay the cost of removing, treating and disposing of any Hazardous Materials and Hazardous Materials Contamination and discharging any assessment which may be established on any property as a result thereof, such demand to be made, if at all, upon Administrative Agent's reasonable business determination that the failure to remove, treat or dispose of such Hazardous Materials and Hazardous Materials Contamination, or the failure to discharge any such assessment, could reasonably be expected to have a Material Adverse Effect.

     SECTION 4.11 FURTHER ASSURANCES.

          (a) Each Borrower will, at its own cost and expense, cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as may from time to time be necessary or as Administrative Agent or the Required Lenders may from time to time reasonably request in order to carry out the intent and purposes of the Financing Documents and the transactions contemplated thereby, including all such actions to (i) establish, create, preserve, protect and perfect a first priority Lien (subject only to Permitted Liens) in favor of Administrative Agent for the benefit of the Lenders on the Collateral (including Collateral acquired after the date hereof), and (ii) unless Required Lenders shall agree otherwise in writing, cause all Domestic Subsidiaries of Borrowers to be jointly and severally obligated with the other Borrowers under all covenants and obligations under this Agreement, including the obligation to repay the Obligations. Without limiting the generality of the foregoing, at the request of Administrative Agent or the Required Lenders, following the disclosure by Borrowers on any Compliance Certificate of the acquisition by any Credit Party of any rights under a license as a licensee with respect to any registered Intellectual Property or application for the registration of any Intellectual Property owned by another Person, Borrowers shall execute any documents requested by Administrative Agent or the Required Lenders to establish, create, preserve, protect and perfect a first priority lien in favor of Administrative Agent, to the extent legally possible, in such Borrower's rights under such license and shall use their commercially reasonable best efforts to obtain the written consent of the licensor to the granting in favor of Administrative Agent of a Lien on such Borrower's rights as licensee under such license.

          (b) Upon receipt of an affidavit of an officer of Administrative Agent or a Lender as to the loss, theft, destruction or mutilation of any Note or any other Financing


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

Document which is not of public record, and, in the case of any such mutilation, upon surrender and cancellation of such Note or other applicable Financing Document, Borrowers will issue, in lieu thereof, a replacement Note or other applicable Financing Document, dated the date of such lost, stolen, destroyed or mutilated Note or other Financing Document in the same principal amount thereof and otherwise of like tenor.

          (c) Upon the formation or acquisition of a new Subsidiary, Borrowers shall (i) pledge, have pledged or cause or have caused to be pledged to Administrative Agent pursuant to a pledge agreement in form and substance satisfactory to Administrative Agent, (A) all of the outstanding equity interests of each new Domestic Subsidiary owned directly or indirectly by any Borrower and (B) 65% of the outstanding equity interests of each new Foreign Subsidiary owned directly by any Borrower or by any Domestic Subsidiary of any Borrower, in each case, along with undated stock or equivalent powers for such equity interests, executed in blank; (ii) unless the Required Lenders shall agree otherwise in writing, cause the new Domestic Subsidiary to take such other actions (including entering into or joining any Security Documents) as are necessary or advisable in the reasonable opinion of the Administrative Agent or the Required Lenders in order to grant the Administrative Agent, acting on behalf of the Lenders, a first priority Lien to secure the Obligations of all Credit Parties on all real and personal property and leasehold estates of such Subsidiary in existence as of such date and in all after acquired property, which first priority Liens are required to be granted pursuant to this Agreement; (iii) unless the Required Lenders shall agree otherwise in writing, cause such new Domestic Subsidiary to either (at the election of the Required Lenders) become a Borrower hereunder with joint and several liability for all obligations of Borrowers hereunder and under the other Financing Documents pursuant to a joinder agreement or other similar agreement in form and substance satisfactory to Administrative Agent or to become a Guarantor of the obligations of Borrowers hereunder and under the other Financing Documents pursuant to a guaranty and suretyship agreement in form and substance satisfactory to Administrative Agent; and (iv) cause each new Subsidiary to deliver certified copies of such Subsidiary's certificate or articles of incorporation, together with good standing certificates, by-laws (or other operating agreement or governing documents), resolutions of the Board of Directors or other governing body, approving and authorizing the execution and delivery of the Security Documents, incumbency certificates and to execute and/or deliver such other documents and legal opinions or to take such other actions as may be requested by the Administrative Agent or the Required Lenders, in each case, in form and substance satisfactory to the Administrative Agent or the Required Lenders.

          (d) Upon the request of Administrative Agent or the Required Lenders, Borrowers shall obtain a landlord's agreement or mortgagee agreement, as applicable, from the lessor of each leased property or mortgagee of owned property with respect to any business location where any portion of the Collateral, or the records relating to such Collateral and/or software and equipment relating to such records or Collateral, is stored or located, which agreement or letter shall be reasonably satisfactory in form and substance to Administrative Agent. Borrowers shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each leased location where any Collateral, or any records related thereto, is or may be located.

     SECTION 4.12 RESERVED.


                          Credit and Security Agreement

     SECTION 4.13 POWER OF ATTORNEY. Each of the officers of Administrative Agent is hereby irrevocably made, constituted and appointed the true and lawful attorney for Borrowers (without requiring any of them to act as such) with full power of substitution to do the following: (a) after the occurrence and during the continuance of an Event of Default, endorse the name of Borrowers upon any and all checks, drafts, money orders, and other instruments for the payment of money that are payable to Borrowers and constitute collections on Borrowers' Accounts; (b) after the occurrence and during the continuance of an Event of Default, execute in the name of Borrowers any schedules, assignments, instruments, documents, and statements that Borrowers are obligated to give Administrative Agent under this Agreement; (c) after the occurrence and during the continuance of a Default, take any action Borrowers are required to take under this Agreement; (d) so long as Administrative Agent has provided not less than three (3) Business Days' prior written notice to Borrower to perform the same and Borrower has failed to take such action, do such other and further acts and deeds in the name of Borrowers that Administrative Agent may deem necessary or desirable to perfect Administrative Agent's security interest or Lien in any Collateral; and (e) after the occurrence and during the continuance of an Event of Default, do such other and further acts and deeds in the name of Borrowers that Administrative Agent may deem necessary or desirable to enforce its rights with regard to any Account or other Collateral. This power of attorney shall be irrevocable and coupled with an interest.

     SECTION 4.14 COLLATERAL ADMINISTRATION.

          (a) All data and other information relating to Accounts or other intangible Collateral shall at all times be kept by Borrowers at their respective principal and/or chief executive offices and shall not be moved from such locations without (i) providing prior written notice to Administrative Agent, and (ii) obtaining the prior written consent of Administrative Agent, which consent shall not be unreasonably withheld (provided, however, that no such consent shall be required with regard to a move to a location with respect to which Administrative Agent has received a duly executed landlord waiver or bailee agreement satisfactory to Administrative Agent).

          (b) Administrative Agent reserves the right, after the occurrence and during the continuance of an Event of Default, to notify Account Debtors that Administrative Agent has been granted a Lien upon all Accounts.

          (c) Borrowers will conduct a physical count of the Inventory at least once per year, and at such other times as Administrative Agent requests after the occurrence and during the continuance of an Event of Default, and Borrowers shall provide to Administrative Agent a written accounting of such physical count in form and substance satisfactory to Administrative Agent. Borrowers will use commercially reasonable efforts to at all times keep its Inventory in good and marketable condition.

     SECTION 4.15 MANUFACTURING LINE. Not later than March 31, 2009, Borrowers shall have completed construction of its second manufacturing line, and such manufacturing line must be free of all Liens, fully-paid for, fully licensed as required under this Agreement, including, without limitation, under the Medical Device Rider, and fully functioning or capable of


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

functioning; provided, however, that if the completion of the second manufacturing line in accordance with the above has not occurred on or before March 31, 2009 but such completion is reasonably likely to occur on or before June 30, 2009, then the March 31, 2009 deadline referenced above shall be extended to June 30, 2009.

                         ARTICLE 5 - NEGATIVE COVENANTS

     Each Borrower agrees that, so long as any Credit Exposure exists:

     SECTION 5.1 DEBT; CONTINGENT OBLIGATIONS. No Borrower will, or will permit any Subsidiary to, directly or indirectly, create, incur, assume, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt, except for Permitted Indebtedness. No Borrower will, or will permit any Subsidiary to, directly or indirectly, create, assume, incur or suffer to exist any Contingent Obligations, except for Permitted Contingent Obligations.

     SECTION 5.2 LIENS. No Borrower will, or will permit any Subsidiary to, directly or indirectly, create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except for Permitted Liens. Without limiting the generality of the foregoing, no Borrower will, or will permit any Subsidiary to, directly or indirectly, create, assume or suffer to exist any Lien on any of its or their Intellectual Property, except for Permitted Liens.

     SECTION 5.3 RESTRICTED DISTRIBUTIONS. No Borrower will, or will permit any Subsidiary to, directly or indirectly, declare, order, pay, make or set apart any sum for any Restricted Distribution; provided, however, that the following Restricted Distributions may be paid: (a) at any time, dividends may be paid by any Subsidiary of any Borrower to such parent Borrower (and/or to any intermediate Subsidiary who is also a Borrower); (b) any Borrower may pay dividends solely in common stock; and (c) Borrower may repurchase the stock of former employees, directors or consultants pursuant to stock repurchase agreements so long as an Event of Default does not exist at the time of such repurchase and would not exist after giving effect to such repurchase, provided that such repurchase does not exceed $250,000 in the aggregate per fiscal year.

     SECTION 5.4 RESTRICTIVE AGREEMENTS. No Borrower will, or will permit any Subsidiary to, directly or indirectly (a) enter into or assume any agreement (other than the Financing Documents and any agreements for purchase money debt permitted under clause (c) of the definition of Permitted Indebtedness) prohibiting the creation or assumption of any Lien upon its properties or assets, whether now owned or hereafter acquired, or (b) create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind (except as provided by the Financing Documents) on the ability of any Subsidiary to: (i) pay or make Restricted Distributions to any Borrower or any Subsidiary; (ii) pay any Debt owed to any Borrower or any Subsidiary; (iii) make loans or advances to any Borrower or any Subsidiary; or
(iv) transfer any of its property or assets to any Borrower or any Subsidiary.

     SECTION 5.5 RESERVED.


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

     SECTION 5.6 CONSOLIDATIONS, MERGERS AND SALES OF ASSETS; CHANGE IN CONTROL. No Borrower will, or will permit any Subsidiary to, directly or indirectly (a) consolidate or merge or amalgamate with or into any other Person, other than Permitted Mergers, or (b) consummate any Asset Dispositions other than Permitted Asset Dispositions. No Borrower will suffer or permit to occur any Change in Control with respect to itself, any Subsidiary or any Guarantor other than Permitted Transfers with respect to such Persons.

     SECTION 5.7 PURCHASE OF ASSETS, INVESTMENTS. No Borrower will, or will permit any Subsidiary to, directly or indirectly (a) acquire or enter into any agreement to acquire any assets other than in the Ordinary Course of Business or as permitted under clause (h) of the definition of Permitted Investments; or (b) acquire or own or enter into any agreement to acquire or own any Investment in any Person other than Permitted Investments.

     SECTION 5.8 TRANSACTIONS WITH AFFILIATES. Except as otherwise disclosed on
Schedule 5.8, and except for transactions that are disclosed to Administrative Agent in advance of being entered into and which contain terms that are no less favorable to the applicable Borrower or any Subsidiary, as the case may be, than those which might be obtained from a third party not an Affiliate of any Credit Party, no Borrower will, or will permit any Subsidiary to, directly or indirectly, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of any Borrower.

     SECTION 5.9 MODIFICATION OF ORGANIZATIONAL DOCUMENTS. No Borrower will, or will permit any Subsidiary to, directly or indirectly, amend or otherwise modify any Organizational Documents of such Person, except for Permitted Modifications. Without limiting the generality of the provisions of Section 5.1, no Borrower will, or will permit any Subsidiary to, authorize and/or issue any capital stock or other equity securities which are subject to any mandatory repurchase or redemption provisions which could give rise to a redemption prior to the Termination Date or put rights in favor of any holder thereof (not including any repurchase or redemption provisions exercisable solely at the option of such Borrower or Subsidiary) that could give rise to a put prior to the Termination Date or otherwise constitute Debt under the definition set forth herein or are subject to any provisions requiring the mandatory payment of any dividends at any time (not including any specified dividends which accrue at specified times but which are payable only as, when and if declared by the board of directors or other similar governance body or manager or partner of such Borrower or Subsidiary and/or upon liquidation of such Borrower or Subsidiary).

     SECTION 5.10 RESERVED.

     SECTION 5.11 CONDUCT OF BUSINESS. No Borrower will, or will permit any Subsidiary to, directly or indirectly, engage in any line of business other than those businesses engaged in on the Closing Date and described on Schedule 5.11 and businesses reasonably related thereto.

     SECTION 5.12 LEASE PAYMENTS. No Borrower will, or will permit any Subsidiary to, directly or indirectly, incur or assume (whether pursuant to a Guarantee or otherwise) any liability for rental payments except in the Ordinary Course of Business.


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

     SECTION 5.13 LIMITATION ON SALE AND LEASEBACK TRANSACTIONS. No Borrower will, or will permit any Subsidiary to, directly or indirectly, enter into any arrangement with any Person whereby, in a substantially contemporaneous transaction, any Borrower or any Subsidiaries sells or transfers all or substantially all of its right, title and interest in an asset and, in connection therewith, acquires or leases back the right to use such asset.

     SECTION 5.14 DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS. Schedule 5.14 lists all of the Deposit Accounts and Securities Accounts of each Borrower as of the Closing Date. No Borrower will, or will permit any Subsidiary to, directly or indirectly, establish any new bank account, Deposit Account or Securities Account without prior written notice to Administrative Agent and unless Administrative Agent, such Borrower or such Subsidiary and the bank, financial institution or securities intermediary at which the account is to be opened enter into a Deposit Account Control Agreement or Securities Account Control Agreement prior to or concurrently with the establishment of such bank account, Deposit Account or Securities Account.

     SECTION 5.15 COMPLIANCE WITH ANTI-TERRORISM LAWS. Administrative Agent and each Lender hereby notifies Borrowers that pursuant to the requirements of Anti-Terrorism Laws, and Administrative Agent's and each Lender's policies and practices, Administrative Agent and each Lender is required to obtain, verify and record certain information and documentation that identifies Borrowers and its principals, which information includes the name and address of each Borrower and its principals and such other information that will allow Administrative Agent to identify such party in accordance with Anti-Terrorism Laws. No Borrower will, or will permit any Subsidiary to, directly or indirectly, knowingly enter into any Material Contracts with any Blocked Person or any Person listed on the OFAC Lists. Each Borrower shall immediately notify Administrative Agent and each Lender if such Borrower has knowledge that any Borrower or any additional Credit Party becomes a Blocked Person or becomes listed on the OFAC Lists or (a) is convicted on, (b) pleads nolo contendere to, (c) is indicted on, or (d) is arraigned and held over on charges involving money laundering or predicate crimes to money laundering. No Borrower will, or will permit any Subsidiary to, directly or indirectly, (i) conduct any business or engage in any transaction or dealing with any Blocked Person, including, without limitation, the making or receiving of any contribution of funds, goods or services to or for the benefit of any Blocked Person, (ii) deal in, or otherwise engage in any transaction relating to, any property or interests in property blocked pursuant to Executive Order No. 13224, any similar executive order or other Anti-Terrorism Law, or
(iii) engage in or conspire to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in Executive Order No. 13224 or other Anti-Terrorism Law.

                             ARTICLE 6 - [RESERVED]

                             ARTICLE 7 - CONDITIONS

     SECTION 7.1 CONDITIONS TO CLOSING. The obligation of each Lender to make the Loan shall be subject to the receipt by Administrative Agent of each agreement, document and instrument set forth on the closing checklist prepared by Administrative Agent or its counsel, each in form and substance satisfactory to Administrative Agent, and such other closing deliverables reasonably requested by Administrative Agent and Lenders, and to the satisfaction


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

of the following conditions precedent, each to the satisfaction of Administrative Agent and Lenders and their respective counsel in their sole discretion:

          (a) [Reserved];

          (b) the payment of all fees, expenses and other amounts due and payable under each Financing Document;

          (c) the absence, as of the Closing Date, of any material adverse change in any aspect of the business, operations, properties or financial condition of the Credit Parties taken as a whole, or any event or condition which could reasonably be expected to result in such a material adverse change;

          (d) all of Borrower's existing Debt (other than accounts payable to third-party vendors incurred in the ordinary course of business), including without limitation, any related party debt, shall be fully subordinated to the Obligations pursuant to subordination agreements that are requested by and satisfactory to the Administrative Agent in its sole discretion;

          (e) the receipt by Administrative Agent of such other documents, instruments and/or agreements as Administrative Agent may reasonably request;

          (f) receipt by Administrative Agent of a Notice of Borrowing;

          (g) the fact that, immediately before and after such advance, no Default or Event of Default shall have occurred and be continuing;

          (h) the fact that the representations and warranties of each Credit Party contained in the Financing Documents shall be true, correct and complete on and as of the date of such borrowing, except to the extent that any such representation or warranty relates to a specific date in which case such representation or warranty shall be true and correct as of such earlier date; and

          (i) the fact that no material adverse change in the financial condition, properties, business or operations of the Credit Parties taken as a whole shall have occurred and be continuing since the date of this Agreement.

     Each giving of a Notice of Borrowing hereunder and acceptance by any Borrower of the proceeds of the Loan made hereunder shall be deemed to be (y) a representation and warranty by each Borrower on the date of such notice or acceptance as to the facts specified in this Section, and (z) a restatement by each Borrower that each and every one of the representations made by it in any of the Financing Documents is true and correct in all material respects (except to the extent that such representations and warranties expressly relate solely to an earlier date).

     SECTION 7.2 RESERVED.

     SECTION 7.3 SEARCHES. Before the Closing Date, and thereafter (as and when determined by Administrative Agent in its discretion), Administrative Agent shall have the right to perform, all at Borrowers' expense, the searches described in clauses (a), (b), (c) and (d)


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

below against Borrowers and any other Credit Party, the results of which are to be consistent with Borrowers' representations and warranties under this Agreement and the satisfactory results of which shall be a condition precedent to all advances of Loan proceeds: (a) UCC searches with the Secretary of State of each jurisdiction in which the applicable Person is organized, and, if applicable, local UCC fixture filings searches in each jurisdiction where any real estate Collateral or fixtures Collateral is located; (b) judgment, pending litigation, federal tax lien, personal property tax lien, and corporate and partnership tax lien searches, in the state and/or local filing offices (as applicable) of each jurisdiction where the applicable Person maintains its executive offices, a place of business, or assets and the jurisdiction in which the applicable Person is organized; (c) real property title and lien searches in each jurisdiction in which any real property Collateral is located; and (d) searches of applicable corporate, limited liability company, partnership and related records to confirm the continued existence, organization and good standing of the applicable Person and the exact legal name under which such Person is organized.

     SECTION 7.4 POST CLOSING REQUIREMENTS. Borrowers shall complete each of the post closing obligations and/or provide to Administrative Agent each of the documents, instruments, agreements and information listed on Schedule 7.4 attached hereto on or before the date set forth for each such item thereon, each of which shall be completed or provided in form and substance satisfactory to Administrative Agent.

                             ARTICLE 8 - [RESERVED]

                         ARTICLE 9 - SECURITY AGREEMENT

     SECTION 9.1 GENERALLY. As security for the payment and performance of the Obligations, and without limiting any other grant of a Lien and security interest in any Security Document, Borrowers hereby assign and grant to Administrative Agent, for the benefit of Lenders, a continuing first priority Lien on and security interest in, upon, and to the personal property set forth on Schedule 9.1 attached hereto and made a part hereof. The parties hereto hereby acknowledge and agree that the Administrative Agent and the Lenders shall not make any filings in connection with the Collateral with the United States Patent and Trademark Office or the United States Copyright Office.

     SECTION 9.2 REPRESENTATIONS AND WARRANTIES AND COVENANTS RELATING TO COLLATERAL.

          (a) Each Borrower has good title to, has rights in, and the power to transfer each item of Collateral upon which it purports to grant a Lien hereunder, free and clear of any and all Liens except Permitted Liens. Each Borrower is the sole owner of its Intellectual Property, except for non-exclusive licenses granted to its customers and suppliers in the Ordinary Course of Business. No part of Borrower's Intellectual Property has been judged invalid or unenforceable, in whole or in part, and to the best of Borrowers' knowledge, no claim has been made that any part of the Intellectual Property of any Borrower violates the rights of any third party except to the extent such claim could not reasonably be expected to have a Material Adverse Effect.
Schedule 9.2 sets forth (i) each chief executive office and principal place of business of each Borrower and each of their respective Subsidiaries and (ii) all of the addresses


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

(including all warehouses) at which any of the Collateral is located and/or books and records of Borrowers regarding any of the Collateral are kept, which such Schedule 9.2 indicates in each case which Borrower(s) have Collateral and/or books and records located at such address, and, in the case of any such address not owned by one or more of the Borrowers(s), indicates the nature of such location (e.g., leased business location operated by Borrower(s), third party warehouse, consignment location, processor location, etc.) and the name and address of the third party owning and/or operating such location.

          (b) Without limiting the generality of Section 3.2, except as indicated on Schedule 3.19 with respect to any rights of any Borrower as a licensee under any license of Intellectual Property owned by another Person, and except for the filing of financing statements under the UCC, no authorization, approval or other action by, and no notice to or filing with, any Governmental Authority or consent of any other Person is required for (i) the grant by each Borrower to Administrative Agent of the security interests and Liens in the Collateral provided for under this Agreement and the other Security Documents (if any), or (ii) the exercise by Administrative Agent of its rights and remedies with respect to the Collateral provided for under this Agreement and the other Security Documents or under any applicable Law, including the UCC and neither any such grant of Liens in favor of Administrative Agent or exercise of rights by Administrative Agent shall violate or cause a default under any agreement between any Borrower and any other Person relating to any such Collateral, including any license to which a Borrower is a party, whether as licensor or licensee, with respect to any Intellectual Property, whether owned by such Borrower or any other Person.

          (c) As of the Closing Date, no Borrower has any ownership interest in any Chattel Paper, Letter of Credit Rights, Commercial Tort Claims, Instruments, Documents or Investment Property (other than equity interests in any Subsidiaries of such Borrower disclosed on Schedule 3.4), and Borrowers shall give notice to Administrative Agent promptly (but in any event not later than the delivery by Borrowers of the next Compliance Certificate required pursuant to Section 4.1 above) upon the acquisition by any Borrower of any such Chattel Paper, Letter of Credit Rights, Commercial Tort Claims, Instruments, Documents or Investment Property. No Person other than Administrative Agent or (if applicable) any Lender has "control" (as defined in Article 9 of the UCC) over any Deposit Account, Investment Property (including Securities Accounts and Commodities Account), Letter of Credit Rights or Electronic Chattel Paper in which any Borrower has any interest (except for such control arising by operation of law in favor of any bank or securities intermediary or commodities intermediary with whom any Deposit Account, Securities Account or Commodities Account of Borrowers is maintained).

          (d) Borrowers shall not, and shall not permit any Credit Party to, take any of the following actions or make any of the following changes unless Borrowers have given at least thirty (30) days prior written notice to Administrative Agent of Borrowers' intention to take any such action (which such written notice shall include an updated version of any Schedule impacted by such change) and have executed any and all documents, instruments and agreements and taken any other actions which Administrative Agent may request after receiving such written notice in order to protect and preserve the Liens, rights and remedies of Administrative Agent with respect to the Collateral: (i) change the legal name or organizational identification number of any Borrower as it appears in official filings in the jurisdiction of its organization, (ii) change the jurisdiction of incorporation or formation of any Borrower or Credit Party or allow any


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

Borrower or Credit Party to designate any jurisdiction as an additional jurisdiction of incorporation for such Borrower or Credit Party, or change the type of entity that it is, or (iii) change its chief executive office, principal place of business, or the location of its records concerning the Collateral or move any Collateral to or place any Collateral on any location that is not then listed on the Schedules and/or establish any business location at any location that is not then listed on the Schedules.

          (e) Borrowers shall not adjust, settle or compromise the amount or payment of any Account, or release wholly or partly any Account Debtor, or allow any credit or discount thereon (other than adjustments, settlements, compromises, credits and discounts in the Ordinary Course of Business, made while no Default or Event of Default exists and in amounts which are not material) without the prior written consent of Administrative Agent. Without limiting the generality of this Agreement or any other provisions of any of the Financing Documents relating to the rights of Administrative Agent after the occurrence and during the continuance of an Event of Default, Administrative Agent shall have the right at any time after the occurrence and during the continuance of an Event of Default (acting upon the direction of the Required Lenders) to: (i) exercise the rights of Borrowers with respect to the obligation of any Account Debtor to make payment or otherwise render performance to Borrowers and with respect to any property that secures the obligations of any Account Debtor or any other Person obligated on the Collateral, and (ii) adjust, settle or compromise the amount or payment of such Accounts.

          (f) Without limiting the generality of Sections 9.2(c) and 9.2(e):

               (i) Borrowers shall deliver to Administrative Agent all Tangible Chattel Paper and all Instruments and Documents owned by any Borrower and constituting part of the Collateral duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Administrative Agent. Borrowers shall provide Administrative Agent with "control" (as defined in Article 9 of the UCC) of all Electronic Chattel Paper owned by any Borrower and constituting part of the Collateral by having Administrative Agent identified as the assignee on the records pertaining to the single authoritative copy thereof and otherwise complying with the applicable elements of control set forth in the UCC. Borrowers also shall deliver to Administrative Agent all security agreements securing any such Chattel Paper and securing any such Instruments. Borrowers will mark conspicuously all such Chattel Paper and all such Instruments and Documents with a legend, in form and substance satisfactory to Administrative Agent, indicating that such Chattel Paper and such Instruments and Documents are subject to the security interests and Liens in favor of Administrative Agent created pursuant to this Agreement and the Security Documents. Borrowers shall comply with all the provisions of Section 5.14 with respect to the Deposit Accounts and Securities Accounts of Borrowers.

               (ii) Borrowers shall deliver to Administrative Agent all letters of credit on which any Borrower is the beneficiary and which give rise to Letter-of-Credit Rights owned by such Borrower which constitute part of the Collateral in each case duly endorsed and accompanied by duly executed instruments of transfer or assignment, all in form and substance satisfactory to Administrative Agent. Borrowers shall take any and all actions as may be necessary or desirable, or that Administrative Agent may request, from time to time, to cause


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Administrative Agent to obtain exclusive "control" (as defined in Article 9 of the UCC) of any such Letter-of-Credit Rights in a manner acceptable to Administrative Agent.

               (iii) Borrowers shall promptly advise Administrative Agent upon any Borrower becoming aware that it has any interests in any Commercial Tort Claim that constitutes part of the Collateral, which such notice shall include descriptions of the events and circumstances giving rise to such Commercial Tort Claim and the dates such events and circumstances occurred, the potential defendants with respect such Commercial Tort Claim and any court proceedings that have been instituted with respect to such Commercial Tort Claim, and Borrowers shall, with respect to any such Commercial Tort Claim, execute and deliver to Administrative Agent such documents as Administrative Agent shall request to perfect, preserve or protect the Liens, rights and remedies of Administrative Agent with respect to any such Commercial Tort Claim.

               (iv) Except for Accounts and Inventory in an aggregate amount of not more than $100,000, provided, that, upon completion of the second manufacturing line in accordance with Section 4.15 hereof, such amount shall be increased to $750,000 in the aggregate, no Accounts or Inventory or other Collateral shall at any time be in the possession or control of any warehouse, consignee, bailee or any of Borrowers' agents or processors without prior written notice to Administrative Agent and the receipt by Administrative Agent, if Administrative Agent has so requested, of warehouse receipts, consignment agreements or bailee lien waivers (as applicable) satisfactory to Administrative Agent prior to the commencement of such possession or control. Borrower has notified Administrative Agent that Inventory is currently located at the locations set forth on Schedule 9.2. Borrowers shall, upon the request of Administrative Agent, notify any such warehouse, consignee, bailee, agent or processor of the security interests and Liens in favor of Administrative Agent created pursuant to this Agreement and the Security Documents, instruct such Person to hold all such Collateral for Administrative Agent's account subject to Administrative Agent's instructions and shall obtain an acknowledgement from such Person that such Person holds the Collateral for Administrative Agent's benefit.

               (v) Borrowers shall cause all Equipment and other tangible Personal Property other than Inventory to be maintained and preserved in the same condition, repair and in working order as when new, ordinary wear and tear excepted, and shall promptly make or cause to be made all repairs, replacements and other improvements in connection therewith that are necessary or desirable to such end. Upon request of Administrative Agent, Borrowers shall promptly deliver to Administrative Agent any and all certificates of title, applications for title or similar evidence of ownership of all such tangible Personal Property and shall cause Administrative Agent to be named as lienholder on any such certificate of title or other evidence of ownership. Borrowers shall not permit any such tangible Personal Property to become Fixtures to real estate unless such real estate is subject to a Lien in favor of Administrative Agent.

               (vi) Each Borrower hereby authorizes Administrative Agent to file without the signature of such Borrower one or more UCC financing statements relating to liens on personal property relating to all or any part of the Collateral, which financing statements may list Administrative Agent as the "secured party" and such Borrower as the "debtor" and which


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

describe and indicate the collateral covered thereby as all or any part of the Collateral under the Financing Documents (including an indication of the collateral covered by any such financing statement as "all assets" of such Borrower other than the Excluded Property now owned or hereafter acquired), in such jurisdictions as Administrative Agent from time to time determines are appropriate, and to file without the signature of such Borrower any continuations of or corrective amendments to any such financing statements, in any such case in order for Administrative Agent to perfect, preserve or protect the Liens, rights and remedies of Administrative Agent with respect to the Collateral.

               (vii) As of the Closing Date, no Borrower holds, and after the Closing Date Borrowers shall promptly notify Administrative Agent in writing upon creation or acquisition by any Borrower of, any Collateral which constitutes a claim against any Governmental Authority, including, without limitation, the federal government of the United States or any instrumentality or agency thereof, the assignment of which claim is restricted by any applicable Law, including, without limitation, the federal Assignment of Claims Act and any other comparable Law. Upon the request of Administrative Agent, Borrowers shall take such steps as may be necessary or desirable, or that Administrative Agent may request, to comply with any such applicable Law.

               (viii) Borrowers shall furnish to Administrative Agent from time to time any statements and schedules further identifying or describing the Collateral and any other information, reports or evidence concerning the Collateral as Administrative Agent may reasonably request from time to time.

     SECTION 9.3 UCC REMEDIES.

          (a) Upon the occurrence of and during the continuance of an Event of Default under this Agreement or the other Financing Documents, Administrative Agent shall, if requested by the Required Lenders, in addition to all other rights, options, and remedies granted to Administrative Agent under this Agreement or at law or in equity, exercise, in accordance with applicable law, either directly or through one or more assignees or designees, all rights and remedies granted to it under all Financing Documents and under the UCC in effect in the applicable jurisdiction(s) and under any other applicable law; including, without limitation:

               (i) The right to take possession of, send notices regarding, and collect directly the Collateral, with or without judicial process;

               (ii) The right to (by its own means or with judicial assistance) enter any of Borrowers' premises and take possession of the Collateral, or render it unusable, or to render it usable or saleable, or dispose of the Collateral on such premises in compliance with subsection (iii) below and to take possession of Borrowers' original books and records, to obtain access to Borrowers' data processing equipment, computer hardware and software relating to the Collateral and to use all of the foregoing and the information contained therein in any manner Administrative Agent deems appropriate, without any liability to Borrowers for rent, storage, utilities, or other sums, and Borrowers shall not resist or interfere with such action (if Borrowers' books and records are prepared or maintained by an accounting service, contractor or other third party agent, Borrowers hereby irrevocably authorize such service, contractor or other


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

agent, upon notice by Administrative Agent to such Person that an Event of Default has occurred and is continuing, to deliver to Administrative Agent or its designees such books and records, and to follow Administrative Agent's instructions with respect to further services to be rendered);

               (iii) The right to require Borrowers at Borrowers' expense to assemble all or any part of the Collateral and make it available to Administrative Agent at any place designated by the Administrative Agent;

               (iv) The right to notify postal authorities to change the address for delivery of Borrowers' mail to an address designated by Administrative Agent and to receive, open and dispose of all mail addressed to any Borrower.

               (v) The right to enforce Borrowers' rights against Account Debtors and other obligors, including, without limitation, (i) the right to collect Accounts directly in Administrative Agent's own name (as agent for Lenders) and to charge the collection costs and expenses, including attorneys' fees, to Borrowers, and (ii) the right, in the name of Administrative Agent or any designee of Administrative Agent or Borrowers, to verify the validity, amount or any other matter relating to any Accounts by mail, telephone, telegraph or otherwise, including, without limitation, verification of Borrowers' compliance with applicable Laws. Borrowers shall cooperate fully with Administrative Agent in an effort to facilitate and promptly conclude such verification process. Such verification may include contacts between Administrative Agent and applicable federal, state and local regulatory authorities having jurisdiction over the Borrowers' affairs, all of which contacts Borrowers hereby irrevocably authorize.

          (b) Each Borrower agrees that a notice received by it at least ten
(10) days before the time of any intended public sale, or the time after which any private sale or other disposition of the Collateral is to be made, shall be deemed to be reasonable notice of such sale or other disposition. If permitted by applicable law, any perishable Collateral which threatens to speedily decline in value or which is sold on a recognized market may be sold immediately by Administrative Agent without prior notice to Borrowers. At any sale or disposition of Collateral, Administrative Agent may (to the extent permitted by applicable law) purchase all or any part of the Collateral, free from any right of redemption by Borrowers, which right is hereby waived and released to the extent permitted under applicable law. Each Borrower covenants and agrees not to interfere with or impose any obstacle to Administrative Agent's exercise of its rights and remedies with respect to the Collateral. Administrative Agent shall have no obligation to clean-up or otherwise prepare the Collateral for sale. Administrative Agent may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. Administrative Agent may sell the Collateral without giving any warranties as to the Collateral. Administrative Agent may specifically disclaim any warranties of title or the like. This procedure will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral. If Administrative Agent sells any of the Collateral upon credit, Borrowers will be credited only with payments actually made by the purchaser, received by Administrative Agent and applied to the indebtedness of the purchaser. In the event the purchaser fails to pay for the Collateral, Administrative Agent may resell the


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

Collateral and Borrowers shall be credited with the proceeds of the sale. Borrowers shall remain liable for any deficiency if the proceeds of any sale or disposition of the Collateral are insufficient to pay all Obligations.

          (c) Without restricting the generality of the foregoing and for the purposes aforesaid, each Borrower hereby appoints and constitutes Administrative Agent its lawful attorney-in-fact with full power of substitution in the Collateral, upon the occurrence and during the continuance of an Event of Default, to use unadvanced funds remaining under this Agreement or which may be reserved, escrowed or set aside for any purposes hereunder at any time, or to advance funds in excess of the face amount of the Notes, to pay, settle or compromise all existing bills and claims, which may be Liens or security interests, or to avoid such bills and claims becoming Liens against the Collateral; to execute all applications and certificates in the name of such Borrower and to prosecute and defend all actions or proceedings in connection with the Collateral; and to do any and every act which such Borrower might do in its own behalf; it being understood and agreed that this power of attorney shall be a power coupled with an interest and cannot be revoked.

          (d) Administrative Agent and each Lender is hereby granted an irrevocable, non-exclusive, royalty-free license or other right to use, without charge, Borrowers' labels, mask works, rights of use of any name, any other Intellectual Property and advertising matter, and any similar property as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral and, in connection with Administrative Agent's exercise of its rights under this Article, Borrowers' rights under all licenses and all franchise agreements inure to Administrative Agent's and each Lender's benefit.

                         ARTICLE 10 - EVENTS OF DEFAULT

     SECTION 10.1 EVENTS OF DEFAULT.

     For purposes of the Financing Documents, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an "EVENT OF DEFAULT":

          (a) any Borrower shall fail to pay when due any principal, interest, premium or fee under any Financing Document or any other amount payable under any Financing Document, or there shall occur any default in the performance of or compliance with any of the following sections of this Agreement: Article 5;
Article 6; Sections 4.1, 4.3 (solely as it relates to maintaining its existence), 4.4, 4.6 and 4.15;

          (b) any Credit Party defaults in the performance of or compliance with any term contained in this Agreement or in any other Financing Document (other than occurrences described in other provisions of this Section 10.1 for which a different grace or cure period is specified or for which no grace or cure period is specified and thereby constitute immediate Events of Default) and such default is not remedied by the Credit Party or waived by the Required Lenders within thirty (30) days;


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

          (c) any representation, warranty, certification or statement made by any Credit Party in any Financing Document or in any certificate, financial statement or other document delivered pursuant to any Financing Document is incorrect in any respect (or in any material respect if such representation, warranty, certification or statement is not by its terms already qualified as to materiality) when made (or deemed made);

          (d) failure of any Credit Party to pay when due or within any applicable grace period any principal, interest or other amount on Debt (other than the Loans) or in respect of any Swap Contract, or the occurrence of any breach, default, condition or event with respect to any Debt (other than the Loans) or in respect of any Swap Contract, if the effect of such failure or occurrence is to cause or to permit the holder or holders of any such Debt, or the counterparty under any such Swap Contract, to cause, Debt or other liabilities having an individual principal amount in excess of $150,000 or having an aggregate principal amount in excess of $300,000 to become or be declared due prior to its stated maturity;

          (e) any Credit Party or any Subsidiary of a Borrower shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing;

          (f) an involuntary case or other proceeding shall be commenced against any Credit Party or any Subsidiary of a Borrower seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property, and such involuntary case or other proceeding shall remain undismissed and unstayed for a period of forty-five (45) days; or an order for relief shall be entered against any Credit Party or any Subsidiary of a Borrower under applicable federal bankruptcy, insolvency or other similar law in respect of (i) bankruptcy, liquidation, winding-up, dissolution or suspension of general operations, (ii) composition, rescheduling, reorganization, arrangement or readjustment of, or other relief from, or stay of proceedings to enforce, some or all of the debts or obligations, or (iii) possession, foreclosure, seizure or retention, sale or other disposition of, or other proceedings to enforce security over, all or any substantial part of the assets of such Credit Party or Subsidiary;

          (g) (i) institution of any steps by any Person to terminate a Pension Plan if as a result of such termination any Credit Party or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $50,000, (ii) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA, or (iii) there shall occur any withdrawal or partial withdrawal from a Multiemployer Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Plans as a result of such withdrawal


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

(including any outstanding withdrawal liability that any Credit Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $50,000;

          (h) one or more judgments or orders for the payment of money (not paid or fully covered by insurance maintained in accordance with the requirements of this Agreement and as to which the relevant insurance company has acknowledged coverage) aggregating in excess of $350,000 shall be rendered against any or all Credit Parties and either (i) enforcement proceedings shall have been commenced by any creditor upon any such judgments or orders, or (ii) there shall be any period of twenty (20) consecutive days during which a stay of enforcement of any such judgments or orders, by reason of a pending appeal, bond or otherwise, shall not be in effect;

          (i) any Lien created by any of the Security Documents shall at any time fail to constitute a valid and perfected Lien on all of the Collateral purported to be encumbered thereby, subject to no prior or equal Lien except Permitted Liens, or any Credit Party shall so assert;

          (j) the institution by any Governmental Authority of criminal proceedings against any Credit Party;

          (k) a default or event of default occurs under any Guarantee of any portion of the Obligations;

          (l) any Borrower makes any payment on account of any Debt that has been subordinated to any of the Obligations, other than payments specifically permitted by the terms of such subordination;

          (m) if any Borrower is or becomes an entity whose equity is registered with the SEC, and/or is publicly traded on and/or registered with a public securities exchange, such Borrower's equity fails to remain registered with the SEC in good standing, and/or such equity fails to remain publicly traded on and registered with a public securities exchange;

          (n) the occurrence of any fact, event or circumstance that has or that could reasonably be expected to result in a Material Adverse Effect, if such default shall have continued unremedied for a period of ten (10) days after written notice from Administrative Agent or the Required Lenders; or

          (o) if any Financing Document or any material provision thereof is deemed null and void or any Credit Party repudiates or denies in writing any portion of its liability or obligation for the Obligations.

     All cure periods provided for in this Section shall run concurrently with any cure period provided for in any applicable Financing Documents under which the default occurred.

     SECTION 10.2 ACCELERATION AND SUSPENSION OR TERMINATION OF TERM LOAN COMMITMENT. Upon the occurrence and during the continuance of an Event of Default, Administrative Agent shall, if requested by Required Lenders, (a) by notice to Borrower Representative suspend or terminate the Term Loan Commitment and the obligations of Administrative Agent and Lenders with respect thereto, in whole or in part (and, if in part, each


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

Lender's Term Loan Commitment shall be reduced in accordance with its Pro Rata Share), and/or (b) by notice to Borrower Representative declare all or any portion of the Obligations to be, and all or such portion of the Obligations shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and Borrowers will pay the same; provided, however, that in the case of any of the Events of Default specified in Section 10.1(e) or 10.1(f) above, without any notice to any Borrower or any other act by Administrative Agent or the Lenders, the Term Loan Commitment and the obligations of Administrative Agent and the Lenders with respect thereto shall thereupon immediately and automatically terminate and all of the Obligations shall become immediately and automatically due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by each Borrower and Borrowers will pay the same.

     SECTION 10.3 RESERVED.

     SECTION 10.4 DEFAULT RATE OF INTEREST. At the election of Required Lenders, after the occurrence of an Event of Default and for so long as it continues, the Loans and other Obligations shall bear interest at rates that are three and one half percent (3.5%) per annum in excess of the rates otherwise payable under this Agreement; provided that, notwithstanding anything to the contrary contained in the foregoing or otherwise in this Agreement, the increased rates of default interest provided for in this section shall be applicable automatically and immediately upon the occurrence and during the continuance of any Event of Default occurring under Section 10.1(e) or 10.1(f) above without the necessity of any further affirmative action by any party.

     SECTION 10.5 SETOFF RIGHTS. During the continuance of any Event of Default, each Lender is hereby authorized by each Borrower at any time or from time to time, with reasonably prompt subsequent notice to such Borrower (provided that any failure to provide any such notice shall not impair the validity of the applicable set-off right) (any prior or contemporaneous notice being hereby expressly waived) to set off and to appropriate and to apply any and all (a) balances held by such Lender or any of such Lender's Affiliates at any of its offices for the account of such Borrower or any of its Subsidiaries (regardless of whether such balances are then due to such Borrower or its Subsidiaries), and
(b) other property at any time held or owing by such Lender to or for the credit or for the account of such Borrower or any of its Subsidiaries, against and on account of any of the Obligations then due; except that no Lender shall exercise any such right without the prior written consent of Administrative Agent. Any Lender exercising a right to set off shall purchase for cash (and the other Lenders shall sell) interests in each of such other Lender's Pro Rata Share of the Obligations as would be necessary to cause all Lenders to share the amount so set off with each other Lender in accordance with their respective Pro Rata Share of the Obligations. Each Borrower agrees, to the fullest extent permitted by law, that any Lender and any of such Lender's Affiliates may exercise its right to set off with respect to the Obligations as provided in this Section 10.5.

     SECTION 10.6 APPLICATION OF PROCEEDS. Notwithstanding anything to the contrary contained in this Agreement, upon the occurrence and during the continuance of an Event of Default, (a) each Borrower irrevocably waives the right to direct the application of any and all payments at any time or times thereafter received by Administrative Agent from or on behalf of


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

such Borrower or any other Credit Party of all or any part of the Obligations, and, as between Borrowers on the one hand and Administrative Agent and Lenders on the other, Administrative Agent shall have the continuing and exclusive right to apply and to reapply any and all payments received against the Obligations in such manner as Administrative Agent may deem advisable notwithstanding any previous application by Administrative Agent, and (b) the proceeds of any sale of, or other realization upon, all or any part of the Collateral and any payment after an Event of Default shall be applied: first, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to Administrative Agent, in its capacity as Administrative Agent and not in its capacity as a Lender, with respect to this Agreement, the other Financing Documents or the Collateral; second, to all fees, costs, indemnities, liabilities, obligations and expenses incurred by or owing to any Lender with respect to this Agreement, the other Financing Documents or the Collateral; third, to accrued and unpaid interest on the Obligations (including any interest which, but for the provisions of the Bankruptcy Code, would have accrued on such amounts); fourth, to any other indebtedness or obligations of Borrowers owing to Administrative Agent or any Lender under the Financing Documents; fifth, to the Obligations owing to any Eligible Swap Counterparty in respect of any Swap Contracts and sixth, to all fees, costs and expenses related to banking services provided by any Lender or any Affiliate of a Lender. Any balance remaining shall be delivered to Borrowers or to whoever may be lawfully entitled to receive such balance or as a court of competent jurisdiction may direct. In carrying out the foregoing, (x) amounts received shall be applied in the numerical order provided until exhausted prior to the application to the next succeeding category, and
(y) each of the Persons entitled to receive a payment in any particular category shall receive an amount equal to its pro rata share of amounts available to be applied pursuant thereto for such category.

     SECTION 10.7 WAIVERS.

          (a) Except as otherwise provided for in this Agreement and to the fullest extent permitted by applicable law, each Borrower waives: (i) presentment, demand and protest, and notice of presentment, dishonor, intent to accelerate, acceleration, protest, default, nonpayment, maturity, release, compromise, settlement, extension or renewal of any or all Financing Documents, the Notes or any other notes, commercial paper, Accounts, contracts, Documents, Instruments, Chattel Paper and Guarantees at any time held by Lenders on which any Borrower may in any way be liable, and hereby ratifies and confirms whatever Lenders may do in this regard; (ii) all rights to notice and a hearing prior to Administrative Agent's or any Lender's taking possession or control of, or to Administrative Agent's or any Lender's replevy, attachment or levy upon, any Collateral or any bond or security which might be required by any court prior to allowing Administrative Agent or any Lender to exercise any of its remedies; and
(iii) the benefit of all valuation, appraisal and exemption Laws. Each Borrower acknowledges that it has been advised by counsel of its choices and decisions with respect to this Agreement, the other Financing Documents and the transactions evidenced hereby and thereby.

          (b) Each Borrower for itself and all its successors and assigns, (i) agrees that its liability shall not be in any manner affected by any indulgence, extension of time, renewal, waiver, or modification granted or consented to by Administrative Agent or any Lender; (ii) consents to any indulgences and all extensions of time, renewals, waivers, or modifications that may be granted by Administrative Agent or any Lender with respect to the payment or other


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

provisions of the Financing Documents, and to any substitution, exchange or release of the Collateral, or any part thereof, with or without substitution, and agrees to the addition or release of any Borrower, endorsers, guarantors, or sureties, or whether primarily or secondarily liable, without notice to any other Borrower and without affecting its liability hereunder; (iii) agrees that its liability shall be unconditional and without regard to the liability of any other Borrower, Administrative Agent or any Lender for any tax on the indebtedness; and (iv) to the fullest extent permitted by law, expressly waives the benefit of any statute or rule of law or equity now provided, or which may hereafter be provided, which would produce a result contrary to or in conflict with the foregoing.

          (c) To the extent that Administrative Agent or any Lender may have acquiesced in any noncompliance with any requirements or conditions precedent to the closing of the Loans or to any subsequent disbursement of Loan proceeds, such acquiescence shall not be deemed to constitute a waiver by Administrative Agent or any Lender of such requirements with respect to any future disbursements of Loan proceeds and Administrative Agent may at any time after such acquiescence require Borrowers to comply with all such requirements. Any forbearance by Administrative Agent or any Lender in exercising any right or remedy under any of the Financing Documents, or otherwise afforded by applicable law, including any failure to accelerate the maturity date of the Loans, shall not be a waiver of or preclude the exercise of any right or remedy nor shall it serve as a novation of the Notes or as a reinstatement of the Loans or a waiver of such right of acceleration or the right to insist upon strict compliance of the terms of the Financing Documents. Administrative Agent's or any Lender's acceptance of payment of any sum secured by any of the Financing Documents after the due date of such payment shall not be a waiver of Administrative Agent's and such Lender's right to either require prompt payment when due of all other sums so secured or to declare a default for failure to make prompt payment. The procurement of insurance or the payment of taxes or other Liens or charges by Administrative Agent as the result of an Event of Default shall not be a waiver of Administrative Agent's right to accelerate the maturity of the Loans, nor shall Administrative Agent's receipt of any condemnation awards, insurance proceeds, or damages under this Agreement operate to cure or waive any Credit Party's default in payment of sums secured by any of the Financing Documents.

          (d) Without limiting the generality of anything contained in this Agreement or the other Financing Documents, each Borrower agrees that if an Event of Default is continuing (i) Administrative Agent and Lenders shall not be subject to any "one action" or "election of remedies" law or rule, and (ii) all Liens and other rights, remedies or privileges provided to Administrative Agent or Lenders shall remain in full force and effect until Administrative Agent or Lenders have exhausted all remedies against the Collateral and any other properties owned by Borrowers and the Financing Documents and other security instruments or agreements securing the Loans have been foreclosed, sold and/or otherwise realized upon in satisfaction of Borrowers' obligations under the Financing Documents.

          (e) Nothing contained herein or in any other Financing Document shall be construed as requiring Administrative Agent or any Lender to resort to any part of the Collateral for the satisfaction of any of Borrowers' obligations under the Financing Documents in preference or priority to any other Collateral, and Administrative Agent may seek satisfaction out of all of the Collateral or any part thereof, in its absolute discretion in respect of Borrowers'


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

obligations under the Financing Documents. In addition, Administrative Agent shall have the right from time to time to partially foreclose upon any Collateral in any manner and for any amounts secured by the Financing Documents then due and payable as determined by Administrative Agent in its sole discretion (acting upon the direction of the Required Lenders), including, without limitation, the following circumstances: (i) in the event any Borrower defaults beyond any applicable grace period in the payment of one or more scheduled payments of principal and/or interest, Administrative Agent may foreclose upon all or any part of the Collateral to recover such delinquent payments, or (ii) in the event Administrative Agent elects to accelerate less than the entire outstanding principal balance of the Loans, Administrative Agent may foreclose all or any part of the Collateral to recover so much of the principal balance of the Loans as Administrative Agent may accelerate and such other sums secured by one or more of the Financing Documents as Administrative Agent may elect. Notwithstanding one or more partial foreclosures, any unforeclosed Collateral shall remain subject to the Financing Documents to secure payment of sums secured by the Financing Documents and not previously recovered.

          (f) To the fullest extent permitted by law, each Borrower, for itself and its successors and assigns, waives in the event of foreclosure of any or all of the Collateral any equitable right otherwise available to any Credit Party which would require the separate sale of any of the Collateral or require Administrative Agent or Lenders to exhaust their remedies against any part of the Collateral before proceeding against any other part of the Collateral; and further in the event of such foreclosure each Borrower does hereby expressly consent to and authorize, at the option of Administrative Agent, the foreclosure and sale either separately or together of each part of the Collateral.

     SECTION 10.8 INJUNCTIVE RELIEF. The parties acknowledge and agree that, in the event of a breach or threatened breach of any Credit Party's obligations under any Financing Documents, Administrative Agent and Lenders may have no adequate remedy in money damages and, accordingly, shall be entitled to an injunction (including, without limitation, a temporary restraining order, preliminary injunction, writ of attachment, or order compelling an audit) against such breach or threatened breach, including, without limitation, maintaining any cash management and collection procedure described herein. However, no specification in this Agreement of a specific legal or equitable remedy shall be construed as a waiver or prohibition against any other legal or equitable remedies in the event of a breach or threatened breach of any provision of this Agreement. Each Credit Party waives, to the fullest extent permitted by law, the requirement of the posting of any bond in connection with such injunctive relief. By joining in the Financing Documents as a Credit Party, each Credit Party specifically joins in this Section as if this Section were a part of each Financing Document executed by such Credit Party.

     SECTION 10.9 MARSHALLING. Administrative Agent and Lenders shall have no obligation to marshal any assets in favor of any Credit Party, or against or in payment of any of the other Obligations or any other obligation owed to Administrative Agent or Lenders by any Credit Party and each Credit Party hereby waives any such right to marshalling (and by joining in the Financing Documents as a Credit Party, each Credit Party specifically joins in this Section as if this Section were a part of each Financing Document executed by such Credit Party).


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

                               ARTICLE 11 - AGENT

     SECTION 11.1 APPOINTMENT AND AUTHORIZATION. Each Lender hereby irrevocably appoints and authorizes Administrative Agent to be such Lender's agent under and with respect to this Agreement and the other Financing Documents and the transactions contemplated hereby and thereby to the extent provided for herein and therein and in any separate interlender or agency agreement entered into by Lenders and Administrative Agent in connection herewith and therewith and more specifically (without limiting the generality of the foregoing) to enter into each of the Financing Documents to which such Lender is a party (other than this Agreement) on its behalf and to take such actions as Administrative Agent on such Lender's behalf and to exercise such powers under the Financing Documents as are delegated to Administrative Agent by the terms thereof, and/or by the terms of any interlender or agency agreement entered into among Administrative Agent and Lenders, together with all such powers as are reasonably incidental thereto. Subject to the terms of Section 12.5 below and the other Financing Documents and/or any such interlender or agency agreement, Administrative Agent is authorized and empowered to amend, modify, or waive any provisions of this Agreement or the other Financing Documents on behalf of Lenders. The provisions of this Article 11 are solely for the benefit of Administrative Agent and Lenders and neither any Borrower nor any other Credit Party shall have any rights as a third party beneficiary of any of the provisions hereof. In performing its functions and duties under this Agreement, Administrative Agent shall act solely as agent of Lenders and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for any Borrower or any other Credit Party. Administrative Agent may perform any of its duties hereunder, or under the Financing Documents and/or any such interlender or agency agreement, by or through its agents or employees.

     SECTION 11.2 LIABILITY OF ADMINISTRATIVE AGENT. Neither Administrative Agent nor any of its directors, officers, agents or employees shall be liable to any Lender for any action taken or not taken by it in connection with the Financing Documents, except that Administrative Agent shall be liable with respect to its specific duties set forth hereunder but only to the extent of its own gross negligence or willful misconduct in the discharge thereof as determined by a final non-appealable judgment of a court of competent jurisdiction. Neither Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (a) any statement, warranty or representation made in connection with any Financing Document or any borrowing hereunder; (b) the performance or observance of any of the covenants or agreements specified in any Financing Document; (c) the satisfaction of any condition specified in any Financing Document; (d) the validity, effectiveness, sufficiency or genuineness of any Financing Document, any Lien purported to be created or perfected thereby or any other instrument or writing furnished in connection therewith; (e) the existence or non-existence of any Default or Event of Default; or (f) the financial condition of any Credit Party. Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement, or other writing (which may be a bank wire, telex, facsimile or electronic transmission or similar writing) believed by it to be genuine or to be signed by the proper party or parties. Administrative Agent shall not be liable for any apportionment or distribution of payments made by it in good faith and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Lender to whom payment was due but not made, shall be to recover from other


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

Lenders any payment in excess of the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).

     SECTION 11.3 INDEMNIFICATION. Each Lender shall, in accordance with its Pro Rata Share, indemnify Administrative Agent (to the extent not reimbursed by Borrowers) upon demand against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from Administrative Agent's gross negligence or willful misconduct as determined by a final non-appealable judgment of a court of competent jurisdiction) that Administrative Agent, in its capacity as Administrative Agent and not in its capacity as a Lender, may suffer or incur in connection with the Financing Documents or any action taken or omitted by Administrative Agent hereunder or thereunder. If any indemnity furnished to Administrative Agent for any purpose shall, in the opinion of Administrative Agent, be insufficient or become impaired, Administrative Agent may call for additional indemnity and cease, or not commence, to do the acts indemnified against even if so directed by Required Lenders until such additional indemnity is furnished.

     SECTION 11.4 COLLATERAL MATTERS. Lenders irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent under any Security Document (i) upon termination of the Loan Commitment and payment in full of all Obligations, and, to the extent required by Administrative Agent in its sole discretion, the expiration, termination or cash collateralization (to the satisfaction of Administrative Agent) of all Swap Contracts secured, in whole or in part, by any Collateral; or (ii) release or subordinate any Lien granted to or held by Administrative Agent under any Security Document on property sold or disposed of as part of or in connection with any disposition permitted under any Financing Document (it being understood and agreed that Administrative Agent may conclusively rely without further inquiry on a certificate of a Responsible Officer as to the sale or other disposition of property being made in full compliance with the provisions of the Financing Documents). Upon request by Administrative Agent at any time, Lenders will confirm Administrative Agent's authority to release and/or subordinate particular types or items of Collateral pursuant to this Section 11.4.

     SECTION 11.5 AGENCY FOR PERFECTION. Administrative Agent and each Lender hereby appoint each other Lender as agent for the purpose of perfecting Administrative Agent's security interest in assets which, in accordance with the Uniform Commercial Code in any applicable jurisdiction, can be perfected by possession or control. Should any Lender (other than Administrative Agent) obtain possession or control of any such assets, such Lender shall notify Administrative Agent thereof, and, promptly upon Administrative Agent's request therefor, shall deliver such assets to Administrative Agent or in accordance with Administrative Agent's instructions or transfer control to Administrative Agent in accordance with Administrative Agent's instructions. Each Lender agrees that it will not have any right individually to enforce or seek to enforce any Security Document or to realize upon any Collateral for the Loan unless instructed to do so by Administrative Agent (except as provided in Section 10.5), it being understood and agreed that such rights and remedies may be exercised only by Administrative Agent.


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     SECTION 11.6 SUCCESSOR ADMINISTRATIVE AGENT. Administrative Agent may at
any time give notice of its resignation to the Lenders and Borrowers. Upon receipt of any such notice of resignation, Required Lenders shall have the right, in consultation with Borrowers (provided no Event of Default has occurred and is continuing), to appoint a successor Administrative Agent. Upon the acceptance of a successor's appointment as Administrative Agent hereunder and notice of such acceptance to the retiring Administrative Agent, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) Administrative Agent, the retiring Administrative Agent's resignation shall become immediately effective and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder and under the other Financing Documents (if such resignation was not already effective and such duties and obligations not already discharged, as provided below in this paragraph). The fees payable by Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed among Borrowers and such successor. If no such successor shall have been so appointed by Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may on behalf of the Lenders (but without any obligation) appoint a successor Administrative Agent. From and following the expiration of such thirty (30) day period, Administrative Agent shall have the exclusive right, upon one (1) Business Days' notice to Borrower Representative and the Lenders, and the delivery to a Lender, for the benefit of all Lenders, of all Collateral in the possession of the retiring Administrative Agent, to make its resignation effective immediately. From and following the effectiveness of such notice, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Financing Documents, and
(b) all payments, communications and determinations provided to be made by, to or through Administrative Agent shall instead be made by or to each Lender directly, until such time as Required Lenders appoint a successor Administrative Agent as provided for above in this paragraph. The provisions of this Agreement shall continue in effect for the benefit of any retiring Administrative Agent and its sub-agents after the effectiveness of its resignation hereunder and under the other Financing Documents in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting or was continuing to act as Administrative Agent.

     SECTION 11.7 PAYMENT AND SHARING OF PAYMENT.

          (a) Loan Payments. Payments of principal, interest and fees in respect of the Loan will be settled on the date of receipt if received by Administrative Agent on a Business Day prior to noon (Chicago time) or on the Business Day immediately following the date of receipt if received after noon (Chicago time). All payments of principal, interest and fees (other than fees owed to Administrative Agent, in its capacity as Administrative Agent and not as a Lender, pursuant to the express provisions of this Agreement), shall be allocated among the Lenders in accordance with their respective Pro Rata Shares.

          (b) Return of Payments.

               (i) If Administrative Agent pays an amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by


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

Administrative Agent from a Borrower and such related payment is not received by Administrative Agent, then Administrative Agent will be entitled to recover such amount from such Lender on demand without setoff, counterclaim or deduction of any kind, together with interest accruing on a daily basis at the Federal Funds Rate.

               (ii) If Administrative Agent determines at any time that any amount received by Administrative Agent under this Agreement must be returned to any Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Financing Document, Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to Administrative Agent on demand any portion of such amount that Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as Administrative Agent is required to pay to any Borrower or such other Person, without setoff, counterclaim or deduction of any kind.

          (c) Defaulted Lenders. The failure of any Defaulted Lender to make any payment required by it hereunder shall not relieve any other Lender of its obligations to make payment, but neither any other Lender nor Administrative Agent shall be responsible for the failure of any Defaulted Lender to make any payment required hereunder. Notwithstanding anything set forth herein to the contrary, a Defaulted Lender shall not have any voting or consent rights under or with respect to any Financing Document or constitute a "Lender" (or be included in the calculation of "Required Lenders" hereunder) for any voting or consent rights under or with respect to any Financing Document.

          (d) Sharing of Payments. If any Lender shall obtain any payment or other recovery (whether voluntary, involuntary, by application of setoff or otherwise) on account of any Loan in excess of its Pro Rata Share of payments entitled pursuant to the other provisions of this Section 11.7, such Lender shall purchase from the other Lenders such participations in extensions of credit made by such other Lenders (without recourse, representation or warranty) as shall be necessary to cause such purchasing Lender to share the excess payment or other recovery ratably with each of them; provided, however, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Lender, the purchase shall be rescinded and each Lender which has sold a participation to the purchasing Lender shall repay to the purchasing Lender the purchase price to the ratable extent of such recovery, without interest. Each Borrower agrees that any Lender so purchasing a participation from another Lender pursuant to this clause (d) may, to the fullest extent permitted by law, exercise all its rights of payment (including pursuant to Section 10.5) with respect to such participation as fully as if such Lender were the direct creditor of Borrowers in the amount of such participation). If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this clause (d) applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders entitled under this clause (d) to share in the benefits of any recovery on such secured claim.

     SECTION 11.8 RIGHT TO PERFORM, PRESERVE AND PROTECT. If any Credit Party fails to perform any obligation hereunder or under any other Financing Document, Administrative Agent


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

itself may, but shall not be obligated to, cause such obligation to be performed at Borrowers' expense. Administrative Agent is further authorized by Borrowers and the Lenders to make expenditures from time to time which Administrative Agent, in its reasonable business judgment, deems necessary or desirable to (a) preserve or protect the business conducted by Borrowers, the Collateral, or any portion thereof, and/or (b) enhance the likelihood of, or maximize the amount of, repayment of the Loan and other Obligations. Each Borrower hereby agrees to reimburse Administrative Agent on demand for any and all costs, liabilities and obligations incurred by Administrative Agent pursuant to this Section 11.8. Each Lender hereby agrees to indemnify Administrative Agent upon demand for any and all costs, liabilities and obligations incurred by Administrative Agent pursuant to this Section 11.8, in accordance with the provisions of Section 11.3.

     SECTION 11.9 ADMINISTRATIVE AGENT AND AFFILIATES. Administrative Agent shall have the same rights and powers under the Financing Documents as any other Lender and may exercise or refrain from exercising the same as though it were not Administrative Agent, and Administrative Agent and its Affiliates may lend money to, invest in and generally engage in any kind of business with each Credit Party or Affiliate of any Credit Party as if it were not Administrative Agent hereunder.

     SECTION 11.10 ACTION BY ADMINISTRATIVE AGENT. The duties of Administrative Agent shall be mechanical and administrative in nature. Administrative Agent shall not have by reason of this Agreement a fiduciary relationship in respect of any Lender. Nothing in this Agreement or any of the Financing Documents is intended to or shall be construed to impose upon Administrative Agent any obligations in respect of this Agreement or any of the Financing Documents except as expressly set forth herein or therein.

     SECTION 11.11 CONSULTATION WITH EXPERTS. Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

     SECTION 11.12 RIGHT TO REQUEST AND ACT ON INSTRUCTIONS. Administrative Agent may at any time request instructions from Lenders with respect to any actions or approvals which by the terms of this Agreement or of any of the Financing Documents Administrative Agent is permitted or desires to take or to grant, and if such instructions are promptly requested, Administrative Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not be under any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Financing Documents until it shall have received such instructions from Required Lenders or all or such other portion of the Lenders as shall be prescribed by this Agreement. Without limiting the foregoing, no Lender shall have any right of action whatsoever against Administrative Agent as a result of Administrative Agent acting or refraining from acting under this Agreement or any of the other Financing Documents in accordance with the instructions of Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) and, notwithstanding the instructions of Required Lenders (or such other applicable portion of the Lenders), Administrative Agent shall have no obligation to take any action if it believes, in good faith, that such action would violate applicable Law or exposes Administrative Agent to any


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liability for which it has not received satisfactory indemnification in accordance with the provisions of Section 11.3.

     SECTION 11.13 CREDIT DECISION. Each Lender acknowledges that it has, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon Administrative Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under the Financing Documents.

     SECTION 11.14 NOTICE OF DEFAULT. Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default except with respect to defaults in the payment of principal, interest and fees required to be paid to Administrative Agent for the account of Lenders, unless Administrative Agent shall have received written notice from a Lender or a Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default". Administrative Agent will promptly notify each Lender of its receipt of any such notice. Administrative Agent shall take such action with respect to such Default or Event of Default as may be requested by Required Lenders (or all or such other portion of the Lenders as shall be prescribed by this Agreement) in accordance with the terms hereof. Unless and until Administrative Agent has received any such request, Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interests of Lenders.

     SECTION 11.15 ADDITIONAL TITLED AGENTS. Except for rights and powers, if any, expressly reserved under this Agreement to any bookrunner, arranger or to any titled agent named on the cover page of this Agreement, other than Administrative Agent (collectively, the "Additional Titled Agents"), and except for obligations, liabilities, duties and responsibilities, if any, expressly assumed under this Agreement by any Additional Titled Agent, no Additional Titled Agent, in such capacity, has any rights, powers, liabilities, duties or responsibilities hereunder or under any of the other Financing Documents. Without limiting the foregoing, no Additional Titled Agent shall have nor be deemed to have a fiduciary relationship with any Lender. At any time that any Lender serving as an Additional Titled Agent shall have transferred to any other Person (other than any Affiliates) all of its interests in the Loan, such Lender shall be deemed to have concurrently resigned as such Additional Titled Agent.

     SECTION 11.16 RESERVED.

     SECTION 11.17 DEFINITIONS. As used in this Article 11, the following terms have the following meanings:

     "ADDITIONAL TITLED AGENTS" has the meaning set forth in Section 11.15.

     "FEDERAL FUNDS RATE" MEANS, for any day, the rate of interest per annum (rounded upwards, if necessary, to the nearest whole multiple of 1/100 of 1%) equal to the weighted


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

average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided, however, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day, and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to Administrative Agent on such day on such transactions as determined by Administrative Agent.

                           ARTICLE 12 - MISCELLANEOUS

     SECTION 12.1 SURVIVAL. All agreements, representations and warranties made herein and in every other Financing Document shall survive the execution and delivery of this Agreement and the other Financing Documents. The provisions of
Section 2.8 and Articles 10, 11 and 12 shall survive the payment of the Obligations (both with respect to any Lender and all Lenders collectively) and any termination of this Agreement and any judgment with respect to any Obligations, including any final foreclosure judgment with respect to any Security Document, and no unpaid or unperformed, current or future, Obligations will merge into any such judgment.

     SECTION 12.2 NO WAIVERS. No failure or delay by Administrative Agent or any Lender in exercising any right, power or privilege under any Financing Document shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein and therein provided shall be cumulative and not exclusive of any rights or remedies provided by law. Any reference in any Financing Document to the "continuing" nature of any Event of Default shall not be construed as establishing or otherwise indicating that any Borrower or any other Credit Party has the independent right to cure any such Event of Default, but is rather presented merely for convenience should such Event of Default be waived in accordance with the terms of the applicable Financing Documents.

     SECTION 12.3 NOTICES.

          (a) All notices, requests and other communications to any party hereunder shall be in writing (including prepaid overnight courier, facsimile transmission or similar writing) and shall be given to such party at its address, facsimile number or e-mail address set forth on the signature pages hereof (or, in the case of any such Lender who becomes a Lender after the date hereof, in an assignment agreement or in a notice delivered to Borrower Representative and Administrative Agent by the assignee Lender forthwith upon such assignment) or at such other address, facsimile number or e-mail address as such party may hereafter specify for the purpose by notice to Administrative Agent and Borrower Representative; provided, however, that notices, requests or other communications shall be permitted by electronic means only in accordance with the provisions of Section 12.3(b) and (c). Each such notice, request or other communication shall be effective (i) if given by facsimile, when such notice is transmitted to the facsimile number specified by this Section and the sender receives a confirmation of transmission from the sending facsimile machine, or (ii) if given by mail, prepaid overnight courier or any other means, when received or when receipt is refused at the applicable address specified by this Section 12.3(a).


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

          (b) Notices and other communications to the parties hereto may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved from time to time by Administrative Agent, provided, however, that the foregoing shall not apply to notices sent directly to any Lender if such Lender has notified the Administrative Agent that it is incapable of receiving notices by electronic communication. The Administrative Agent or Borrower Representative may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by it, provided, however, that approval of such procedures may be limited to particular notices or communications.

          (c) Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgment), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor, provided, however, that if any such notice or other communication is not sent or posted during normal business hours, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day.

     SECTION 12.4 SEVERABILITY. In case any provision of or obligation under this Agreement or any other Financing Document shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     SECTION 12.5 AMENDMENTS AND WAIVERS.

          (a) No provision of this Agreement or any other Financing Document may be amended, waived or otherwise modified unless such amendment, waiver or other modification is in writing and is signed or otherwise approved by Borrowers and the Required Lenders; provided that

               (i) no such amendment, waiver or other modification that would have the effect of increasing or reducing a Lender's Term Loan Commitment Amount or Term Loan Commitment Percentage shall be effective as to such Lender without such Lender's written consent;

               (ii) no such amendment, waiver or modification that would affect the rights and duties of Administrative Agent shall be effective without Administrative Agent's written consent or signature;

               (iii) no such amendment, waiver or other modification shall, unless signed by all the Lenders directly affected thereby, (A) reduce the principal of, rate of interest on or any fees with respect to any Loan or forgive any principal, interest (other than default interest)


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or fees (other than late charges) with respect to any Loan (B) postpone the date fixed for, or waive, any payment of principal of any Loan or of interest on any Loan (other than default interest) or any fees provided for hereunder (other than late charges or for any termination of any commitment); (C) change the definition of the term Required Lenders or the percentage of Lenders which shall be required for Lenders to take any action hereunder; (D) release all or substantially all or any material portion of the Collateral, authorize any Borrower to sell or otherwise dispose of all or substantially all or any material portion of the Collateral, subordinate the Liens of the Administrative Agent or the Lenders hereunder, or release any Guarantor of all or any portion of the Obligations or its Guarantee obligations with respect thereto, except, in each case with respect to this clause (D), as otherwise may be expressly permitted under this Agreement or the other Financing Documents (including in connection with any disposition permitted hereunder); (E) amend, waive or otherwise modify this Section 12.5 or the definitions of the terms used in this
Section 12.5 insofar as the definitions affect the substance of this Section 12.5; (F) consent to the assignment, delegation or other transfer by any Credit Party of any of its rights and obligations under any Financing Document or release any Borrower of its payment obligations under any Financing Document, except, in each case with respect to this clause (F), pursuant to a merger or consolidation permitted pursuant to this Agreement or (G) amend any of the provisions of Section 10.6 or 11.7 or amend any of the definitions Pro Rata Share, Term Loan Commitment, Term Loan Commitment Amount, Term Loan Commitment Percentage or that provide for the Lenders to receive their Pro Rata Shares of any fees, payments, setoffs or proceeds of Collateral hereunder. It is hereby understood and agreed that all Lenders shall be deemed directly affected by an amendment, waiver or other modification of the type described in the preceding clauses (A), (B), (C), (D), (E), (F) and (G) of the preceding sentence;

               (iv) the provisions of the foregoing clauses (i), (ii) and (iii) are subject to the provisions of any interlender or agency agreement among the Lenders and Administrative Agent pursuant to which any Lender may agree to give its consent in connection with any amendment, waiver or modification of the Financing Documents only in the event of the unanimous agreement of all Lenders.

          (b) Without limitation of the provisions of the preceding clause (a), no waiver, amendment or other modification to this Agreement shall, unless signed by each Eligible Swap Counterparty then in existence, modify the provisions of Section 10.6 in any manner adverse to the interests of each such Eligible Swap Counterparty.

     SECTION 12.6 ASSIGNMENTS; PARTICIPATIONS; REPLACEMENT OF LENDERS.

          (a) Assignments.

               (i) Any Lender may at any time assign to one or more Eligible Assignees all or any portion of such Lender's Loans and interest in the Term Loan Commitment, together with all related obligations of such Lender hereunder. Except as Administrative Agent may otherwise agree, the amount of any such assignment (determined as of the date of the applicable Assignment Agreement or, if a "Trade Date" is specified in such Assignment Agreement, as of such Trade
Date) shall be in a minimum aggregate amount equal to $1,000,000 or, if less, the assignor's entire interests in the Term Loan Commitment and outstanding Loans;


                          Credit and Security Agreement
                                       67
provided, that, in connection with simultaneous assignments to two or more related Approved Funds, such Approved Funds shall be treated as one assignee for purposes of determining compliance with the minimum assignment size referred to above. Borrowers and Administrative Agent shall be entitled to continue to deal solely and directly with such Lender in connection with the interests so assigned to an Eligible Assignee until Administrative Agent shall have received and accepted an effective Assignment Agreement executed, delivered and fully completed by the applicable parties thereto, such other information regarding such Eligible Assignee as Administrative Agent reasonably shall require and a processing fee of $3,500; provided, only one processing fee shall be payable in connection with simultaneous assignments to two or more related Approved Funds.

               (ii) From and after the date on which the conditions described above have been met, (i) such Eligible Assignee shall be deemed automatically to have become a party hereto and, to the extent of the interests assigned to such Eligible Assignee pursuant to such Assignment Agreement, shall have the rights and obligations of a Lender hereunder and (ii) the assigning Lender, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment Agreement, shall be released from its rights and obligations hereunder (other than those that survive termination pursuant to Section 12.1). Upon the request of the Eligible Assignee (and, as applicable, the assigning Lender) pursuant to an effective Assignment Agreement, Borrower shall execute and deliver to Administrative Agent for delivery to the Eligible Assignee (and, as applicable, the assigning Lender) Notes in the aggregate principal amount of the Eligible Assignee's percentage interest in the Term Loan Commitment (and, as applicable, Notes in the principal amount of that portion of the Term Loan Commitment retained by the assigning Lender). Upon receipt by the assigning Lender of such Note, the assigning Lender shall return to Borrower any prior Note held by it.

               (iii) Administrative Agent, acting solely for this purpose as an agent of Borrower, shall maintain at its offices located in Chicago, Illinois a copy of each Assignment Agreement delivered to it and a register for the recordation of the names and addresses of each Lender, and the commitments of, and principal amount of the Loans owing to, such Lender pursuant to the terms hereof. The entries in such register shall be conclusive, and Borrower, Administrative Agent and Lenders may treat each Person whose name is recorded therein pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. Such register shall be available for inspection by Borrower and any Lender, at any reasonable time upon reasonable prior notice to Administrative Agent.

               (iv) Notwithstanding the foregoing provisions of this Section 12.6(a) or any other provision of this Agreement, any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

               (v) Notwithstanding the foregoing provisions of this Section 12.6(a) or any other provision of this Agreement, Administrative Agent has the right, but not


                          Credit and Security Agreement
                                       68
the obligation, to effectuate assignments of Loans and Term Loan Commitments via an electronic settlement system acceptable to Administrative Agent as designated in writing from time to time to the Lenders by Administrative Agent (the "SETTLEMENT SERVICE"). At any time when the Administrative Agent elects, in its sole discretion, to implement such Settlement Service, each such assignment shall be effected by the assigning Lender and proposed assignee pursuant to the procedures then in effect under the Settlement Service, which procedures shall be consistent with the other provisions of this Section 12.6(a). Each assigning Lender and proposed Eligible Assignee shall comply with the requirements of the Settlement Service in connection with effecting any assignment of Loans and Term Loan Commitments pursuant to the Settlement Service (without any cost to the Lender, except for the processing fee referred to in clause (1) above). With the prior approval of each of Administrative Agent and the Borrower, Administrative Agent's and the Borrower's approval of such Eligible Assignee shall be deemed to have been automatically granted with respect to any transfer effected through the Settlement Service. Assignments and assumptions of the Loans and Term Loan Commitments shall be effected by the provisions otherwise set forth herein until Administrative Agent notifies Lenders of the Settlement Service as set forth herein.

          (b) Participations. Any Lender may at any time, without the consent of, or notice to, Borrower or Administrative Agent, sell to one or more Persons participating interests in its Loans, commitments or other interests hereunder (any such Person, a "PARTICIPANT"). In the event of a sale by a Lender of a participating interest to a Participant, (a) such Lender's obligations hereunder shall remain unchanged for all purposes, (b) Borrower and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations hereunder and (c) all amounts payable by Borrower shall be determined as if such Lender had not sold such participation and shall be paid directly to such Lender. No Participant shall have any direct or indirect voting rights hereunder except with respect to any event described in Section 12.5 expressly requiring the unanimous vote of all Lenders or, as applicable, all affected Lenders. Borrower agrees that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement; provided that such right of set-off shall be subject to the obligation of each Participant to share with Lenders, and Lenders agree to share with each Participant, as provided in Section 10.5.

          (c) Replacement of Lenders. Within thirty (30) days after: (i) receipt by Administrative Agent of notice and demand from any Lender for payment of additional costs as provided in Section 2.8(d), which demand shall not have been revoked, (ii) Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.8(a) or 2.8(b), or (iii) any Lender is a Defaulted Lender, and the circumstances causing such status shall not have been cured or waived (each relevant Lender in the foregoing clauses (i) through (iii) being an "AFFECTED LENDER"), Administrative Agent may, at its option, notify such Affected Lender of such Person's intention to obtain, at Borrowers' expense, a replacement Lender ("REPLACEMENT LENDER") for such Lender, which Replacement Lender shall be an Eligible Assignee. In the event Administrative Agent obtains a Replacement Lender within ninety (90) days following notice of its intention to do so, the Affected Lender shall sell, at par, and assign all of its


                          Credit and Security Agreement
                                       69

Loans and funding commitments hereunder to such Replacement Lender in accordance with the procedures set forth in Section 12.6(a); provided, that (i) Borrowers shall have, as applicable, reimbursed such Lender for its increased costs and additional payments for which it is entitled to reimbursement under Sections 2.8 of this Agreement through the date of such sale and assignment and (ii) Borrowers shall pay to Administrative Agent the $3,500 processing fee in respect of such assignment. In the event that a replaced Lender does not execute an Assignment Agreement pursuant to Section 12.6(a) within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this
Section 12.6(c) and presentation to such replaced Lender of an Assignment Agreement evidencing an assignment pursuant to this Section 12.6(c), such replaced Lender shall be deemed to have consented to the terms of such Assignment Agreement, and any such Assignment Agreement executed by Administrative Agent, the Replacement Lender and, to the extent required pursuant to Section 12.6(a), Borrower, shall be effective for purposes of this
Section 12.6(c) and Section 12.6(a). Upon any such assignment and payment, such replaced Lender shall no longer constitute a "Lender" for purposes hereof, other than with respect to such rights and obligations that survive termination as set forth in Section 12.1.

          (d) Credit Party Assignments. No Credit Party may assign, delegate or otherwise transfer any of its rights or other obligations hereunder or under any other Financing Document without the prior written consent of each Lender.

     SECTION 12.7 HEADINGS. Headings and captions used in the Financing Documents (including the Exhibits, Schedules and Annexes hereto and thereto) are included for convenience of reference only and shall not be given any substantive effect.

     SECTION 12.8 CONFIDENTIALITY. Administrative Agent and each Lender shall hold all financial statements delivered by any Credit Party, and all other non-public information regarding the Credit Parties and their respective businesses identified as such by Borrowers and obtained by Administrative Agent or any Lender pursuant to the requirements hereof in accordance with such Person's customary procedures for handling information of such nature, except that disclosure of such information may be made (a) to their respective agents, employees, Subsidiaries, Affiliates, attorneys, auditors, professional consultants, rating agencies, insurance industry associations and portfolio management services, (b) to prospective transferees or purchasers of any interest in the Loans, and to prospective contractual counterparties (or the professional advisors thereto) in Permitted Swap Contracts permitted hereby, provided, however, that any such Persons shall have agreed to be bound by the provisions of this Section 12.8, (c) as required by Law, subpoena, judicial order or similar order and in connection with any litigation, (d) as may be required in connection with the examination, audit or similar investigation of such Person, and (e) to a Person that is a trustee, investment advisor, collateral manager, servicer, noteholder or secured party in a Securitization (as hereinafter defined) in connection with the administration, servicing and reporting on the assets serving as collateral for such Securitization. For the purposes of this Section, "Securitization" shall mean a public or private offering by a Lender or any of its Affiliates or their respective successors and assigns, of securities which represent an interest in, or which are collateralized, in whole or in part, by the Loans. Confidential information shall include only all financial statements and such other information identified as such at the time provided to Administrative Agent and shall not include


                          Credit and Security Agreement
                                       70
information that either: (i) is in the public domain, or becomes part of the public domain after disclosure to such Person through no fault of such Person, or (ii) is disclosed to such Person by a Person other than a Credit Party, provided, however, Administrative Agent does not have actual knowledge that such Person is prohibited from disclosing such information. The obligations of Administrative Agent and Lenders under this Section 12.8 shall supersede and replace the obligations of Administrative Agent and Lenders under any confidentiality agreement in respect of this financing executed and delivered by Administrative Agent or any Lender prior to the date hereof.

     SECTION 12.9 WAIVER OF CONSEQUENTIAL AND OTHER DAMAGES. To the fullest extent permitted by applicable law, no Borrower shall assert, and each Borrower hereby waives, any claim against any Indemnitee (as defined below), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of this Agreement, any other Financing Document or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Financing Documents or the transactions contemplated hereby or thereby.

     SECTION 12.10 GOVERNING LAW; SUBMISSION TO JURISDICTION. THIS AGREEMENT, EACH NOTE AND EACH OTHER FINANCING DOCUMENT, AND ALL MATTERS RELATING HERETO OR THERETO OR ARISING THEREFROM (WHETHER SOUNDING IN CONTRACT LAW, TORT LAW OR OTHERWISE), SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. EACH BORROWER HEREBY CONSENTS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED WITHIN CHICAGO, STATE OF ILLINOIS AND IRREVOCABLY AGREES THAT, SUBJECT TO ADMINISTRATIVE AGENT'S ELECTION, ALL ACTIONS OR PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE OTHER FINANCING DOCUMENTS SHALL BE LITIGATED IN SUCH COURTS. EACH BORROWER EXPRESSLY SUBMITS AND CONSENTS TO THE JURISDICTION OF THE AFORESAID COURTS AND WAIVES ANY DEFENSE OF FORUM NON CONVENIENS. EACH BORROWER HEREBY WAIVES PERSONAL SERVICE OF ANY AND ALL PROCESS AND AGREES THAT ALL SUCH SERVICE OF PROCESS MAY BE MADE UPON SUCH BORROWER BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, ADDRESSED TO SUCH BORROWER AT THE ADDRESS SET FORTH IN THIS AGREEMENT AND SERVICE SO MADE SHALL BE COMPLETE TEN (10) DAYS AFTER THE SAME HAS BEEN POSTED.

     SECTION 12.11 WAIVER OF JURY TRIAL. EACH BORROWER, ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THE FINANCING DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY AND AGREES THAT ANY SUCH ACTION


                          Credit and Security Agreement
                                       71

OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. EACH BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS RELIED ON THE WAIVER IN ENTERING INTO THIS AGREEMENT AND THE OTHER FINANCING DOCUMENTS, AND THAT EACH WELL CONTINUE TO RELY ON THIS WAIVER IN THEIR RELATED FUTURE DEALINGS. EACH BORROWER, ADMINISTRATIVE AGENT AND EACH LENDER WARRANTS AND REPRESENTS THAT IT HAS HAD THE OPPORTUNITY OF REVIEWING THIS JURY WAIVER WITH LEGAL COUNSEL, AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS.

     SECTION 12.12 PUBLICATION; ADVERTISEMENT.

          (a) Publication. No Credit Party will directly or indirectly publish, disclose or otherwise use in any public disclosure, advertising material, promotional material, press release or interview, any reference to the name, logo or any trademark of any Lender or any Affiliate of any Lender or any reference to this Agreement or the financing evidenced hereby, in any case except (i) as required by Law, subpoena or judicial or similar order, in which case the applicable Credit Party shall give such Lender prior written notice of such publication or other disclosure, or (ii) with such Lender's prior written consent.

          (b) Advertisement. Each Credit Party hereby authorizes each Lender (and the Affiliates of each Lender) (hereinafter referred to as the "Advertising Party") to publish the name of each such Lender and Credit Party, the existence of the financing arrangements referenced under this Agreement, the primary purpose and/or structure of those arrangements, the amount of credit extended under each facility, the title and role of each party to this Agreement, and the total amount of the financing evidenced hereby in any "tombstone", comparable advertisement or press release which such Advertising Party elects to submit for publication. In addition, each Credit Party agrees that each Advertising Party may provide lending industry trade organizations with information necessary and customary for inclusion in league table measurements after the Closing Date. With respect to any of the foregoing, such Advertising Party shall provide Borrowers with an opportunity to review and confer with such Advertising Party regarding the contents of any such tombstone, advertisement or information, as applicable, prior to its submission for publication and, following such review period, such Advertising Party may, from time to time, publish such information in any media form desired by such other Lender (or such Affiliate), until such time that Borrowers shall have requested such Advertising Party cease any such further publication.

     SECTION 12.13 COUNTERPARTS; INTEGRATION. This Agreement and the other Financing Documents may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument Signatures by facsimile or by email delivery of an electronic version of an executed signature page shall bind the parties hereto. This Agreement and the other Financing Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.


                          Credit and Security Agreement
                                       72

     SECTION 12.14 NO STRICT CONSTRUCTION. The parties hereto have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

     SECTION 12.15 TIME. Time is of the essence in each Borrower's and each other Credit Party's performance under this Agreement and all other Financing Documents.

     SECTION 12.16 LENDER APPROVALS. Unless expressly provided herein to the contrary, any approval, consent, waiver or satisfaction of Administrative Agent or Lenders with respect to any matter that is the subject of this Agreement, the other Financing Documents may be granted or withheld by Administrative Agent and Lenders in their sole and absolute discretion and credit judgment.

     SECTION 12.17 EXPENSES; INDEMNITY

          (a) Borrowers agree to pay all reasonable legal, audit and appraisal fees and all other reasonable out-of-pocket charges and expenses incurred by Administrative Agent and Lenders (including the fees and expenses of Administrative Agent's counsel, advisors and consultants) in connection with the negotiation, preparation, legal review and execution of each of the Financing Documents, including but not limited to UCC and judgment lien searches and UCC filings and fees for post-closing UCC and judgment lien searches. In addition, Borrowers shall pay all such fees and expenses associated with any amendments, modifications and terminations to the Financing Documents following closing. If Administrative Agent or any Lender uses in-house counsel for any of these purposes, Borrowers further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Administrative Agent or such Lender for the work performed.

          (b) Borrowers agree to pay all out-of-pocket charges and expenses incurred by Administrative Agent (including the fees and expenses of Administrative Agent's counsel, advisers and consultants) in connection with the administration of this Agreement and the other Financing Documents and the credit facilities provided hereunder and thereunder, the administration, enforcement, protection or preservation of any right or claim of Administrative Agent, the termination of this Agreement, the termination of any Liens of Administrative Agent on the Collateral, or the collection of any amounts due under the Financing Documents, including any such charges and expenses incurred in connection with any "work-out" or with any proceeding under the Bankruptcy Code with respect to any Credit Party If Administrative Agent uses in-house counsel for any of these purposes (i.e., for any task in connection with the enforcement, protection or preservation of any right or claim of Administrative Agent and Lenders and the collection of any amounts due under the Financing Documents or in connection with any other purpose mentioned in the foregoing sentence), Borrowers further agree that the Obligations include reasonable charges for such work commensurate with the fees that would otherwise be charged by outside legal counsel selected by Administrative Agent for the work performed.


                          Credit and Security Agreement
                                       73

          (c) Borrowers hereby indemnify and agree to defend (with counsel acceptable to Administrative Agent) and hold harmless Administrative Agent, each Lender, and their respective shareholders, directors, partners, officers, agents and employees (collectively in the singular, "Indemnitee") from and against any liability, loss, cost, expense (including reasonable attorneys' fees and expenses for both in-house and outside counsel), claim, damage, suit, action or proceeding ever suffered or incurred by any Indemnitee or in which an Indemnitee may ever be or become involved (whether as a party, witness or otherwise) (a) arising from any Credit Party's failure to observe, perform or discharge any of its covenants, obligations, agreements or duties under the Financing Documents, arising from the breach of any of the representations or warranties contained in any Financing Document, arising by reason of this Agreement, the other Financing Documents or the transactions contemplated hereby or thereby, or (d) relating to claims of any Person with respect to the Collateral; provided, however, Borrower shall not be liable under this Section 12.17(c) to the extent such loss is solely related to Indemnitee's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction; and, provided, further, however, that any amounts payable under this Section 12.17(c) shall be without duplication of amounts otherwise payable under Section 2.8 and shall exclude any amounts expressly excluded from payment or indemnification under Section 2.8.

          (d) Notwithstanding any contrary provision in this Agreement, the obligations of Borrowers under this Section 12.17 shall survive the payment in full of the Obligations and the termination of this Agreement. NO INDEMNITEE SHALL BE RESPONSIBLE OR LIABLE TO THE BORROWERS OR TO ANY OTHER PARTY TO ANY FINANCING DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES WHICH MAY BE ALLEGED AS A RESULT OF CREDIT HAVING BEEN EXTENDED, SUSPENDED OR TERMINATED UNDER THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR AS A RESULT OF ANY OTHER TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

     SECTION 12.18 RESERVED

     SECTION 12.19 REINSTATEMENT. This Agreement shall remain in full force and effect and continue to be effective should any petition or other proceeding be filed by or against any Credit Party for liquidation or reorganization, should any Credit Party become insolvent or make an assignment for the benefit of any creditor or creditors or should an interim receiver, receiver, receiver and manger or trustee be appointed for all or any significant part of any Credit Party's assets, and shall continue to be effective or to be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a fraudulent conveyance, preference or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

                     [SIGNATURES APPEAR ON FOLLOWING PAGES]


                          Credit and Security Agreement
                                       74

     IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an instrument executed and delivered under seal, the parties hereto have caused this Agreement to be duly executed under seal by their respective authorized officers as of the day and year first above written.

BORROWERS:

INSULET CORPORATION


By: /s/ Duane DeSisto                [SEAL]
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


SUB-Q SOLUTIONS, INC.


By: /s/ Duane DeSisto                [SEAL]
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------

     Address:

     9 Oak Patio Drive
     Bedford, Massachusetts 01730
     Attn: Carsten Boess
     Facsimile: (781) 457-5010
     E-Mail:cboess@insulet.com

AGENT:

MERRILL LYNCH CAPITAL,
a division of Merrill Lynch & Business
Financial Services Inc.,
as Administrative Agent and a Lender


By: /s/ Chris York                   [SEAL]
    ---------------------------------
Name: Chris York
      -------------------------------
Title: Vice President
       ------------------------------

     Address:

     222 N. LaSalle Street, 16th Floor
     Chicago, Illinois 60601

     Attn: Account Manager for MLC-HCF Insulet Corporation transaction
     Facsimile: (866) 231-8408
     E-Mail:MLC HCF ABLI@mi.com

     With copies to:

     Merrill Lynch Capital
     222 N. LaSalle Street, 16th Floor
     Chicago, Illinois 60601
     Attn: Group Senior Transaction Attorney, Healthcare Finance
     Facsimile Number: (312) 499-3245

     Merrill Lynch Capital
     7700 Wisconsin Ave., Suite 400
     Bethesda, Maryland 20814
     Attn: Group Senior Transaction Attorney, Healthcare Finance
     Facsimile Number: (866) 341-9053

Payment Account Designation:

     LaSalle Bank
     200 West Monroe
     Chicago, IL 60606
     ABA #: 071000505
     Account Name: MLBFS Healthcare Finance
     Account #: 5800395088
     Attention: Insulet Corporation

LENDERS:

MERRILL LYNCH CAPITAL,
A DIVISION OF MERRILL LYNCH BUSINESS
FINANCIAL SERVICES INC. AS LENDER


By: /s/ Chris York                   [SEAL]
    ---------------------------------
Name: Chris York
Title: Vice President

     Address:

     222 N. LaSalle Stan, 16th Floor
     Chicago, Illinois 60601
     Attn: Account Manager for MLC-HCF Insulet Corporation transaction
     Facsimile: (866) 231-8408
     E-Mail:MLC HCF ABLI@mi.com

     With copies to:

     Merrill Lynch Capital
     222 N. LaSalle Street, 16M Floor
     Chicago, Illinois 60601
     Attn: Group Senior Transaction Attorney, Healthcare Finance
     Facsimile Number: (312) 499-3245

     Merrill Lynch Capital
     7700 Wisconsin Ave., Suite 400
     Bethesda, Maryland 20814
     Attn: Group Senior Transaction Attorney, Healthcare Finance
     Facsimile Number: (866) 341-9053

GENERAL ELECTRIC CAPITAL CORPORATION


By: /s/ Diane Earle                  [SEAL]
    ---------------------------------
Name: Diane Earle
Title: Duly Authorized Signature

     Address:

     General Electric Capital Corporation
     83 Wooster Heights Road, 5th Floor
     Danbury, Connecticut 06810
     Attn: Diane Earle, SVP Risk
     Facsimile: (203) 205-2192
     E-Mail_______________________

     With copy to:

     General Electric Capital Corporation

     c/o GE Healthcare Financial Services, Inc.
     Two Bethesda Metro Center, Suite 600
     Bethesda, Maryland 20814
     Attn: General Counsel
     Fax: (301) 661-9866

OXFORD FINANCE CORPORATION


By: /s/ MJ Altenberger               [SEAL]
    ---------------------------------
Name: MJ Altenberger
Title: CFO

     Address:

     Oxford Finance Corporation
     133 North Fairfax Street
     Alexandria, Virginia 22314
     Attn: Michal J. Altenburger
     Facsmile: (703) 519-4910
     E-Mail: maltenburger@oxfordfinance.com

SILICON VALLEY BANK


By: /s/ Bernadette M. Michaud        [SEAL]
    ---------------------------------
Name: Bernadette M. Michaud
Title: Vice President

     Address:

     Silicon Valley Bank
     3003 Tasman Drive, HA 200
     Santa Clara, CA 93054
     Attn: __________________________
     Facsimile: (408) 496-2405
     E-Mail: ________________________

                     ANNEXES, EXHIBITS, RIDERS AND SCHEDULES

ANNEXES
Annex A                Commitment Annex

EXHIBITS
Exhibit A              Assignment Agreement
Exhibit B              Compliance Certificate
Exhibit C              [RESERVED]
Exhibit D              Notice of Borrowing
Exhibit E              Payment Notification

RIDERS
Medical Device Rider

SCHEDULES
Schedule 2.1           Amortization Schedule
Schedule 3.1 Existence, Organizational ID Numbers, Foreign Qualification, Prior Names
Schedule 3.4           Capitalization
Schedule 3.6           Litigation
Schedule 3.15          Consummation of Financing Documents; Broker
Schedule 3.17          Material Contracts
Schedule 3.18          Environmental Compliance
Schedule 3.19          Intellectual Property
Schedule 4.4           Insurance
Schedule 5.1           Permitted Indebtedness; Contingent Obligations
Schedule 5.2           Permitted Liens
Schedule 5.7           Permitted Investments

Schedule 5.8           Affiliate Transactions
Schedule 5.11          Business Description
Schedule 5.14          Deposit Accounts and Securities Accounts
Schedule 7.4           Post-Closing Obligations
Schedule 9.1           Collateral
Schedule 9.2           Location of Collateral

               ANNEX A TO CREDIT AND AGREEMENT (COMMITMENT ANNEX)

                                           TERM LOAN             TERM LOAN
                LENDER                 COMMITMENT AMOUNT   COMMITMENT PERCENTAGE
                ------                 -----------------   ---------------------
Merrill Lynch Capital                     $14,000,000            46.6666%
General Electric Capital Corporation      $ 6,000,000                 20%
Oxford Finance Corporation                $ 5,000,000            16.6667%
Silicon Valley Bank                       $ 5,000,000            16.6667%
                                          -----------            -------
TOTALS                                    $30,000,000                100%
                                          ===========            =======

              EXHIBIT A TO CREDIT AGREEMENT (ASSIGNMENT AGREEMENT)

     This Assignment Agreement (this "ASSIGNMENT AGREEMENT") is entered into as of _____, _____ by and between the Assignor named on the signature page hereto("ASSIGNOR") and the Assignee named on the signature page hereto ("ASSIGNEE"). Reference is made to the dated as of December 27, 2006 (as amended or otherwise modified from time to time, the "CREDIT AGREEMENT") among INSULET CORPORATION, a Delaware corporation, SUB-Q SOLUTIONS, INC., a Delaware corporation, and any additional Borrower that may hereafter be added to this Agreement (each individually as a "Borrower" and collectively as "Borrowers"), MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., individually as a Lender, and as Administrative Agent, and the financial institutions or other entities from time to time parties hereto, each as a Lender. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Credit Agreement.

     Assignor and Assignee hereby agree as follows:

     1. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor the interests set forth on the schedule attached hereto (the "SCHEDULE"), in and to Assignor's rights and obligations under the Credit Agreement as of the effective date set forth on the Schedule (the "EFFECTIVE DATE"). Such purchase and sale is made without recourse, representation or warranty except as expressly set forth herein. On the Effective Date, Assignee shall pay to Assignor an amount equal to the aggregate amounts assigned pursuant to the Schedule (exclusive of unfunded portions of the Term Loan Commitment).

     2. Assignor (a) represents that as of the Effective Date, that it is the legal and beneficial owner of the interests assigned hereunder free and clear of any adverse claim, (b) makes no other representation or warranty and assumes no responsibility with respect to any statement, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any other Financing Documents or any other instrument or document furnished pursuant thereto; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any other Credit Party or any other Person or the performance or observance by any Credit Party of its Obligations under the Credit Agreement or any other Financing Documents or any other instrument or document furnished pursuant thereto.

     3. Assignee (a) confirms that it has received a copy of the Credit Agreement and the other Financing Documents, together with copies of the most recent financial statements delivered pursuant thereto and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment Agreement; (b) agrees that it will, independently and without reliance upon Administrative Agent, Assignor or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (c) appoints and authorizes Administrative Agent to take such action as Administrative Agent on its behalf and to exercise such powers under the Credit Agreement and the other Financing Documents as are delegated to Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto;
(d) agrees that it will perform in accordance with their terms all obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender; (e) represents that on the date of this Assignment Agreement it is not presently aware of any facts that would cause it to make a claim under the Credit Agreement; (f) represents and warrants that Assignee is not a Foreign Lender or, if it is a Foreign Lender, (i) that it has delivered to Administrative Agent the documentation required to be delivered to Administrative Agent by Section 13 below and (ii) that if it is claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", (I) it is not a "bank" within the meaning of Section 881(c)(3)(A) of the Code, (Il) it is not a 10-percent shareholder of any Credit Party within the meaning of Section 881(c)(3)(B) or Section 871(h)(3)(B) of the Code, (III) it is not a controlled foreign corporation related to any Credit Party within the meaning of Section 881(c)(3)(C) of the Code, and (IV) it is not a conduit entity participating in a conduit financing arrangement (as defined in Section 1.881-3 of the Code Treasury Regulations); (g) represents and warrants that Assignee is (or, upon receipt of the required consents hereto by Administrative Agent and Borrowers will become) an Eligible Assignee; and (h) represents and warrants that it has experience and expertise in the making or the purchasing of loans such as the Loans, and that it has acquired the interests described herein for its own account and without any present intention of selling all or any portion of such interests.

     4. Each of Assignor and Assignee represents and warrants to the other party hereto that it has full power and authority to enter into this Assignment Agreement and to perform its obligations hereunder in accordance with the provisions hereof, that this Assignment Agreement has been duly authorized, executed and delivered by such party and that this Assignment Agreement constitutes a legal, valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity.

     5. Upon the effectiveness of this Assignment Agreement pursuant to Section 13 below, (a) Administrative Agent shall register Assignee as a Lender, pursuant to the terms of the Credit Agreement, (b) Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment Agreement, have the rights and obligations of a Lender thereunder, (c) Assignor shall, to the extent provided in this Assignment Agreement, relinquish its rights and be released from its obligations under the Credit Agreement, and (d) Administrative Agent shall thereafter make all payments in respect of the interest assigned hereby (including payments of principal, interest, fees and other amounts) to Assignee. Assignor and Assignee shall make all appropriate adjustments in payments for periods prior to the Effective Date by Administrative Agent or with respect to the making of this assignment directly between themselves.

     6. Each of Assignor and Assignee hereby agrees from time to time, upon request of the other such party hereto, to take such additional actions and to execute and deliver such additional documents and instruments as such other party may reasonably request to effect the transactions contemplated by, and to carry out the intent of, this Assignment Agreement.

     7. Neither this Assignment Agreement nor any term hereof may be changed, waived, discharged or terminated, except by an instrument in writing signed by the party (including, if applicable, any party required to evidence its consent to or acceptance of this Assignment Agreement) against whom enforcement of such change, waiver, discharge or termination is sought.

     8. For the purposes hereof and for purposes of the Credit Agreement, the notice address of Assignee shall be as set forth on the Schedule. Any notice or other communication herein required or permitted to be given shall be in writing and delivered in accordance with the notice provisions of the Credit Agreement.

     9. In case any provision in or obligation under this Assignment Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

     10. THIS ASSIGNMENT AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES.

     11. This Assignment Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

     12. This Assignment Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures hereto were upon the same agreement.

     13. This Assignment Agreement shall become effective as of the Effective Date upon the satisfaction of each of the following conditions: (a) the execution of a counterpart hereof by each of Assignor and Assignee, (b) the execution of a counterpart hereof by Administrative Agent and each Borrower as evidence of its consent hereto to the extent required pursuant to Section 12.6(a) of the Credit Agreement, (c) the receipt by Administrative Agent of the processing fee referred to in Section 12.6(c) of the Credit Agreement, (d) in the event Assignee is a Foreign Lender, the receipt by Administrative Agent of United States Internal Revenue Service Forms W-8ECI, W-8BEN or W-8IMY (as applicable), and such other forms, certificates or documents, including those prescribed by the United States Internal Revenue Service, properly completed and executed by Assignee, certifying as to Assignee's entitlement to exemption from withholding or deduction of Taxes, and (e) the receipt by Administrative Agent of originals or telecopies of the counterparts described above.

                     [SIGNATURES APPEAR ON FOLLOWING PAGES]

     The parties hereto have caused this Assignment Agreement to be executed and delivered as of the date first written above.

                                        ASSIGNOR:

                                        MERRILL LYNCH CAPITAL,
                                        a division of Merrill Lynch Business
                                        Financial Services Inc., as Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        ASSIGNEE:


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        Consented to:

                                        MERRILL LYNCH CAPITAL, a division
                                        of Merrill Lynch Business Financial
                                        Services Inc., as Administrative Agent
                                        and Lender


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                        SCHEDULE TO ASSIGNMENT AGREEMENT

Assignor:       Merrill Lynch Capital

Assignee:       _____________________

Effective Date: _____________________

     Credit and Security Agreement dated as of December 27, 2006 (as amended or otherwise modified from time to time, the "CREDIT AGREEMENT") among INSULET CORPORATION, a Delaware corporation, SUB-Q SOLUTIONS, INC., a Delaware corporation, and any additional Borrower that may hereafter be added to the Credit Agreement (each individually as a "BORROWER" and collectively as "BORROWERS"), MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., individually as a Lender, and as Administrative Agent, and the financial institutions or other entities from time to time parties thereto, each as a Lender.

Interests Assigned:

 COMMITMENT/LOAN    TERM LOAN
 ---------------    ---------
Assignor Amounts    $________
Amounts Assigned    $________
Assignor Amounts
(post-assignment)   $________

Closing Fee: $__________

Assignee Information:

Address for Notices:                    Address for Payments:

_____________________________________
_____________________________________   Bank: __________________________________
_____________________________________   ABA #: _________________________________
Attention: __________________________   Account #: _____________________________
Telephone: __________________________   Reference: _____________________________
Facsimile: __________________________

       EXHIBIT B TO CREDIT AND SECURITY AGREEMENT (COMPLIANCE CERTIFICATE)

                             COMPLIANCE CERTIFICATE

                            DATE:_____________, ____

     This certificate is given by __________________, a Responsible Officer of Insulet Corporation ("BORROWER REPRESENTATIVE"), pursuant to that certain dated as of December 27, 2006 among Borrower Representative, Sub-Q Solutions, Inc., and any additional Borrower that may be a party thereto or from time to time be added thereto (collectively, "BORROWERS"), Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., individually as a Lender and as Administrative Agent, and the financial institutions or other entities from time to time parties thereto, each as a Lender (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

     The undersigned Responsible Officer hereby certifies to Administrative Agent and Lenders that:

     (a) the financial statements delivered with this certificate in accordance with Section 4.1 of the Credit Agreement fairly present in all material respects the results of operations and financial condition of Borrowers and their Subsidiaries as of the dates and the accounting period covered by such financial statements;

     (b) I have reviewed the terms of the Credit Agreement and have made, or caused to be made under my supervision, a review in reasonable detail of the transactions and conditions of Borrowers and their Subsidiaries during the accounting period covered by such financial statements;

     (c) such review has not disclosed the existence during or at the end of such accounting period, and I have no knowledge of the existence as of the date hereof, of any condition or event that constitutes a Default or an Event of Default, except as set forth in Schedule 1 hereto, which includes a description of the nature and period of existence of such Default or an Event of Default and what action Borrowers have taken, are undertaking and propose to take with respect thereto;

     (d) Except as noted on Schedule 2 attached hereto, the Credit Agreement contains a complete and accurate list of all business locations of Borrowers and Guarantors and all names under which Borrowers or Guarantors currently conduct business; Schedule 2 specifically notes any changes in the names under which Borrowers or Guarantors conduct business;

     (e) Except as noted on Schedule 3 attached hereto, the undersigned has no knowledge of any federal or state tax liens having been filed against the Borrowers, Guarantors or any Collateral;

     (f) Except as noted on Schedule 3 attached hereto, the undersigned has no knowledge of any failure of the Borrowers or Guarantors to make required payments of withholding or other tax obligations of the Borrowers or Guarantors during the accounting period to which the attached statements pertain or any subsequent period.

     (g) If the Credit Agreement contemplates a lien on the Deposit Accounts and Securities Accounts of the Borrowers and/or Guarantors in favor of Administrative Agent, Schedule 4 attached hereto contains a complete and accurate statement of all Deposit Accounts and Securities Accounts maintained by Borrowers or Guarantors;

     (h) Except as described in the Credit Agreement or in Schedule 5 attached hereto, the undersigned has no knowledge of any current, pending or threatened:

     (i) Litigation against the Borrowers or Guarantors that (i) if adversely determined, could reasonably be expected to result in damages or costs to any Borrower or other Credit Party of Seven Hundred Fifty Thousand Dollars ($750,000) or more or (ii) if adversely determined, would reasonably be expected to have a Material Adverse Effect with respect to any Borrower or any other Credit Party;

     (j) default by any Credit Party under any Material Contract to which it is a party; and

     (k) Except as noted on Schedule 6 attached hereto, no Borrower has acquired, by purchase, by the approval or granting of any application for registration (whether or not such application was previously disclosed to Administrative Agent by Borrowers) or otherwise, any Intellectual Property that is registered with any United States or foreign Governmental Authority, or has filed with any such United States or foreign Governmental Authority, any new application for the registration of any Intellectual Property, or acquired rights under a license as a licensee with respect to any such registered Intellectual Property (or any such application for the registration of Intellectual Property) owned by another Person, that has not previously been reported to Administrative Agent on Schedule 3.19 to the Credit Agreement or any
Schedule 6 to any previous Compliance Certificate delivered by Borrower Representative to Administrative Agent.

     The foregoing certifications and computations are made as of __________, ____ (end of month) and delivered this ______ day of ___________________, 20__.

                                        Sincerely,


                                        By
                                           -------------------------------------
                                        Name
                                             -----------------------------------
                                        Title
                                              ----------------------------------

                       SCHEDULES TO COMPLIANCE CERTIFICATE

Schedule 1 - Non-Compliance with Covenants

Schedule 2 - Business Locations and Names of Borrowers and Guarantors

Schedule 3 - Tax Liens; Unpaid Tax or Withholding Obligations

Schedule 4 - List of all Deposit Accounts and Securities Accounts of Borrowers
             and Guarantors

Schedule 5 - Pending Material Litigation; Defaults under Material Contracts

Schedule 6 - Newly Acquired Intellectual Property Licenses

                   EXHIBIT C TO CREDIT AND SECURITY AGREEMENT

                                   [RESERVED]

        EXHIBIT D TO CREDIT AND SECURITY AGREEMENT (NOTICE OF BORROWING)

                             BORROWER REPRESENTATIVE

                                DATE: __________

     This certificate is given by __________________, a Responsible Officer of Insulet Corporation ("BORROWER REPRESENTATIVE"), pursuant to Section 2.1(b)(i) of that certain dated as of December 27, 2006 among Borrower Representative, Sub-Q Solutions, Inc., and any additional Borrower that may be a party thereto or from time to time be added thereto (collectively, "BORROWERS"), the Lenders from time to time party thereto and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent for Lenders (as such agreement may have been amended, restated, supplemented or otherwise modified from time to time the "CREDIT AGREEMENT"). Capitalized terms used herein without definition shall have the meanings set forth in the Credit Agreement.

     The undersigned Responsible Officer hereby gives notice to Administrative Agent of Borrower Representative's request to on December 27, 2006 borrow Thirty Million Dollars ($30,000,000) of the Term Loan.

     The undersigned officer hereby certifies that, both before and after giving effect to the request above (a) each of the conditions precedent set forth in
Section 7.1 and 7.2 have been satisfied, (b) all of the representations and warranties contained in the Credit Agreement and the other Financing Documents are true, correct and complete in all material respects as of the date hereof, except to the extent such representation or warranty relates to a specific date, in which case such representation or warranty is true, correct and complete as of such earlier date, and (c) no Default or Event of Default has occurred and is continuing on the date hereof.

     IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this day of December, 2006.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Authorized Signatory for Borrower
                                               Representative

        EXHIBIT E TO CREDIT AND SECURITY AGREEMENT (PAYMENT NOTIFICATION)

                             BORROWER REPRESENTATIVE

                                DATE: __________

     Reference is hereby made to the dated December 27, 2006 among the undersigned and Merrill Lynch Capital, a division of Merrill Lynch Business Financial Services Inc., as Administrative Agent and the financial institutions party thereto. Capitalized terms used here have the meanings ascribed thereto in the Credit Agreement.

     Please be advised that funds in the amount of $__________ will be wire transferred to Administrative Agent on ______________, 200__. Such funds shall constitute [an optional] [a mandatory] prepayment of the Term Loans, with such prepayments to be applied in the manner specified in Section 2.1(a)(iii). [Such mandatory prepayment is being made pursuant to Section _______________ of the Credit Agreement.]

     Fax to MLC Operations 312-499-3336 no later than noon Chicago time.

     Note: Funds must be received no later than noon Chicago time for same day application

     Wire Instructions: ____________________________________

     Bank Name:      LaSalle Bank National Association
                     200 West Monroe
                     Chicago, IL 60606
     ABA#            071000505
     Account Name:   MLBFS Healthcare Finance
     Account #:      5800395088
     Reference:      Insulet Corporation
     Address:        Merrill Lynch Capital
                     222 N. LaSalle Street, 16th Floor
                     Chicago, IL 60601

     IN WITNESS WHEREOF, the undersigned officer has executed and delivered this certificate this ________ day of ______________, ___.


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title: Authorized Signatory for Borrower
                                               Representative

                              MEDICAL DEVICE RIDER

                              MEDICAL DEVICE RIDER

     This Medical Device Rider is made a part of and is incorporated by reference into that certain (the "CREDIT AGREEMENT") dated December 27, 2006 by and among INSULET CORPORATION, a Delaware corporation, SUB-Q SOLUTIONS, INC., a Delaware corporation (individually as a Borrower and collectively as Borrowers), MERRILL LYNCH CAPITAL, A DIVISION OF MERRILL LYNCH BUSINESS FINANCIAL SERVICES INC., individually as a Lender, and as Administrative Agent, and the financial institutions or other entities from time to time parties hereto, each as a Lender.

     In consideration of the premises and the agreements, provisions and covenants herein contained and in the Credit Agreement, Borrowers, Lenders and Administrative Agent agree as follows:

     SECTION 1 DEFINITIONS. All capitalized terms not otherwise defined in this Rider shall have the meanings given them in the Credit Agreement.

     SECTION 1.1 ADDITIONAL DEFINED TERMS. The following additional definitions are hereby appended to Section 1.1 of the Credit Agreement:

     "CORRECTION" means repair, modification, adjustment, relabeling, destruction or inspection (including patient monitoring) of a product without its physical removal to some other location.

     "DEVICE APPLICATION" means a 510(k) premarket notification or premarket approval (PMA) application, as appropriate, as those terms are defined in the FDCA.

     "FDA" means the Food and Drug Administration of the United States of America or any successor entity thereto.

     "FDCA" means the Federal Food, Drug, and Cosmetic Act, as amended, 21 U.S.C. Section 301 et seq. and all regulations promulgated thereunder, including but not limited to, 21 C.F.R. Parts 803, 806, 807, 812, and 820.

     "GOOD MANUFACTURING PRACTICES" means current good manufacturing practices, as set forth in the Quality System Regulation, 21 C.F.R. Part 820.

     "MARKET WITHDRAWAL" means a Person's Removal or Correction of a distributed product which involves a minor violation that would not be subject to legal action by the FDA or which involves no violation, e.g., normal stock rotation practices, routine equipment adjustments and repairs, etc.

     "PERMITS" means registrations, listing, licenses, certificates, accreditations, product clearances or approvals, provider numbers or provider authorizations, marketing authorizations, other authorizations, registrations, permits, consents and approvals or exemptions thereto required in connection with the conduct of any Borrower's or any Subsidiary's business or to comply with any applicable Laws, including, without limitation, establishment registrations, device listings, Investigational Device Exemptions (IDEs), 510(k) exemptions, 510(k) clearances, and PMA approvals, as those terms are defined in the FDCA and implementing regulations, and those issued by State governments for the conduct of any Borrower's or any Subsidiary's business.

     "PRODUCTS" means any products manufactured, sold, developed, tested or marketed by any Borrower or any of its Subsidiaries, including without limitation, those products set forth on Exhibit F.

     "RECALL" means a Person's Removal or Correction of a marketed product that the FDA considers to be in violation of the laws it administers and against which the FDA would initial legal action, e.g., seizure.

     "REMOVAL" means the physical removal of a device from its point of use to some other location for repair, modification, adjustment, relabeling, destruction, or inspection.

     "REQUIRED PERMIT" means a Permit issued or required under Laws applicable to the business of any Borrower or any of its Subsidiaries or necessary in the manufacturing, importing, exporting, possession, ownership, warehousing, marketing, promoting, sale, labeling, furnishing, distribution or delivery of goods or services under Laws applicable to the business of any Borrower or any of its Subsidiaries or any Device Application (including without limitation, at any point in time, all licenses, approvals and permits issued by the FDA or any other applicable Governmental Entity necessary for the testing, manufacture, marketing or sale of any Product by any applicable Borrower(s) as such activities are being conducted by such Borrower(s) with respect to such Product at such time).

     "STOCK RECOVERY" means a Person's Removal or Correction of a product that has not been marketed or that has not left the direct control of the firm, i.e., the product is located on the premises owned by, or under the control of, the firm and no portion of the lot has been released for sale or use.

     SECTION 2 ADDITIONAL REPRESENTATIONS AND WARRANTIES. The following is hereby appended to the Credit Agreement as new Section 3.24:

     SECTION 3.24 COMPLIANCE OF PRODUCTS.

     (a) Each Credit Party:

          (i) has obtained all Required Permits, or has contracted with third parties holding Required Permits, necessary for compliance with all Laws, including the FDCA, and all such Required Permits are current;

          (ii) has been operating in compliance with the FDCA, including but not limited to, reporting to FDA of device malfunctions and/or device-related serious injuries or deaths pursuant to 21 C.F.R. 803 and reporting to FDA of corrections or removals pursuant to 21 C.F.R. 806;

          (iii) warrants and represents that none of its officers, directors, employees, shareholders, their agents or affiliates has made an untrue statement of material fact or fraudulent statement to the FDA or failed to disclose a material fact required to be disclosed to the FDA, committed an act, made a statement, or failed to make a statement that could reasonably be expected to provide a basis for the FDA to invoke its policy respecting "Fraud, Untrue Statements of Material Facts, Bribery, and Illegal Gratuities," set forth in 56 Fed. Regulation 46191 (September 10, 1991); and

          (iv) has not received any written notice that any Governmental Authority, including without limitation the FDA, the Office of the Inspector General of HHS or the United States Department of Justice has commenced any action against a Credit Party, any action to enjoin a Credit Party, their officers, directors, employees, shareholders or their agents and Affiliates, from conducting their businesses at any facility owned or used by them or to seek any material civil penalty, injunction, seizure or criminal action.

     (b) None of the Credit Parties, their Affiliates or any of their respective agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement is (i) in violation of any Anti-Terrorism Law,
(ii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law, or (iii) is a Blocked Person. No Credit Party nor, to the knowledge of any Credit Party, any of its Affiliates or agents acting or benefiting in any capacity in connection with the transactions contemplated by this Agreement, (x) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any Blocked Person, or (y) deals in, or otherwise engages in any transaction relating to, any property or interest in property blocked pursuant to Executive Order No. 13224, any similar executive order or other AntiTerrorism Law.

     (c) With respect to Products:

          (i) Each Product is not adulterated or misbranded within the meaning of the FDCA;

          (ii) Each Product is not an article prohibited from introduction into interstate commerce under the provisions of Sections 510(k) or 515 of the FDCA;

          (iii) Each Product has been and/or shall be manufactured, imported, possessed, owned, warehoused, marketed, promoted, sold, labeled, furnished, distributed and marketed in accordance with all applicable Permits and Laws, including but not limited to the FDCA;

          (iv) Each Product has been and/or shall be designed and manufactured in accordance with Good Manufacturing Practices as defined in the Quality System Regulation (21 C.F.R. Part 820);

          (v) Without limiting the generality of Section 3.25(a)(i) above, with respect to any Product being tested or manufactured by any Borrower, Borrower has received, and such

Product shall be the subject of, all Required Permits needed in connection with the testing or manufacture of such Product as such testing is currently being conducted by or on behalf of Borrower, and Borrowers have not received any notice from any applicable Government Authority, specifically including the FDA, that such Government Authority has commenced any action seeking to revoke or withdraw any such Required Permit or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order stating that the development, testing and/or manufacturing of such Product by Borrower should cease; and

          (vi) Without limiting the generality of Section 3.25(a)(i) above, with respect to any Product marketed or sold by any Borrower, Borrower shall have received, and such Product shall be the subject of, all Required Permits needed in connection with the marketing and sales of such Product as currently being marketed or sold by Borrower, and Borrowers have not received any notice from any applicable Governmental Authority, specifically including the FDA, that such Governmental Authority has commenced any action seeking to revoke or withdraw any such Required Permit or approval or that any such Required Permit has been revoked or withdrawn, nor has any such Governmental Authority issued any order stating that such marketing or sales of such Product cease or that such Product be withdrawn from the marketplace.

     SECTION 3 ADDITIONAL AFFIRMATIVE COVENANTS. The following is hereby appended to the Credit Agreement as new Section 4.16:

     SECTION 4.16 COVENANTS REGARDING PRODUCTS AND COMPLIANCE WITH REQUIRED PERMITS

     Without limiting the generality of Section 4.5, in connection with the development, testing, manufacture, marketing or sale of each and any Product by any Borrower, Borrowers shall comply fully and completely in all material respects with all Required Permits at all times issued by any Government Authority, specifically including the FDA, with respect to such development, testing, manufacture, marketing or sales of such Product by Borrower as such activities are at any such time being conducted by Borrowers.

     SECTION 4 PERMITTED INVESTMENTS. The definition of Permitted Investments as used in the Credit Agreement is hereby modified to include the following: purchases by Borrowers of the rights to test, develop, manufacture, sell or market any new pharmaceutical, drug or medical device (and/or any Intellectual Property related thereto) that will upon such purchase become a Product of Borrowers.

     SECTION 5 EVENTS OF DEFAULT. In addition to the events listed in Section 10.1, the occurrence of any of the following conditions and/or events, whether voluntary or involuntary, by operation of law or otherwise, shall constitute an "Event of Default" under the Credit Agreement:

          (a) the institution of any proceeding by FDA or similar Governmental Authority to order the withdrawal of any Product or Product category from the market or to enjoin Credit Party or any representative of a Credit Party from manufacturing, marketing, selling or distributing any Product or Product category; or

          (b) the institution of any action or proceeding by any FDA or any other Governmental Authority to revoke, suspend, reject, withdraw, limit, or restrict any Required Permit held by a Credit Party or any representative of a Credit Party, to the extent such loss of such Required Permit would have a Material Adverse Effect.

                      [SIGNATURES APPEAR ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, intending to be legally bound, and intending that this document constitute an instrument executed and delivered under seal, the undersigned have executed this document under seal as of the date of the Credit Agreement.

BORROWERS:

INSULET CORPORATION


By: /s/ Duane DeSisto                [SEAL]
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


SUB-Q SOLUTIONS, INC.


By: /s/ Duane DeSisto                [SEAL]
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


AGENT:

MERRILL LYNCH CAPITAL,
a division of Merrill Lynch Business
Financial Services Inc.,
as Administrative Agent and a Lender


By:                                  [SEAL]
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


LENDERS:

MERRILL LYNCH CAPITAL,
a division of Merrill Lynch Business
Financial Services Inc.,
as Lender


By: /s/ Chris York                   [SEAL]
    ---------------------------------
Name:   Chris York
      -------------------------------
Title:  Vice President
       ------------------------------

GENERAL ELECTRIC CAPITAL CORPORATION


By:        /s/ Diane Earle           [SEAL]
    ---------------------------------
Name:          Diane Earle
      -------------------------------
Title:    Duly Authorized Signator
       ------------------------------


OXFORD FINANCE CORPORATION


By:       /s/ M.J. Attenburger        [SEAL]
    ---------------------------------
Name:         M.J. Attenburger
      -------------------------------
Title:             CFO
       ------------------------------


SILICON VALLEY BANK


By:   /s/ Bernadette M. Michaud      [SEAL]
    ---------------------------------
Name:     Bernadette M. Michaud
      -------------------------------
Title:        Vice President
       ------------------------------